Exhibit 10.1

FOURTEENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of June 16, 2026 (the “Amendment Effective Date”), by and among SLEEP NUMBER CORPORATION, a Minnesota corporation (the “Borrower”), the other Credit Parties listed on the signature pages hereto, the Lenders listed on the signature pages hereto, and U.S. BANK NATIONAL ASSOCIATION, as Issuing Lender (in such capacity, the “Issuing Lender”), Swing Line Lender (in such capacity, the “Swing Line Lender”) and Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Amended and Restated Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Existing Credit Agreement after giving effect to this Amendment (as so amended, the “Amended Credit Agreement”).

WHEREAS, on June 12, 2026, the Credit Parties (as defined in the Existing Credit Agreement) filed petitions under Chapter 11 of the Bankruptcy Code and intend to act as debtors-in-possession of their respective Chapter 11 estates (the “Chapter 11 Cases”);

WHEREAS, the Borrower has requested that (i) the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent agree to make certain modifications to the Existing Credit Agreement and (ii) the applicable 2026 Term Loan Lenders provide a DIP Facility to the Borrower on the terms and conditions set forth herein and in the Amended Credit Agreement and the DIP Orders during the pendency of the Credit Parties’ Chapter 11 proceedings; and

WHEREAS, the Borrower, the other Credit Parties, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Credit Parties, the Lenders party hereto (including the 2026 Term Loan Lenders), the Issuing Lender, the Swing Line Lender and the Administrative Agent hereby agree as follows:

ARTICLE I

AMENDMENT

1.1    Amendments to Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)     The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Exhibit A-1 attached hereto. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Credit Agreement.

(b)     Schedule 1 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 1 attached hereto.

(c)     Schedule 5.3(m) to the Existing Credit Agreement is hereby deleted therefrom.

(d)     Exhibits C and D to the Existing Credit Agreement are hereby amended and restated in their entirety in the form of Exhibits B and C attached hereto, respectively.

ARTICLE II

DEFINITIONS AND ACKNOWLEDGMENTS

2.1    Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Amended Credit Agreement. As used herein, the “Specified Defaults” means (a) the Specified Defaults (as defined in the Thirteenth Amendment), (b) the Events of Default pursuant to Section 8.11 of the Existing Credit Agreement resulting from the filing of the Chapter 11 Cases, (c) the Event of Default pursuant to Section 8.2 of the Existing Credit Agreement resulting from the Borrower permitting the aggregate amount of new Revolving Loans, Swing Line Loans and issuance or renewals of (or increases to) Letters of Credit during the consecutive four week period ending June 5, 2026 to exceed 112.5% of the aggregate budgeted “Revolver Draw” of the Companies for such four-week period as set forth in the most recent 13-week cash flow forecast delivered by the Borrower to the Administrative Agent pursuant to Section 5.3(l)(i) in violation of Section 5.7(e)(ii) of the Existing Credit Agreement and (d) any other Default or Event of Default occurring on or prior to the Amendment Effective Date (whether known or unknown and whether or not continuing on the Amendment Effective Date).

2.2    Acknowledgements and Agreements.  Each Company hereby represents, warrants, acknowledges and agrees as follows, in each case subject to entry of (and giving effect to) the terms of the DIP Orders (including the Carve Out):

(a)     Each Loan Document to which a Company is a party is the valid and binding agreement of such Company, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, including in connection with the Chapter 11 Cases).

(b)     As a result of the Specified Defaults, among other things, the Forbearance Period (as defined in the Thirteenth Amendment) terminated; provided that, for the avoidance of doubt, the Administrative Agent and the Lenders acknowledge the existence of the automatic stay in the Chapter 11 Cases.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants as follows, in each case subject to entry of (and giving effect to) the terms of the DIP Order (including the Carve Out):

3.1    This Amendment and the Amended Credit Agreement, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, including in connection with the Chapter 11 Cases.

3.2    As of the date hereof and after giving effect to the terms of this Amendment, the Amended Credit Agreement and subject to entry of the DIP Order, (i) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing and (ii) the representations and warranties of the

Borrower and the other Companies set forth in Article VI of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects (other than any representations and warranties qualified pursuant to their terms by any materiality qualifiers, which representations and warranties are true and correct in all respects as written) as if made on and as of the date hereof, except to the extent (x) any such representation or warranty is stated to relate solely to an earlier date (which representation or warranty is so true and correct in all material respects as of such earlier date), and (y) any representations and warranties are not true solely as a result of the existence of the Specified Defaults or the commencement of the Chapter 11 Cases.

3.3    Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and the other Loan Documents to which it is a party and to perform and observe the provisions thereof. The execution and delivery of this Amendment, and the performance by each Credit Party of the Loan Documents to which such Credit Party is a party, is duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and do not and will not  require any consent, approval or authorization of, or filing (other than any filing or recording necessary to perfect any Lien granted to the Lenders hereunder) registration or qualification with, any Governmental Authority or any other Person.

ARTICLE IV

CONDITIONS PRECEDENT

This Amendment shall become effective on the Amendment Effective Date, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

4.1    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the other Credit Parties, the Administrative Agent, the Issuing Lender, the Swing Line Lender and each of the Lenders required to execute this Amendment in order to give effect hereto.

4.2    To the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date, all of the Administrative Agent’s and any Fourteenth Amendment Consenting Lenders’ out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under the Amended Credit Agreement shall be fully reimbursed or paid.  As used in this Amendment, “Fourteenth Amendment Consenting Lender” means each Lender that delivers its executed signature page hereto no later than the delivery date and time specified by the Administrative Agent (with appropriate delivery being determined by the Administrative Agent in its sole discretion).

4.3    The Administrative Agent shall have received Administrative Agent Fee Letters of even date herewith, and the Administrative Agent shall have received from the Borrower payment in immediately available funds of all fees set forth therein that are due and payable on the date hereof, including such fees that are due and payable on the date hereof for the account of the Fourteenth Amendment Consenting Lenders.

4.4    The Administrative Agent shall have received, in form and substance reasonably acceptable to it, those deliverables set forth in Exhibit D attached hereto.

By executing this Amendment, all parties hereto shall be deemed to have consented to, approved or accepted, or be satisfied with, or have waived, all conditions hereto.  The Administrative Agent shall post a notice of effectiveness and occurrence of the Amendment Effective Date, which shall be conclusive.

ARTICLE V

[RESERVED].

ARTICLE VI

general

6.1    Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, fees, charges and disbursements of consultants, advisors and other agents (including outside counsel) of the Administrative Agent, incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, in each case as set forth in the DIP Order.

6.2    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the documents delivered together herewith, and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without their prior written consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.

6.3    Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

6.4    GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK (BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. EACH PARTY HERETO SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT IN ANY ACTION OR PROCEEDING RELATED TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND/OR THE CHAPTER 11 CASES.

6.5    Successors; Enforceability. Subject to entry of the DIP Orders and the terms thereof, the terms and provisions of this Amendment shall be binding upon the Borrower, the other Credit Parties, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the other Credit Parties, the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders, the other Releasees, and their respective successors and assigns.

6.6    Reference to and Effect on the Existing Credit Agreement.

(a)     Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Amended Credit Agreement.

(b)     Except as specifically amended above, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed by all Credit Parties, in each case subject to the Bankruptcy Code and the DIP Orders.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement, the Amended Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)     This Amendment is a Loan Document.

6.7    Headings. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

6.8    Affirmation. Subject to the terms of the DIP Orders, each of the Borrower and each Guarantor of Payment ratifies and reaffirms all of its obligations, contingent or otherwise, under each Loan Document to which it is a party, and ratifies and reaffirms its grant of liens on and security interests in any of its properties pursuant to each Loan Document to which it is a party and which evidences any such lien or security interest, and confirms that such liens and security interests continue to secure the Secured Obligations as modified pursuant to the Amendment and the transactions contemplated thereby.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

SLEEP NUMBER CORPORATION, as Borrower

By:	/s/ Amy O’Keefe
Name:	Amy O’Keefe
Title:	Executive Vice President and Chief Financial Officer

SELECT COMFORT RETAIL CORPORATION, as a Guarantor of Payment

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

SELECT COMFORT CANADA HOLDING INC., as a Guarantor of Payment

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

SELECT COMFORT SC LLC, as a Guarantor of Payment

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

SLEEP NUMBER HEALTH CORPORATION, as a Guarantor of Payment

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Issuing Lender, Swing Line Lender and Administrative Agent

By:	/s/ Mark J. Hattling
Name:	Mark J. Hattling
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Glen Bleeker
Name:	Glen Bleeker
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

BMO BANK N.A., as a Lender

By:	/s/ Maria Canzoneri Rardin
Name:	Maria Canzoneri Rardin
Title:	Director

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Andrew J. Maidman
Name:	Andrew J. Maidman
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tom Gurbach
Name:	Tom Gurbach
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Michael Stevens
Name:	Michael Stevens
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

CAPITAL ONE, N.A., as a Lender

By:	/s/ Ryan Guenin
Name:	Ryan Guenin
Title:	Duly Authorized Signatory

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Austin Halm
Name:	Austin Halm
Title:	Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marla Merritt
Name:	Marla Merritt
Title:	Senior Vice President

Signature Page to
Sleep Number Corporation
Fourteenth Amendment to Amended and Restated Credit and Security Agreement

EXHIBIT A-1

Amended Credit Agreement

(with ~~deletions~~ and additions)

Attached

Deal CUSIP Number: 83125PAA8
Revolving Loan CUSIP Number: 83125PAB6
2021 Term Loan CUSIP Number: 83125PAD2

Prepetition 2026 Term Loan CUSIP Number: 83125PAE0

AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT

Among

SLEEP NUMBER CORPORATION
as Borrower

THE LENDERS NAMED HEREIN
as Lenders

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender and Issuing Lender

BANK OF AMERICA, N.A., CAPITAL ONE, NATIONAL ASSOCIATION,
and
PNC BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

BOFA SECURITIES, INC.
CAPITAL ONE, NATIONAL ASSOCIATION
and
PNC CAPITAL MARKETS LLC
as Joint Lead Arrangers

and

U.S. BANK NATIONAL ASSOCIATION,
as Sole Book Runner[1]

____________________

dated as of
February 14, 2018

1 Arranger and agency titles effective as of the Eighth Amendment Effective Date.

TABLE OF CONTENTS

Page

Article I DEFINITIONS		~~1~~2
Section 1.1.	Definitions	~~1~~2
Section 1.2.	Accounting Terms	~~39~~40
Section 1.3.	Terms Generally	~~40~~41
Section 1.4.	~~Foreign Exchange~~[Reserved]	~~40~~41
Section 1.5.	Term SOFR Notification	~~40~~41
~~Section 1.6.~~	~~Additional Eligible Currencies; Daily Simple SOFR~~	~~41~~

Article II AMOUNT AND TERMS OF CREDIT		42
Section 2.1.	Amount and Nature of Credit	42
Section 2.2.	Revolving Credit Commitment	~~43~~45
Section 2.3.	Interest	~~47~~50
Section 2.4.	Noteless Agreement; Evidence of Indebtedness	~~49~~52
Section 2.5.	Notice of Loans and Credit Events; Funding of Loans	~~49~~52
Section 2.6.	Payment on Loans and Other Obligations	~~53~~55
Section 2.7.	Prepayment	~~54~~56
Section 2.8.	Commitment and Other Fees	~~55~~57
Section 2.9.	Modifications to Commitment	~~56~~58
Section 2.10.	Computation of Interest and Fees	~~56~~58
Section 2.11.	Mandatory Payments	~~57~~58
Section 2.12.	Swap Obligations Make-Well Provision	~~57~~59
Section 2.13.	~~Market Disruption~~[Reserved]	~~58~~60
Section 2.14.	Judgment Currency	~~58~~60
Section 2.15.	Priority and Liens	60
Section 2.16.	Payment of Obligations	61

Article III ADDITIONAL PROVISIONS RELATING TO BENCHMARK REPLACEMENT; INCREASED CAPITAL; TAXES		~~59~~61
Section 3.1.	Requirements of Law	~~59~~61
Section 3.2.	Taxes	~~60~~62
Section 3.3.	Funding Losses	~~62~~65
Section 3.4.	Change of Lending Office	~~63~~65
Section 3.5.	Lending Unlawful; Inability to Determine Rate; Benchmark Replacement	~~63~~65
Section 3.6.	Replacement of Lenders	~~66~~68
Section 3.7.	Discretion of Lenders as to Manner of Funding	~~66~~68

Article IV CONDITIONS PRECEDENT		~~67~~69
Section 4.1.	Conditions to Each Credit Event	~~67~~69
Section 4.2.	Conditions to the First Credit Event	~~67~~69

i

Section 4.3.	Post-Closing Conditions	~~70~~71
Section 4.4.	Conditions to DIP Loans	72

Article V COVENANTS		~~71~~74
Section 5.1.	Insurance	~~71~~74
Section 5.2.	Money Obligations	~~71~~75
Section 5.3.	Financial Statements and Information	~~72~~75
Section 5.4.	Financial Records	~~75~~79
Section 5.5.	Franchises; Change in Business	~~75~~79
Section 5.6.	ERISA Pension and Benefit Plan Compliance	~~75~~79
Section 5.7.	Financial Covenants	~~76~~80
Section 5.8.	Borrowing	~~77~~81
Section 5.9.	Liens	~~78~~81
Section 5.10.	Regulations T, U and X	~~80~~83
Section 5.11.	Investments, Loans and Guaranties	~~80~~83
Section 5.12.	Merger and Sale of Assets	~~81~~85
Section 5.13.	Acquisitions	~~82~~86
Section 5.14.	Notice	~~83~~86
Section 5.15.	Restricted Payments	~~83~~86
Section 5.16.	Environmental Compliance	~~83~~86
Section 5.17.	Affiliate Transactions	~~84~~87
Section 5.18.	Use of Proceeds	~~84~~87
Section 5.20.	Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest	~~85~~88
Section 5.21.	Collateral	~~86~~89
Section 5.22.	~~Property Acquired Subsequent to the Closing Date and Right to Take~~[Reserved]	~~89~~91
Section 5.23.	Restrictive Agreements	~~89~~92
Section 5.24.	~~Other Covenants and Provisions~~[Reserved]	~~89~~92
Section 5.25.	~~Guaranty Under Material Indebtedness Agreement~~[Reserved]	~~90~~92
Section 5.26.	Amendment of Organizational Documents	~~90~~92
Section 5.27.	Fiscal Year of Borrower	~~90~~92
Section 5.28.	Further Assurances	~~90~~92
Section 5.29.	Contributions to the Sleep Number Executive Investment Plan Trust	~~90~~92
Section 5.30.	Compliance with Laws	~~90~~93
Section 5.31.	Cash and Cash Equivalents	~~91~~93
Section 5.32.	Material Intellectual Property.	~~91~~93
Section 5.33.	~~Material Agreements~~Reserved.	~~91~~93
Section 5.34.	Bankruptcy Matters	93
Section 5.35.	Cash Management Order	95

Section 5.36.	Assumption or Rejection	95

Article VI REPRESENTATIONS AND WARRANTIES		~~91~~95
Section 6.1.	Corporate Existence; Subsidiaries; Foreign Qualification	~~91~~95
Section 6.2.	Corporate Authority	~~91~~96
Section 6.3.	Compliance with Laws and Contracts. ~~Each Company~~	~~92~~96
Section 6.4.	Litigation and Administrative Proceedings	~~92~~96
Section 6.5.	Title to Assets	~~92~~97
Section 6.6.	Liens and Security Interests; Priority of Liens and Claims	~~92~~97
Section 6.7.	Tax Returns	~~93~~98
Section 6.8.	Environmental Laws	~~93~~98
Section 6.9.	Locations	~~94~~98
Section 6.10.	~~Continued Business~~[Reserved]	~~94~~98
Section 6.11.	Employee Benefits Plans	~~94~~99
Section 6.12.	Consents or Approvals	~~95~~99
Section 6.13.	~~Solvency~~ Equivalent Value	~~95~~99
Section 6.14.	Financial Statements	~~95~~99
Section 6.15.	Regulations	~~95~~100
Section 6.16.	Material Agreements	~~96~~100
Section 6.17.	Intellectual Property	~~96~~100
Section 6.18.	Insurance	~~96~~100
Section 6.19.	Deposit Accounts and Securities Accounts	~~96~~100
Section 6.20.	Accurate and Complete Statements	~~96~~101
Section 6.21.	Investment Company; Other Restrictions	~~96~~101
Section 6.22.	Defaults	~~97~~101
Section 6.23.	Anti-Corruption Laws; Sanctions	~~97~~101
Section 6.24.	Anti-Money Laundering Compliance	~~97~~101
Section 6.25.	Affected Financial Institution	~~97~~101
Section 6.26.	Chapter 11 Cases; Orders; Certain Bankruptcy Matters	101

Article VII SECURITY		~~97~~103
Section 7.1.	Security Interest in Collateral	~~97~~103
Section 7.2.	Collections and Receipt of Proceeds by Borrower	~~97~~103
Section 7.3.	Collections and Receipt of Proceeds by Administrative Agent	~~98~~105
Section 7.4.	Administrative Agent’s Authority Under Pledged Notes	~~100~~106
Section 7.5.	Commercial Tort Claims	~~100~~107
Section 7.6.	Use of Inventory and Equipment	~~100~~107

Article VIII EVENTS OF DEFAULT		~~101~~107
Section 8.1.	Payments	~~101~~107
Section 8.2.	Special Covenants	~~101~~107

Section 8.3.	Other Covenants	~~101~~107
Section 8.4.	Representations and Warranties	~~101~~108
Section 8.5.	Cross Default	~~101~~108
Section 8.6.	ERISA Default	~~102~~108
Section 8.7.	Change in Control	~~102~~108
Section 8.8.	Judgments	~~102~~108
Section 8.9.	Security	~~102~~108
Section 8.10.	Validity of Loan Documents	~~102~~109
Section 8.11.	Solvency	~~102~~109
Section 8.12.	Bankruptcy	109
Section 8.13.	[Reserved]	111
Section 8.14.	Superpriority Claims; Liens	112
Section 8.15.	Stay Relief	112
Section 8.16.	Orders; Actions; Other Milestones	112
Section 8.17.	Chapter 11 Plan	115
Section 8.18.	Sale Motions	115
Section 8.19.	Adverse Claims	115

Article IX REMEDIES UPON DEFAULT		~~103~~116
Section 9.1.	Optional Defaults	~~103~~116
Section 9.2.	Automatic Defaults	~~103~~116
Section 9.3.	Letters of Credit	~~104~~116
Section 9.4.	Offsets	~~104~~117
Section 9.5.	Equalization Provisions	~~104~~117
Section 9.6.	Collateral	~~105~~118
Section 9.7.	Other Remedies	~~106~~119
Section 9.8.	Application of Proceeds	~~106~~119

Article X THE ADMINISTRATIVE AGENT		~~107~~121
Section 10.1.	Appointment and Authorization	~~107~~121
Section 10.2.	ERISA Matters	~~108~~122
Section 10.3.	Consultation With Counsel	~~108~~122
Section 10.4.	Documents	~~108~~122
Section 10.5.	Administrative Agent and Affiliates	~~108~~122
Section 10.6.	Knowledge or Notice of Default	~~109~~122
Section 10.7.	Action by Administrative Agent	~~109~~123
Section 10.8.	Release of Collateral or Guarantor of Payment; Lien Subordination	~~109~~123
Section 10.9.	Delegation of Duties	~~110~~123
Section 10.10.	Indemnification of Administrative Agent	~~110~~124
Section 10.11.	Successor Administrative Agent	~~110~~124
Section 10.12.	Issuing Lender	~~111~~124

Section 10.13.	Swing Line Lender	~~111~~125
Section 10.14.	Administrative Agent May File Proofs of Claim	~~111~~125
Section 10.15.	No Reliance on Administrative Agent’s Customer Identification Program	~~112~~125
Section 10.16.	Other Agents	~~112~~126

Article XI MISCELLANEOUS		~~112~~126
Section 11.1.	Lenders’ Independent Investigation	~~112~~126
Section 11.2.	No Waiver; Cumulative Remedies	~~112~~126
Section 11.3.	Amendments, Waivers and Consents	~~113~~126
Section 11.4.	Notices	~~114~~128
Section 11.5.	Costs, Expenses and Documentary Taxes	~~115~~129
Section 11.6.	Indemnification	~~116~~130
Section 11.7.	Obligations Several; No Advisory or Fiduciary Obligations	~~116~~130
Section 11.8.	Execution in Counterparts; Electronic Execution of Assignments; Electronic Records	~~117~~131
Section 11.9.	Binding Effect; Borrower’s Assignment	~~117~~131
Section 11.10.	Lender Assignments	~~118~~131
Section 11.11.	Sale of Participations	~~120~~133
Section 11.12.	Replacement of Affected Lenders	~~120~~134
Section 11.13.	Patriot Act Notice	~~121~~134
Section 11.14.	Severability of Provisions; Captions; Attachments	~~121~~134
Section 11.15.	Investment Purpose	~~121~~135
Section 11.16.	Entire Agreement	~~121~~135
Section 11.17.	Limitations on Liability of the Issuing Lender	~~122~~135
Section 11.18.	General Limitation of Liability	~~122~~135
Section 11.19.	No Duty	~~122~~136
Section 11.20.	Legal Representation of Parties	~~123~~136
Section 11.21.	Governing Law; Submission to Jurisdiction	~~123~~136
Section 11.22.	Certain ERISA Matters	~~123~~137
Section 11.23.	Acknowledgement Regarding Any Supported QFCs	~~125~~138
Section 11.24.	Acknowledgement and Consent to Bail-In of Affected Financial	~~125~~139
Section 11.25.	Erroneous Payments	~~126~~139
Section 11.26.	Amendment and Restatement; Agency Transfer; New Lenders	~~127~~141

v

This AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 14th day of February, 2018 among:

(a)    SLEEP NUMBER CORPORATION, a Minnesota corporation (the “Borrower”);

(b)    the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

(c)    U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, on June 12, 2026 (the “Petition Date”), the Borrower, and each of the Guarantors of Payment (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) and have continued in the possession of their assets and management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested the Lenders to make post-petition loans and advances to the Borrower subject to the terms and conditions herein and in the Interim DIP Order and the Final DIP Order;

WHEREAS, on or about June 15, 2026, the Bankruptcy Court entered an Interim DIP Order authorizing the Debtors to, among other things, obtain the DIP Facility and grant liens and super-priority, post-petition claims, pursuant to Bankruptcy Code Sections 105, 362, 363, 364 and 507, Bankruptcy Rules 2002, 4001, 6004 and 9014 and Local Rule 4001-2;

WHEREAS, the priority of the DIP Facility with respect to the DIP Collateral granted to secure the DIP Facility Obligations shall be as set forth in the Interim DIP Order and the Final DIP Order, as applicable, in each case upon entry thereof by the Bankruptcy Court.

NOW, THEREFORE, it is mutually agreed as follows:

Article I

DEFINITIONS

Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“2021 Term Loan” means a loan made to the Borrower by the applicable Lenders in accordance with Section 2.1(d) hereof.

“2021 Term Loan Commitment” means the obligation hereunder, on the Sixth Amendment Effective Date, of the Lenders with commitments to extend 2021 Term Loans as set forth in Schedule 1 hereto to make such 2021 Term Loans up to an aggregate principal amount outstanding equal to the Maximum 2021 Term Loan Amount.

“2021 Term Loan Lender” means a Lender with a 2021 Term Loan Commitment or, once funded, 2021 Term Loans.

“2021 Term Loan Maturity Date” means the earlier of (a)~~(i) December 3, 2026 or (ii) if One Hundred Percent Lender Consent has been obtained,~~  December 3, 2027~~,~~  and (b) the date when all amounts owing in respect of the 2021 Term Loans (including, without limitation, all outstanding principal and interest) are fully paid.

“2026 Term Loan” means (a ~~loan made to the Borrower by the applicable Lenders in accordance with Section 2.1(e) hereof~~) a Prepetition 2026 Term Loan, (b) a DIP Loan, (c) a Roll-Up Loan, or (d) any of the foregoing, in each case as the context requires.

“2026 Term Loan Commitment” means the obligation hereunder, on the Thirteenth Amendment Effective Date~~, of the~~ and/or during the DIP Commitment Period, as applicable, of a Lender~~s~~ with commitments to extend Prepetition 2026 Term Loans ~~as set forth in Schedule 1 hereto~~ to make such Prepetition 2026 Term Loans on the Thirteenth Amendment Effective Date up to an aggregate principal amount ~~outstanding~~ equal to the ~~Maximum 2026 Term Loan Amount.~~respective amount set forth in Schedule 1 hereto in the column labeled “2026 Term Loan Commitment Amount as of the Thirteenth Amendment Effective Date” and/or to make DIP Loans during the DIP Commitment Period up to an aggregate principal amount equal to the respective amount set forth in Schedule 1 hereto in the column labeled “2026 Term Loan Commitment Amount during the DIP Commitment Period”.

“2026 Term Loan Lender” means a Lender with a 2026 Term Loan Commitment or, once funded, 2026 Term Loans.

“2026 Term Loan Maturity Date” means ~~the earlier of (a) June 30, 2026 and (b) the date when all amounts owing in respect of the 2026 Term Loans (including, without limitation, all outstanding principal and interest) are fully paid~~, as applicable, (1) with respect to the Prepetition 2026 Term Loans that are not converted into Roll-Up Loans, the 2026 Term Loan Maturity Date as defined in the Existing Credit Agreement prior to giving effect to the Fourteenth Amendment, and (2) with respect to the DIP Loans and Roll-Up Loans, the earliest of (a) the Scheduled Maturity Date, (b) the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” thereof) of a plan of reorganization or liquidation filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court, (c) dismissal of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases to one or more cases under chapter 7 of the Bankruptcy Code and (d) appointment of a trustee in any of the Chapter 11 Cases (subject to any extension in accordance with Section 8.12(b)); provided that if any such day is not a Business Day, the 2026 Term Loan Maturity Date shall be the Business Day immediately succeeding such day.

“Acceptable Plan” means a Chapter 11 plan of reorganization or liquidation of the Companies that is in form and substance reasonably satisfactory to the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second Business Day following distribution to the Lenders, the plan of reorganization or liquidation shall be deemed acceptable to such Lender).

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business unit or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person, including pursuant to any merger or consolidation with, or as a Division Successor pursuant to the Division of, any Person that was not a Subsidiary prior to such merger or consolidation or Division.

~~“Adjusted Daily Simple RFR” means, with respect to any Loan denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling plus (b) 0.0326%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.~~

~~“Adjusted EURIBOR Rate” means, with respect to any Loan denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Screen Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.~~

~~“Adjusted Other Interest Rate” means, with respect to any Loan denominated in an Agreed Currency other than Dollars, Euros or Sterling, an interest rate per annum equal to the Other Basic Interest Rate corresponding with such Agreed Currency and, if applicable, the Interest Period~~

therefor multiplied by (b) the Statutory Reserve Rate therefor, if applicable, plus (c) any credit spread or similar adjustment applicable thereto announced or otherwise communicated to the Borrower on or prior to the date such Adjusted Other Interest Rate becomes applicable; provided, that if the Adjusted Other Interest Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Screen Rate” means, with respect to any Term SOFR Loan or Swing Line Loan accruing interest at the Term SOFR Rate, in each case for any Interest Period, an interest rate per annum equal to the greater of (a) zero and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period, plus (ii) the SOFR Adjustment.

“Administrative Agent” means that term as defined in the first paragraph of this Agreement.

“Administrative Agent Fee Letter” means that certain Amended and Restated Administrative Agent Fee Letter, dated as of February 11, 2019, between the Borrower and the Administrative Agent, and each other fee letter between the Borrower and the Administrative Agent from time to time delivered in connection herewith, in each case as the same may from time to time be amended, restated or otherwise modified.

“Advantage” means any payment in cash (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of any Class of Obligations, if such payment results in that Lender having less than its pro rata share with respect to such Class of Obligations (based upon its applicable Commitment Percentage or the aggregate outstanding principal amount of its applicable Term Loans) then outstanding; provided that for purposes of such determination, each type of 2026 Term Loans shall be treated as a separate and distinct Class.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” means a Defaulting Lender or a Downgraded Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

~~“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, euro, and Pounds Sterling, and (iii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders with Revolving Credit Commitments; provided, that any such other Eligible Currency also shall be subject to the requirements of Section 1.6.~~

“Agreement” means that term as defined in the first paragraph of this agreement.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) 0.0%, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted Term SOFR Screen Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Loans are unavailable pursuant to the terms hereof, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Companies from time to time concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” means

~~(x) prior to the Twelfth Amendment Effective Date, the “Applicable Commitment Fee Rate” as set forth in this Agreement prior to the Twelfth Amendment Effective Date; and~~

~~(y) as of each day from and after the Twelfth Amendment Effective Date,~~ fifty (50) basis points, except that~~, if One Hundred Percent Extending Lender Consent has been obtained,~~  the Applicable Commitment Fee Rate shall be seventy-five (75) basis points as of each day from and after January 1, 2027 and continuing thereafter.

“Applicable Margin” means

~~(x) with respect to any Loan other than 2026 Term Loans, prior to the Twelfth Amendment Effective Date, the “Applicable Margin” as set forth in this Agreement prior to the Twelfth Amendment Effective Date; and~~

(x)	~~(y)~~ with respect to any Loan other than 2026 Term Loans, ~~from and after the Twelfth Amendment Effective Date,~~ as of each day, the number of basis points (depending upon the Type of Loan) set forth in the chart below opposite the applicable day set forth therein~~, except that the Applicable Margin listed in the chart below for January 1, 2027 and thereafter shall only apply if One Hundred Percent Extending Lender Consent has been obtained~~:

Applicable Day	Applicable Basis Points for Term SOFR~~, RFR,~~  Loans~~EURIBOR and Other  Interest Rate Loans~~	Applicable Basis Points for Base Rate Loans

Each day from the Twelfth Amendment Effective Date ~~and continuing thereafter~~through December 31, 2026	400.00	500.00
~~(if One Hundred Percent Extending Lender Consent has been obtained)~~ January 1, 2027 and thereafter	425.00	525.00

(y)	~~(z)~~ with respect to 2026 Term Loans~~, from and after the Thirteenth Amendment Effective Date~~ (including Roll-Up Loans from the date deemed funded in accordance with Section 2.1(f)), as of each day, the number of basis points (depending upon the Type of Loan) set forth in the chart below opposite the applicable day set forth therein:

Applicable Basis Points for Term SOFR Loans	Applicable Basis Points for Base Rate Loans
800.00	700.00

“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender, or (c) an entity or an affiliate of an entity that administers or manages a Lender.

~~“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars means the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to an amount not greater than the nearest .01 (1/100) of the standard unit of such currency, as determined by the Administrative Agent from time to time.~~

“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit E, or such other form as may be acceptable to the Administrative Agent.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark ~~for the applicable Agreed Currency~~, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Avoidance Actions” has the meaning assigned to such term in the DIP Orders.

“Bailee’s Waiver” means a bailee’s waiver, in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Cases from time to time and any appellate court thereof having jurisdiction over the Chapter 11 Cases from time to time.

“Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Alternate Base Rate.

“Base Rate Loan” means, as the context may require, a ~~Revolving~~ Loan ~~described in Section 2.2(a) hereof or a Term Loan described in Section 2.1(d) or 2.1(e) hereof,~~ that shall be denominated in Dollars and on which the Borrower shall pay interest at the Base Rate.

“Benchmark” means, initially, with respect to any Loan ~~in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency~~, Term SOFR; provided that if a replacement of a Benchmark has occurred pursuant to Section 3.5, then “Benchmark” means the applicable

Benchmark Replacement therefor to the extent that such Benchmark Replacement has become effective pursuant to Section 3.5.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided, that in the case of any Loan denominated in an Agreed Currency other than Dollars (or Dollars if clause (1) is unavailable), “Benchmark Replacement” means the alternative set forth in clause (2) below~~:

(1)   Daily Simple SOFR plus the SOFR Adjustment; or

(2)   the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities ~~denominated in the applicable Agreed Currency~~ at such time ~~in the United States of America~~ and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities ~~denominated in the applicable Agreed Currency~~ at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Term SOFR Loan,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Loan”, the definition of “Term SOFR Loan”, the definition of “Base Rate Loan”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, ~~the central bank for the Agreed Currency applicable to such Benchmark,~~ an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)   a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.5, and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark in accordance with Section 3.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Bid Deadline” shall be the date and time set forth in the Bidding Procedures Order.

“Bidding Procedures Motion” means the Motion of Debtors for Entry of Orders (I)(A) Approving Bidding Procedures for Sale of the Debtors’ Assets, (B) Approving the Designation of SNBR Inc., an affiliate of Sleep Country Canada, Inc., as the Stalking Horse Bidder for the Assets, (C) Authorizing and Approving Entry into the Stalking Horse Asset Purchase Agreement, (D) Approving Bid Protections, (E) Scheduling an Auction for, and Hearing to Approve, the Sale of the Debtors’ Assets, (F) Approving the Form and Manner of Notices of Sale, Auction, and Sale Hearing, and (G) Approving the Assumption and Assignment Procedures, (II)(A) Approving the Sale of the Debtors’ Assets Free and Clear of Liens, Claims, Interests, and Encumbrances and (B) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases, and (III) Granting Related Relief [Docket No. 17].

“Bidding Procedures Order” means the proposed Order (I)(A) Approving Bidding Procedures for Sale of the Debtors’ Assets, (B) Approving the Designation of SNBR Inc., an affiliate of Sleep Country Canada, Inc., as the Stalking Horse Bidder for the Assets, (C) Authorizing and Approving Entry into the Stalking Horse Asset Purchase Agreement, (D) Approving Bid Protections, (E) Scheduling an Auction for, and Hearing to Approve, the Sale of the Debtors’ Assets, (F) Approving the Form and Manner of Notices of Sale, Auction, and Sale Hearing, and (G) Approving the Assumption and Assignment Procedures, and (II) Granting Related Relief attached to the Bidding Procedures Motion, which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Borrower” means that term as defined in the first paragraph of this Agreement.

“Borrower Investment Policy” means the Investment Policy of the Borrower in effect as of the Closing Date, together with such modifications as approved from time to time by the board of directors of the Borrower.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, ~~(i)~~ when used in connection with SOFR or the Term SOFR Screen Rate, Business Day excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities~~; (ii) in relation to Loans denominated in Euros and the calculation or computation of the EURIBOR Screen Rate, Business Day shall include any day which is a TARGET Day; (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, Business Day shall include any such day that is only a RFR Business Day, and (iv) in relation to Loans denominated in Agreed Currencies other than Dollars, euro, and Sterling, Business Day shall include or exclude such other days as determined by the Administrative Agent (in consultation with the Borrower) in accordance with market conventions for the applicable Agreed Currency.~~.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such

Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve Out” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“Cash Collateral” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by the Borrower with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations (other than unasserted contingent indemnity obligations) are paid in full.

“Cash Equivalents” means (a) cash equivalents as determined in accordance with GAAP, and (b) other investments permitted under the Borrower Investment Policy that have a maturity of no more than two years, so long as the weighted average maturity of all such investments permitted under the Borrower Investment Policy does not exceed nine months.

“Cash Management Order” means the Interim Order (I) Authorizing (A) the Debtors to Maintain their Existing Cash Management System, Bank Accounts, and Business Forms, (B) the Debtors to Open and Close Bank Accounts, and (C) Financial Institutions to Administer the Bank Accounts and Honor and Process Related Checks and Transfers, (II) Waiving Deposit and Investment Requirements, and (III) Allowing Intercompany Transactions and Affording Administrative Expense Priority to Post-Petition Intercompany Claims, and any further interim or final order granting the relief set forth therein, with any changes in form and substance reasonably satisfactory to the Administrative Agent.

“Cash Security” means all cash, money, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim or interest, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

“Change in Control” means:

(a)    the acquisition of, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower;

(b)    occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors of the Borrower on the date ~~on~~of this Agreement nor (ii) nominated or appointed by the board of directors of the Borrower; or

(c)    if the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of each of its Subsidiaries.

“Chapter 11 Case” and “Chapter 11 Cases” have the meanings specified in the recitals hereto.

“Class” means (a) when used in reference to any Loan, whether such Loan is a 2021 Term Loan, any type of 2026 Term Loan, a Revolving Loan or a Swing Loan, and (b) when used in reference to any Obligations, whether such Obligations are with respect to the 2021 Term Loans, ~~the~~any type of 2026 Term Loans, the Revolving Loans or the Swing Loans.  For the avoidance of doubt, each type of 2026 Term Loans shall also be an independent Class.

“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of the Borrower’s now existing and hereafter acquired or arising (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letters of credit, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory, and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; and (b) Proceeds and products of, additions and accessions to, and substitutions for, any of the foregoing; provided that Collateral shall not include Excluded Collateral.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.

“Commitment” means (x) the obligation hereunder of the Lenders, during the Commitment Period, to make Revolving Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Maximum Revolving Amount, (y) with respect to the 2021 Term Loans, a 2021 Term Loan Lender’s obligation to extend 2021 Term Loans on the Sixth Amendment Effective Date, or (z) with respect to the 2026 Term Loans, a 2026

Term Loan Lender’s obligation to extend Prepetition 2026 Term Loans on the Thirteenth Amendment Effective Date~~.~~ up to an aggregate principal amount equal to its respective amount (if any) set forth in Schedule 1 hereto in the column labeled “2026 Term Loan Commitment Amount as of the Thirteenth Amendment Effective Date” and/or during the DIP Commitment Period up to an aggregate principal amount equal to its respective amount set forth in Schedule 1 hereto in the column labeled “2026 Term Loan Commitment Amount during the DIP Commitment Period”, as applicable.

“Commitment Percentage” means, for each Lender, such Lender’s ~~percentage of the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit as set forth opposite such Lender’s name under the column headed “~~Revolving Commitment Percentage~~”, as listed in Schedule 1 hereto (taking into account any reallocations pursuant to Section 2.5(f) hereof and assignments pursuant to Section 11.10 hereof)~~, DIP Commitment Percentage or both, as the context requires.

“Commitment Period” means ~~(a)(i) the period from the Closing Date to December 3, 2026, or (ii) if One Hundred Percent Extending Lender Consent has been obtained~~, with respect to Revolving Loans, Swing Loans and Letters of Credit, the period from the Closing Date to but excluding (a) December 3, 2027~~,~~  or (b) ~~in each case,~~ such earlier date on which the Commitments in respect of Revolving Loans, Swing Loans and Letters of Credit shall have been terminated pursuant to Article IX hereof.  For the avoidance of doubt, the Commitment Period shall be deemed to have expired on the Petition Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.

“Companies” means the Borrower and all Subsidiaries.

“Company” means the Borrower or a Subsidiary.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit D (as amended and restated pursuant to the Fourteenth Amendment).

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

“Consignee’s Waiver” means a consignee’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Adjusted EBITDA” means, for any period, as determined on a Consolidated basis, the Consolidated EBITDA for such period calculated without giving effect to clause (a)(ix) of the definition of Consolidated EBITDA.

“Consolidated Adjusted EBITDA Forecast” means the Consolidated Adjusted EBITDA projections of the Borrower, in form and detail acceptable to the Administrative Agent, attached hereto as Schedule 5.7(d), as such Schedule may be extended or otherwise modified from time to time in the sole discretion of the Administrative Agent.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash and cash losses not incurred in the ordinary course of business, (v) non-cash expenses incurred in connection with stock-based compensation, (vi) non-cash impairment expenses relating to store closures or remodeling during such period, (vii) amortization of fees payable in connection with the incurrence of Indebtedness during such period, (viii) reasonable cash expenses directly incurred in connection with the Borrower’s restructuring activities, including with respect to severance, store closures and relocation costs, and corresponding professional fees, and (ix) annualized non-cash savings directly attributable to cost reductions implemented during such period (in each case calculated on a proforma basis for such period and reduced by the aggregate amount of cash savings actually realized during such period from and after the implementation of such cost reductions), provided, however, that the aggregate expenses and savings included as addbacks in any determination of Consolidated EBITDA under this clause (a)(ix) shall not exceed $60,000,000 for the trailing four consecutive Quarterly Reporting Periods ending January 3, 2026, $44,000,000 for the trailing four consecutive Quarterly Reporting Periods ending April 4, 2026, $26,000,000 for the trailing four consecutive Quarterly Reporting Periods ending July 4, 2026, $13,000,000 for the trailing four consecutive Quarterly Reporting Periods ending October 3, 2026, ~~and if One Hundred Percent Lender Consent has been obtained,~~ $4,000,000 for the trailing four consecutive Quarterly Reporting Periods ending January 2, 2027, and $0 for each period thereafter; minus (b) to the extent included in Consolidated Net Earnings for such period, non-recurring non-cash gains not incurred in the ordinary course of business; provided, however, that the aggregate amount of cash losses and cash expenses included as addbacks in any determination of Consolidated EBITDA under the foregoing clauses (a)(iv) and (a)(viii) shall not exceed the following amounts for the following periods: (w) $30,000,000 for the trailing four consecutive Quarterly Reporting Periods ending December 30, 2023, March 30, 2024, June 29, 2024, September 28, 2024, and December 28, 2024, (x) $20,000,000 for the trailing four consecutive Quarterly Reporting Periods ending March 29, 2025 and June 28, 2025, (y)

$25,000,000 for the trailing four consecutive Quarterly Reporting Periods ending September 27, 2025, January 3, 2026, April 4, 2026, July 4, 2026, October 3, 2026 and~~, if One Hundred Percent Lender Consent has been obtained,~~  January 2, 2027 and (z) $0 for each Quarterly Reporting Period ending thereafter; provided, further, that no addback shall be included in any determination of Consolidated EBITDA under the foregoing clauses (a)(iv) and (a)(vi) - (ix) without the Administrative Agent’s prior approval thereof.

“Consolidated EBITDAR” means, for any period, as determined on a Consolidated basis, (a) Consolidated EBITDA, plus (b) Consolidated Rent Expense.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Earnings” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Rent Expense” means, for any period, the total rent expense with respect to real and personal property of the Borrower for such period, as determined on a Consolidated basis and as reported in its financial statements.

“Consolidated Total Assets” means, for any Fiscal Year, total assets of the Companies, calculated in accordance with GAAP on a Consolidated basis as of the last day of such Fiscal Year.

“Control Agreement” means a Deposit Account Control Agreement or Securities Account Control Agreement.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 11.23.

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of one Type of Loan to another Type of Loan, the continuation by the Lenders of a Loan accruing interest using Interest Periods after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Issuing Lender of a Letter of Credit; provided, however, that the making (or deemed making) of a Roll-Up Loan under Section 2.1(f) shall not constitute a Credit Event.

“Credit Party” means the Borrower, and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Creditors’ Committee” means the Official Committee (as defined in the DIP Orders).

“Customary Setoffs” means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) adjustments or corrections of posting or encoding errors; (d) any ACH credit or similar entries that are subsequently returned thereafter; (e) items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) chargebacks in connection with merchant card transactions.

~~“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.~~

“Daily Simple SOFR” means, for any day, an interest rate per annum equal to SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor” and “Debtors” have the meanings specified in the recitals hereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

“Default Rate” means (a) with respect to the 2026 Term Loans or other Obligations with respect to the 2026 Term Loans, a rate per annum equal to five percent (5%) in excess of the rate otherwise applicable thereto or, if no rate is specified or available, a rate per annum equal to five percent (5%) in excess of the Base Rate from time to time in effect, (b) with respect to any other Loan or Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (c) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit or Swing Loans required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit or Swing Loans, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the

Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action. Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among a Credit Party, the Administrative Agent and a depository institution, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“DIP Budget” means a detailed weekly budget in initial form and substance satisfactory to the Administrative Agent and the Required DIP Lenders (such satisfaction evidenced by execution of the Fourteenth Amendment) (including beginning and ending cash balances and with such supporting detail as the Administrative Agent may reasonably request) for the rolling 8-week period commencing on the Sunday immediately preceding the delivery date of such DIP Budget to the Administrative Agent, together with such updates thereto as are approved in writing by the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such updates shall be deemed acceptable to such Lender); provided that until such time as the Administrative Agent confirms in writing approval of any updated budget, the DIP Budget most recently confirmed in writing by the Administrative Agent as approved by the Administrative Agent and the Required DIP Lenders shall remain in effect.

“DIP Collateral” has the meaning assigned to such term in the DIP Orders; provided that, notwithstanding the foregoing, the DIP Collateral shall not include Excluded DIP Collateral.

“DIP Commitment Percentage” means, for each Lender, such Lender’s percentage of the Commitment in respect of DIP Loans as set forth opposite such Lender’s name under the column headed “DIP Commitment Percentage”, as listed in Schedule 1 hereto (as adjusted after taking into account any assignments pursuant to Section 11.10 hereof).

“DIP Commitment Period” means the period from the Fourteenth Amendment Effective Date to but excluding (a) the 2026 Term Loan Maturity Date (described in clause (2) thereof) or (b) such earlier date on which the Commitments in respect of DIP Loans shall have been terminated pursuant to Article IX hereof (it being agreed, for the avoidance of doubt, that the commencement of the Chapter 11 Cases on the Petition Date did not cause any such termination of the DIP Commitment Period).

“DIP Facility” means the superpriority secured debtor-in-possession term loan facility established under Sections 2.1(e) and (f) hereof, consisting of (a) up to $65,000,000 aggregate maximum principal amount of “new money” DIP Loans made available to the Borrower during the DIP Commitment Period in accordance with the terms hereof, the proceeds of which shall be used in accordance with the terms and provisions of this Agreement and the DIP Orders and

(b) Roll-Up Loans (as defined herein), the proceeds of which shall be used to repay, or shall be deemed to repay, certain Prepetition Obligations as set forth herein.

“DIP Facility Obligations” has the meaning assigned to the term “DIP Obligations” in the DIP Orders.

“DIP Lender” means a Lender that has a Commitment in respect of the DIP Facility or holds any DIP Loans or Roll-Up Loans.

“DIP Liens” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“DIP Loan” means a loan made to the Borrower by an applicable Lender during the DIP Commitment Period in accordance with Section 2.1(e) hereof.  For the avoidance of doubt, “DIP Loans” do not include Roll-Up Loans.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“DIP Superpriority Claims” has the meaning assigned to such term in the DIP Orders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar”, “U.S. Dollar” or the $ sign means lawful currency of the United States.

~~“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the equivalent~~

in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.5(g) using the Exchange Rate with respect to such Agreed Currency at the time in effect.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Downgraded Lender” means a Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody’s or Standard & Poor’s, or any other nationally recognized statistical rating organization recognized as such by the SEC, and that has been designated by the Administrative Agent, in its reasonable discretion, as a Downgraded Lender. Any Downgraded Lender shall cease to be a Downgraded Lender when the Administrative Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment Effective Date” means October 26, 2022.

“Eleventh Amendment Effective Date” means March 3, 2025.

~~“Eligible Currency” means any lawful currency other than Dollars that is not restricted, readily available, freely traded, in which deposits are customarily offered to banks in the applicable interbank market designated by the Administrative Agent, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that different types of such currency are introduced, such country’s currency is, (i) in the determination of the Administrative Agent, no longer readily available or freely traded, (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable, or (iii) no longer a currency in which the Required Lenders are willing to make Loans (each of (i), (ii) and~~

~~(iii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans made in the currency to which the Disqualifying Event applies in Dollars or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.~~

“Eligible Transferee” means (a) any Lender (other than an Affected Lender), any affiliate of a Lender and any Approved Fund, and (b) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) that extends credit or buys loans of the type made hereunder as part of its principal business; provided that no Company, no Affiliate of a Company, nor any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Transferee.

~~“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.~~

~~“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the “euro” or otherwise).~~

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means equipment, as that term is defined in the U.C.C.

~~“Equivalent Amount” of any currency at any date means the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the applicable interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (Central time) on the date on which such amount is to be determined, rounded up to an amount not greater than the nearest .01 (1/100) of the standard unit of such currency, as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that would reasonably be expected to result in the imposition of a material excise tax under Chapter 43 of the Code or any other material liability under ERISA on a Company or of the imposition of a Lien on the assets of a Company pursuant to Section 430(k) of the Code or Section 4068 of ERISA; (b) the engagement by a Company in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA with respect to an ERISA Plan that, in each case could reasonably be expected to result in material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Pension Plan is subject to funding based limitations pursuant to Code Section 401(a)(29) or 436; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively) that could reasonably be expected to result in material liability to a Company; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k) that, in each case, could reasonably be expected to result in material liability to a Company; (g) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan that would reasonably be expected to result in material liability to a Company; (h) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan that would reasonably be expected to result in material liability to a Company; (i) the commencement, existence or, to the knowledge of a Company, threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits that would reasonably be expected to result in material liability to a Company; or (j) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B or other applicable law that would reasonably be expected to result in material liability to a Company. As used in this definition of “ERISA Event”, “material” means the measure of a matter of significance that shall be determined as being an amount equal to One Million Dollars ($1,000,000).

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Euro(s)”, “euro(s)” and “EUR” means the single currency of the participating member states of the EU.~~

~~“EURIBOR Loan” means a Loan which, except as otherwise provided in Section 2.3(c), bears interest at the applicable EURIBOR Rate.~~

~~“EURIBOR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted EURIBOR Rate applicable to such Interest Period plus (b) the Applicable Margin.~~

~~“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.~~

~~“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Reuters Page for such currency. In the event that such rate does not appear on the applicable Reuters Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.~~

“Excluded Collateral” means (a) any intent-to-use trademark application filed with the United States Patent and Trademark Office in Washington D.C. pursuant to 15 U.S.C. § 1051(b) to the extent such application would be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist, (b) any item of equipment or general intangibles to the extent that such item is subject to a written agreement or a law or regulation which prohibits, or requires a consent of any Person other than the Borrower or any Affiliate of the Borrower (which consent has not been obtained or waived) to, the security interest granted by this Agreement and such prohibition or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law, including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, (c) any deposit or other account used with respect to the funds or property held in the Sleep Number Executive Investment Plan Trust, and (d) any Deposit Account that is a trust or “special account” on the records of the financial institution where such Deposit Account is located that is exclusively comprised of funds for payroll (and related payroll taxes).

“Excluded DIP Collateral” means (a) any intent-to-use trademark application filed with the United States Patent and Trademark Office in Washington D.C. pursuant to 15 U.S.C. § 1051(b) to the extent such application would be deemed to be transferred in violation of 15 U.S.C. §1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist, (b) any item of equipment or general intangibles to the extent that such item is subject to a written agreement or a law or regulation which prohibits, or requires a consent of any Person other than the Borrower or any Affiliate of the Borrower (which consent has not been obtained or waived) to, the security interest granted by this Agreement ~~and~~or the DIP Orders, in each case only for so long as such prohibition or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law~~,~~  (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC~~, (c) any deposit or other account used with respect to~~) or by entry of the applicable DIP Order or any other order under the Chapter 11 Cases, (c) the funds or property held in the Sleep Number Executive Investment Plan Trust~~, and~~ whether such funds or property are held at any such trust, any other vehicle or any debtor, and any Deposit Accounts and/or Securities Accounts holding no assets other than such funds or property, but only to the extent that a Lien on such assets is prohibited under applicable law and such prohibition is not rendered ineffective by applicable law (including, without limitation, by entry of the applicable DIP Order or any other order under the Chapter 11 Cases), (d) any Deposit Account that is a trust or “special account” on the records of the financial institution where such Deposit Account is located or that is exclusively comprised of funds for payroll (and related payroll taxes)~~.~~, provided that the funds on deposit in such Deposit Accounts shall at no time exceed the actual payroll (and related payroll taxes) then owing by the applicable Credit Party for the immediately succeeding payroll period, and (e) any cash solely to the extent required to be paid by any Company to the applicable counterparty pursuant to the express terms and conditions of the Tariff Sale; provided that Excluded DIP Collateral shall not include (and DIP Collateral shall include) any proceeds, products, substitutions or replacements of any Excluded DIP Collateral unless such proceeds, products, substitutions or replacements also satisfy the criteria of any of clauses (a) through (e).

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties), at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.

“Excluded Taxes” means, in the case of the Administrative Agent and each Lender, (a) taxes imposed on or measured by its overall net income or revenue or branch profits, franchise taxes and branch profit taxes, in each case (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, ~~and~~ (b) any U.S. federal withholding tax imposed with respect to the Administrative Agent or such Lender, as the case may be, pursuant to FATCA~~.~~, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or such Lender immediately before it changed its lending office, and (d) Taxes attributable to such Administrative Agent’s or Lender’s failure to comply with Sections 3.2(d), (e), (f), (g) or (h).

“Existing Credit Agreement” means the Credit and Security Agreement, dated as of September 9, 2015, by and among the Borrower, the lenders party thereto, and KeyBank National Association, as amended or modified prior to the date hereof.

“Existing Letters of Credit” has the meaning set forth in Section 2.2(b)(i).

“FATCA” means Section 1471 through 1474 of the Code as in effect on the Closing Date (or any amended or successor version that is substantively comparable to and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fifth Amendment Effective Date” means April 21, 2021.

“Final DIP Order” means an order from the Bankruptcy Court substantially in the form of the Interim DIP Order granting the relief in the Interim DIP Order on a final basis, with only changes as are (1) necessary and appropriate to convert the Interim DIP Order into a final order, or (2) in form and substance acceptable to the Administrative Agent and, with respect to material changes, the Required DIP Lenders.

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer, chief accounting officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“First Amendment Effective Date” means February 11, 2019.

“First Day Orders” means all orders based on motions filed on or about the Petition Date.

“Fiscal Year” means each fiscal year of the Borrower ending on the date corresponding with such fiscal year as set forth on Schedule 5.3.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Screen Rate~~, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or each Adjusted Other Interest Rate, as applicable~~. As of the Eighth Amendment Effective Date, the Floor equals 0% for all interest rate determinations.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, a State thereof or the District of Columbia.

“Fourteenth Amendment” means the Fourteenth Amendment to this Agreement, made as of the Fourteenth Amendment Effective Date.

“Fourteenth Amendment Effective Date” means June 16, 2026.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C. and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Governmental Authority” means any nation or government, any state, province or territory or local or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization exercising such functions, and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” means (a) a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind, and (b) each Person required to become a guarantor pursuant to the terms of the DIP Orders.

“Guarantor of Payment” means (a) each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, ~~and~~(b) any other Person that shall execute and deliver a Guaranty of Payment (or Guaranty of Payment Joinder) to the Administrative Agent subsequent to the Closing Date, and (c) each Person required to become a guarantor pursuant to the terms of the DIP Orders.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate, commodity or foreign exchange management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business but including any other Indebtedness owed to suppliers), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate or commodity swap, cap, collar or floor agreement or other interest rate, commodity or foreign exchange management device or any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) above (for purposes of this subpart (l), the amount of any guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligations, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith).

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement, executed and delivered on or after the Closing Date by the Borrower or a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, granting a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods of the Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means (a) with respect to any Base Rate Loan and any Swing Line Loan, the last day of each fiscal month of the Borrower, (b) with respect to any ~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date such Loan is made (or, if there is no such numerically corresponding day in such month, then the last day of such month), (c) with respect to any Term SOFR Loan or EURIBOR~~Term SOFR Loan, the last day of each Interest Period applicable to such Loan and, in the case of a Term SOFR ~~Loan or EURIBOR~~ Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (~~d) with respect to an Other Interest Rate Loan, such recurring day as agreed to by the Borrower, the Administrative Agent and the Lenders, (e~~c) with respect to any other payment not specified above or otherwise herein, the last day of each fiscal month of the Borrower, and (~~f~~d) as applicable, the last day of the Commitment Period or the Term Loan Maturity Date.

“Interest Period” means, with ~~(a)~~ respect to Term SOFR ~~Loans, or EURIBOR~~ Loans, a period of one month ~~or (b) if denominated in any other Agreed Currency (other than Sterling, which is subject to provisions governing RFR Loans), such period as shall be agreed to for such Agreed Currency by the Borrower, the Administrative Agent and the Lenders (which period may follow one of the Interest Period conventions set forth in clause (a) above or those governing RFR Loans), in each case~~ commencing on a Business Day selected by the Borrower of such Loan pursuant to this Agreement. Any Interest Period shall end on the day which corresponds numerically to such date one month (or other relevant period) thereafter, as applicable; provided, however, that if there is no such numerically corresponding day in such next succeeding month, such Interest Period shall end on the last Business Day of such next succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. Notwithstanding anything to the contrary set forth herein, as a result of a Benchmark Replacement, a Loan may no longer correspond with an Interest Period, and this definition of Interest Period shall be modified pursuant to Benchmark Replacement Conforming Changes to address such change.

“Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief, which shall be in form and substance acceptable to the Administrative Agent.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Lender” means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Lender may issue, a Letter of Credit, such other Lender as shall be acceptable to the Administrative Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Lenders. KeyBank National Association shall be the “Issuing Lender” with respect to the Existing Letters of Credit.

“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.

“Lender Revolving Credit Exposure” means, with respect to any Lender, the outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender and other than such Lender’s share of the Term Loan Exposure with respect to any Term Loan made by such Lender), plus such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Issuing Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty-four (364) days after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) ten (10) days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Issuing Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

“Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn amount of such Letter of Credit, multiplied by (b) the Applicable Margin for Revolving Loans that are Term SOFR Loans in effect on such day divided by three hundred sixty (360).

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

~~“Liquidity” means, on any date of determination, the sum of (x) the Borrower’s and its Subsidiaries’ unrestricted cash that is free and clear of Liens (other than those in favor of the Administrative Agent) and, from and after the date that is sixty (60) days following the Twelfth Amendment Effective Date (or such longer period as the Administrative Agent may agree to in writing in its sole discretion), is subject to a first priority perfected Lien in favor of the Administrative Agent plus (y) the aggregate amount of unused Revolving Credit Commitments~~

~~available for a Credit Event on such date (including the Borrower’s ability to satisfy the requirements of Section 4.1 on such date).~~

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means a Revolving Loan, a Term Loan or a Swing Loan.

“Loan Documents” means, collectively, this Agreement, each DIP Order, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document, and each Administrative Agent Fee Letter and each other fee letter from time to time delivered in connection herewith, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Companies taken as a whole (other than solely as a result of the commencement of the Chapter 11 Cases and the continuation and prosecution thereof), (b) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (c) the ability of any Credit Party to perform its material obligations under any Loan Document to which it is a party (other than solely as a result of the commencement of the Chapter 11 Cases and the continuation and prosecution thereof), or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Agreement” means any Material Indebtedness Agreement and each other agreement, contract, license or instrument (including any supply, sales, input or offtake agreement) binding on any Company pursuant to which either (x) such Person shall pay or receive more than $1,500,000 per annum in the aggregate, or (y) the cancellation, termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect.  Notwithstanding the foregoing, however, in no event will any Loan Document constitute a Material Agreement for purposes of this Agreement.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the principal amount of One Million Dollars ($1,000,000).

~~“Maximum Foreign Currency Amount” means $25,000,000.~~

“Maximum Rate” means that term as defined in Section 2.3(d) hereof.

“Maximum Revolving Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Revolving Amount” as set forth on Schedule 1 hereto, which in the aggregate for the Lenders, as of the Twelfth Amendment Effective Date, equals Four Hundred Seventy-Five Million Dollars ($475,000,000), with such amount being subject to (a) decreases pursuant to Section 2.9 (a) hereof and (b) assignments of interests pursuant to Section 11.10 hereof; provided, that the Maximum Revolving Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Revolving Amount of the Issuing Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).

“Maximum 2021 Term Loan Amount” means, for each 2021 Term Loan Lender, the amount set forth opposite such Lender’s name under the column headed “2021 Term Loan Commitment Amount” as set forth on Schedule 1 hereto, which in the aggregate for the 2021 Term Loan Lenders, as of the Thirteenth Amendment Effective Date, equaled an outstanding principal balance of One-Hundred Seventy Seven Million Five Hundred Thousand Dollars ($177,500,000).  The 2021 Term Loans were fully drawn on the Sixth Amendment Effective Date.

~~“Maximum 2026 Term Loan Amount” means, for each 2026 Term Loan Lender, the amount set forth opposite such Lender’s name under the column headed “2026 Term Loan Commitment Amount” as set forth on Schedule 1 hereto, which in the aggregate for the 2026 Term Loan Lenders, as of the Thirteenth Amendment Effective Date, equals Twenty Five Million Dollars ($25,000,000), and will be fully drawn on such date.~~

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Cash Proceeds” means, with respect to any applicable Disposition, the aggregate amount of all cash payments received by any Credit Party directly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, net of (i) the amount of any reasonable legal, title, transfer and recording tax expenses, reasonable commissions and other reasonable fees and out-of-pocket expenses payable by the Borrower or any of its Subsidiaries in connection therewith, (ii) any Federal, state and local income or other taxes reasonably estimated to be payable by the Borrower or any of its Subsidiaries as a result thereof (including any amounts to be reserved therefore), (iii) any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition, such Lien is senior to the DIP Liens held by the Administrative Agent on such property and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, and (iv) any Reserves (and thereafter including any amounts so expended).

“Net Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) the total operating lease liabilities of Borrower, as calculated in accordance with ASC 842 accounting guidance (as of the end of the most recently completed Quarterly Reporting Period), minus (iii) the aggregate amount of unrestricted cash-on-hand and Cash Equivalents of the Borrower located in the United States in excess of Forty Million Dollars ($40,000,000); to (b) Consolidated EBITDAR (for the most recently completed four Quarterly

Reporting Periods); provided, however, if, during any period of determination, the Borrower or any other Credit Party consummates an Acquisition (and the Administrative Agent has received financial and Acquisition-related reporting in respect thereof in form and substance reasonably acceptable to it), the Net Leverage Ratio shall be determined after giving pro forma effect to such Acquisition as if such Acquisition (and related transactions, including the incurrence of any Indebtedness in connection therewith) was consummated on the first day of the applicable four quarter Quarterly Reporting Period.

“Non-Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-U.S. Lender” means that term as defined in Section 3.2(d) hereof.

“Note” means a Revolving Credit Note, a Term Loan Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit C.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower or any other Credit Party to the Administrative Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses; in each of the foregoing clauses (a) – (f), including, without limitation, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any insolvency proceeding with respect to any Company (regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding), whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

~~“One Hundred Percent Extending Lender Consent” means that the Twelfth Amendment Consenting Lenders (as defined in the Twelfth Amendment) constitute one hundred percent of the Lenders, in each case as of the Twelfth Amendment Effective Date.~~

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.

“Orders” means, collectively, the DIP Orders and the Bidding Procedures Order.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

~~“Other Basic Interest Rate” means, with respect to a Loan in an Agreed Currency other than Dollars, euro, or Sterling, the rate per annum agreed to by the Borrower, the Administrative Agent and the Lenders as applying to such Agreed Currency, which rate may be determined using an interest settlement rate for deposits in such Agreed Currency administered by a body selected by the Administrative Agent and agreed to by the Borrower and the Lenders, as such rate appears on the applicable Reuters or other agreed-upon screen (or such other commercially available source providing quotations of such Agreed Currency as may be designated by the Administrative Agent and agreed to by the Borrower and the Lenders from time to time) at the time and on the Business Day designated by the Administrative Agent and agreed to by the Borrower and the Lenders for deposits in the relevant currency (for delivery on the first day of the Interest Period applicable thereto or on the first day on which the applicable Loan is to be made, as the case may be) with a term, if applicable to such Agreed Currency, equivalent to the relevant Interest Period; provided, that if an agreed-upon screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Other Basic Interest Rate shall instead equal such rate as reported by such service as agreed to by the Borrower, the Administrative Agent and the Lenders; provided, further, that such alternative may be a central bank rate determined by the Administrative Agent and agreed to by the Borrower and the Lenders. Notwithstanding the foregoing or anything to the contrary set forth herein, at no time shall an Other Basic Interest Rate be less than zero.~~

~~“Other Interest Rate” means the sum of (a) the Adjusted Other Interest Rate (which may be determined for an Interest Period, if applicable) plus (b) the Applicable Margin.~~

~~“Other Interest Rate Loan” means a Loan accruing interest at the Other Interest Rate applicable thereto.~~

“Other Connection Taxes” means, with respect to the Administrative Agent and each Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or under any other Loan Document, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Participant” means that term as defined in Section 11.11 hereof.

~~“Participating Member State” means each state so described in any EMU Legislation.~~

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)) that is subject to Title IV of ERISA.

“Permitted Capital Distributions for Performance or Taxes” means (i) repurchases or redemptions of capital stock or other equity interests by a Company in connection with the exercise of stock options, performance stock awards or restricted stock awards for directors, officers and employees if such capital stock or other equity interests represent all or a portion of the exercise price thereof or (ii) any repurchases deemed to occur upon the withholding of a portion of such capital stock or other equity interests issued to directors, officers or employees of a Company under any equity plan or other benefit plan or agreement for directors, officers and employees of a Company and its Subsidiaries to cover withholding tax obligations of such directors, officers or employees in respect of such issuances.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Petition Date” has the meaning specified in the recitals hereto.

“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by the Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (b) [reserved], and (c) solely to the extent any material adverse tax consequences would result from the pledge thereof, any shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary. (Schedule 3 hereto lists, as of the Thirteenth Amendment Effective Date, all of the Pledged Securities.)

~~“Pounds Sterling”, “Sterling” or “British Pounds Sterling” means the lawful currency of the United Kingdom.~~

“Prepetition 2026 Term Loan” means a loan made to the Borrower by an applicable Lender on the Thirteenth Amendment Effective Date in accordance with Section 2.1(e) prior to giving effect to the Fourteenth Amendment.  The Prepetition 2026 Term Loans constitute prepetition bridge loans.

“Prepetition Obligations” means, collectively, the Secured Obligations of the Companies as of the Petition Date.

“Prepetition Security Interest” has the meaning specified in Section 7.1.

“Prime Rate” means the interest rate established from time to time by the Administrative Agent (or its parent) as the Administrative Agent’s (or its parent’s) generally applicable prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent (or its parent) for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means, as applicable, (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, ~~and~~ (b) whatever is received upon the sale, exchange, collection or other Disposition of Collateral, or proceeds, whether cash or non-cash, and/or (c) solely when such term is used with respect to the DIP Collateral and its application to the DIP Facility Obligations, whatever is received of DIP Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral or DIP Collateral, as applicable, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other Disposition of any or all of the collateral securing the Secured Obligations.

“Processor’s Waiver” means a processor’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 11.23.

“Quarterly Reporting Period” means the period established by the Borrower as a fiscal quarter of the Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(h) hereof.

“Reference Time” means, with respect to any setting of the then-current Benchmark means ~~(1)~~ if such Benchmark is the Term SOFR Rate, 10:00 a.m. (Central time) on the day that is two ~~U.S. Government Securities~~ Business Days preceding the date of such setting~~, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, or (4) if such Benchmark is none of Term SOFR, the EURIBOR Screen Rate, or SONIA, the time determined by the Administrative Agent in its reasonable discretion.~~.

“Register” means that term as described in Section 11.10(i) hereof.

“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements): (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent or any Lender to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Secured Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or Dispose of any of the collateral securing the Secured Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, (i) interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate, and (ii) the costs, liabilities and expenses of any consultants, advisors or other agents of the Administrative Agent.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Relevant Governmental Body” means ~~(i)~~, with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a

committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto~~, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.~~.

~~“Relevant Rate” means (i) with respect to any Loan denominated in Dollars, Term SOFR, (ii) with respect to any Loan denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Loan denominated in Sterling, the RFR, and (iv) with respect to any Agreed Currency other than Dollars, Euros or Sterling, the applicable Other Interest Rate.~~

“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

“Required Lenders” means (a) prior to the Fourteenth Amendment Effective Date, the “Required Lenders” as defined in the Existing Credit Agreement prior to the Fourteenth Amendment Effective Date, (b) during the DIP Commitment Period, the Required DIP Lenders, and (c) following the DIP Commitment Period, the holders of more than fifty percent (50%)~~, based upon each Lender’s Commitment Percentage plus its ratable share of the Term Loan Commitments, or, once funded, outstanding principal amount of Term Loans, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the~~ of the aggregate outstanding amount of its Revolving Credit Exposure plus the Term Loan Exposure; provided that (i) the portion of the ~~Total Amount~~Commitments or Loans held or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) if there shall be two or more Lenders (that are not Defaulting Lenders), Required Lenders shall constitute at least two Lenders.

“Required DIP Lenders” means the holders of more than fifty percent (50%) of the aggregate of the outstanding Commitments to make DIP Loans, the outstanding principal amount of the DIP Loans and the outstanding principal amount of the Roll-Up Loans; provided that (i) the portion of the Commitments to make DIP Loans, and the DIP Loans and/or Roll-Up Loans held or deemed to be held by any Defaulting Lender, shall be excluded for purposes of making a determination of Required DIP Lenders, and (ii) if there shall be two or more 2026 Term Loan Lenders with respect to the DIP Facility (that are not Defaulting Lenders), Required DIP Lenders shall constitute at least two such 2026 Term Loan Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Reserve” means a reserve of funds established by the Debtors in an amount to be agreed to in writing among the Borrower and the Administrative Agent (with the consent of the Required DIP Lenders) to make required payments with respect to administrative claims (including purchase price adjustments), priority claims, tax claims and a wind-down budget, in connection with the prosecution and continuation of the Chapter 11 Cases.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any equity holder (other than (i) a Company, or (ii) customary and reasonable employment and severance arrangements and directors’ fees to directors) of a Company or an Affiliate.

“Revolving Commitment Percentage” means, for each Lender, such Lender’s percentage of the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit as set forth opposite such Lender’s name under the column headed “Revolving Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any reallocations pursuant to Section 2.5(f) hereof and assignments pursuant to Section 11.10 hereof).

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Lenders (and each Lender) to make Revolving Loans, (b) the Issuing Lender to issue, and each Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Maximum Revolving Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A-1, executed and delivered pursuant to Section 2.4(a) hereof.

“Revolving Loan” means a loan made to the Borrower by the Lenders in accordance with Section 2.2(a) hereof.

~~“RFR” means, for any RFR Loan denominated in Sterling, SONIA.~~

~~“RFR Administrator” means the SONIA Administrator.~~

~~“RFR Business Day” means, for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.~~

~~“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.~~

~~“RFR Loan” means a Loan that bears interest at a rate based on the RFR Rate.~~

~~“RFR Rate” means the sum of (a) the Adjusted Daily Simple RFR plus (b) the Applicable Margin.~~

“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“Roll-Up Loans” has the meaning specified in Section 2.1(f).

“Rolled-Up Obligations” has the meaning specified in Section 2.1(f).

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Maturity Date” means September 16, 2026.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Second Amendment Effective Date” means April 3, 2020.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement among a Credit Party, the Administrative Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Agreement” means each Security Agreement, executed and delivered by a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Document” means each DIP Order (solely with respect to the DIP Facility), each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Processor’s Waiver, each Consignee’s Waiver, each Landlord’s Waiver, each Bailee’s Waiver, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Senior Secured Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Indebtedness of Companies that is secured by Liens that are pari passu with, or senior to, those Liens in favor of the Administrative Agent that secure (or are required to secure) the Secured Obligations (as of the end of the most recently completed Quarterly Reporting Period) plus (ii) the total operating lease liabilities of Borrower, as calculated in accordance with ASC 842 accounting guidance (as of the end of the most recently completed Quarterly Reporting Period) minus (iii) the aggregate amount of unrestricted cash-on-hand and Cash Equivalents of the Borrower located in the United States in excess of Forty Million Dollars ($40,000,000) to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods); provided, however, if, during any period of determination, the Borrower or any other Credit Party consummates an Acquisition (and the Administrative Agent has received financial and Acquisition-related reporting in respect thereof in form and substance reasonably acceptable to it), the Senior Secured Leverage Ratio shall be determined after giving pro forma effect to such Acquisition as if such Acquisition (and related transactions, including the incurrence of any Indebtedness in connection therewith) was consummated on the first day of the applicable four quarter Quarterly Reporting Period.

“Sixth Amendment Effective Date” means December 3, 2021.

“Sleep Number Executive Investment Plan” means that certain Sleep Number Executive ~~Investment~~Deferral Plan, as amended and restated on December ~~1~~30, ~~2014~~2018, as the same may be further amended or restated from time to time.

“Sleep Number Executive Investment Plan Trust” means that certain trust established under the Non-Qualified Deferred Compensation Trust Agreement for Sleep Number effective as of September 3, 2013, by and between the Borrower and Charles Schwab Bank as trustee, as the same may be amended or restated from time to time.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Adjustment” means, with respect to the adjustment of any SOFR-based Benchmark, 0.10%.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at ~~http://www.newyorkfed.org,~~http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.~~

~~“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).~~

~~“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.~~

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital. As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Specified Defaults” has the meaning set forth in the Fourteenth Amendment.

“Stalking Horse APA” means that certain Stalking Horse Asset Purchase Agreement attached to the Bidding Procedures Motion as Exhibit B, as delivered to the Administrative Agent on or before the Fourteenth Amendment Effective Date and as amended, supplemented, or otherwise modified from time to time; provided that any amendment, supplement or other modification (including, without limitation, any waiver by any Company of any provision thereunder) that is adverse to the DIP Lenders and Lenders, as reasonably determined by the Administrative Agent, shall require the prior consent of the Administrative Agent and, with respect to materially adverse changes, the Required DIP Lenders.

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc.

~~“Statutory Reserve Rate” means, (x) with respect to an Interest Period, (y) with respect to any day on which interest is determined for a EURIBOR Loan or (z) with respect to any other Loan where legal or regulatory requirements include the following type of reserve, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on Eurocurrency liabilities (i) under Regulation D or (ii) by any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law).~~

“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Supported QFC” is defined in Section 11.23.

“Swap Agreement” means an agreement evidencing Swap Obligations.

“Swap Obligations” means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrower, on a discretionary basis, up to the aggregate amount at any time outstanding, as of the Twelfth Amendment Effective Date, of Fifty Million Dollars ($50,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means U.S. Bank, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) the date selected by the Administrative Agent, or (b) the last day of the Commitment Period.

~~“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.~~

~~“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.~~

“Tariff Sale” means the Disposition consummated on May 13, 2026 of the Companies’ refund rights with respect to certain tariffs in an aggregate amount not to exceed $~~4,250,000~~4,624,064.12 paid by the Companies under the International Emergency Economic Powers Act~~.~~, which Disposition is subject to the terms and conditions of that certain Participation Agreement dated as of May 13, 2026 between the Borrower, as seller, and the buyer party thereto, as amended, restated, supplemented or otherwise modified from time to time only upon the prior written consent of the Administrative Agent.

“Taxes” means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

“Tenth Amendment Effective Date” means November 2, 2023.

“Term Loans” means, collectively, the 2021 Term Loans and the 2026 Term Loans.

“Term Loan Commitment” means, collectively, the 2021 Term Loan Commitments and the 2026 Term Loan Commitments.

“Term Loan Exposure” means, at any time, the aggregate principal amount of all Term Loans outstanding.

“Term Loan Lender” means, individually, any 2021 Term Loan Lender or any 2026 Term Loan Lender or, collectively, the 2021 Term Loan Lenders and the 2026 Term Loan Lenders.

“Term Loan Maturity Date” means the 2021 Term Loan Maturity Date or the 2026 Term Loan Maturity Date, as the context requires.

“Term Loan Note” means a Term Loan Note, in the form of the attached Exhibit A-2, executed and delivered pursuant to Section 2.4(d) hereof.

“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market- data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.

“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.3(c), bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.

“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted Term SOFR Screen Rate applicable to such Interest Period plus (b) the Applicable Margin.

“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date; provided that if the Term SOFR Screen Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Thirteenth Amendment” means the Forbearance Agreement and Thirteenth Amendment to this Agreement, made as of the Thirteenth Amendment Effective Date.

“Thirteenth Amendment Effective Date” means April 27, 2026.

~~“Total Commitment Amount” means, as of the Thirteenth Amendment Effective Date, the principal amount of Six Hundred Seventy Seven Million Five Hundred Thousand Dollars ($677,500,000), as such amount may be thereafter decreased pursuant to this Agreement, with the Term Loan Commitments having been fully funded on or before to the Thirteenth Amendment Effective Date.~~

“Twelfth Amendment” means the Twelfth Amendment to this Agreement, made as of the Twelfth Amendment Effective Date.

“Twelfth Amendment Effective Date” means November 4, 2025.

“Type” means, with respect to any Loan, its nature as a Base Rate Loan~~,~~ or a Term SOFR Loan~~, a EURIBOR Loan, an RFR Loan, or an Other Interest Rate Loan~~.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” means the United States of America.

“U.S. Bank” means U.S. Bank National Association, and its successors and assigns.

“U.S. Special Resolution Regimes” is defined in Section 11.23.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.    Accounting Terms.

(a)    Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

(b)    If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if the Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders, Required DIP Lenders or the Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower, any other Company or any of their respective Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. In addition, notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

Section 1.3.    Terms Generally. The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

~~Section 1.4. Foreign Exchange. For purposes of any determination of whether any borrowing, investment, payment, Lien, or other transaction is permitted under this Agreement, all amounts in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (as determined by the Administrative Agent) as of the date of determination; provided that (a) if Indebtedness denominated in currencies other than Dollars is incurred to refinance other Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing, such Dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and (b) determinations of whether additional borrowings, investments, payments, Liens, or other transactions are permitted under this Agreement shall account for changes in any Exchange Rate with respect to other then existing borrowings, investments, payments, Liens, or other transactions in currencies other than Dollars.~~

Section 1.4.    [Reserved].

Section 1.5.    Term SOFR Notification. The interest rate on Term SOFR Loans is determined by reference to the Adjusted Term SOFR Screen Rate, which is derived from Term SOFR. Section 3.5 provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 3.5, and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.5, will have the same value as, or be economically equivalent to, the Term SOFR Rate. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, the Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

~~Section 1.6. Additional Eligible Currencies; Daily Simple SOFR. The Companies may from time to time request that Revolving Loans be made in a currency other than those specifically listed in the definition of “Eligible Currency”; provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 11:00 A.M. twenty Business Days prior to the date the applicable Company desires to receive a Loan denominated in such currency. Each Lender shall notify the Administrative Agent, not later than 11:00 A.M. ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Revolving Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make Revolving Loans in such requested currency. If all the Lenders consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Companies and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder (a “Future Agreed Currency”). Interest on extensions of credit denominated in such Future Agreed Currencies may require interest rate determinations and calculations, including determinations of credit spread adjustments, as contemplated by the definition of Other Interest Rate or which are not included in this Agreement as of the Eighth Amendment Effective Date. Notwithstanding the foregoing or anything to the contrary set forth herein, prior to any such Future Agreed Currency becoming available hereunder, the Companies and the Lenders extending Loans in such Future Agreed Currencies shall amend this Agreement, on terms and conditions acceptable to all of them, as needed in order to include such interest rate mechanics. Daily Simple SOFR is included herein solely as an alternative Benchmark when Term SOFR is unavailable. So long as Term SOFR is available as a Benchmark, no Loan shall be made hereunder that accrues interest at Daily Simple SOFR. Certain Eurocurrency Loans (as defined herein prior to the Eighth Amendment Effective Date) shall remain outstanding on and after the Eighth Amendment Effective Date until such times as the existing Interest Periods therefor expire (or otherwise terminate early to the extent required hereunder). Thereafter, such Loans shall be fully repaid or shall accrue interest using one of the interest rates available hereunder on and after the Eighth Amendment Effective Date.~~

Article II

AMOUNT AND TERMS OF CREDIT

Section 2.1.    Amount and Nature of Credit.

(a)    Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Revolving Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount of Dollars as the Borrower shall request pursuant to the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit; provided that in no event shall ~~(i)~~ the aggregate principal amount of all Revolving Loans, Swing Loans and Letters of Credit outstanding under this Agreement be in excess of the Maximum Revolving Amount ~~and (ii) the aggregate principal Dollar Amount of all Loans in Agreed Currencies other than Dollars exceed the Maximum Foreign Currency Amount~~.

(b)    Each Lender, for itself and not one for any other, agrees to make Revolving Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

(i)    the aggregate outstanding principal amount of Revolving Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Revolving Amount for such Lender; and

(ii)    the aggregate outstanding principal amount of Revolving Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (other than Swing Loans) that shall be such Lender’s Revolving Commitment Percentage.

Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentage~~s~~ of the Lenders.

(c)    Loans other than Term Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

(d)    On the Sixth Amendment Effective Date, the 2021 Term Loan Lenders made 2021 Term Loans to the Borrower in the amount of their respective 2021 Term Loan Commitments. The 2021 Term Loans were made in U.S. Dollars. Giving effect to any principal prepayments then previously applied to the 2021 Term Loans, the aggregate outstanding principal amount of the 2021 Term Loans, together with all accrued and unpaid interest, shall be due and payable on the 2021 Term Loan Maturity Date. Once repaid, no 2021 Term Loan may be reborrowed. The Borrower shall make a scheduled principal payment in respect of the 2021 Term Loans equal to (i) $2,500,000 on each Regularly Scheduled Payment Date occurring on and after March 31, 2024 and (ii) ~~if One Hundred Percent Lender Consent has been obtained,~~ an additional $1,250,000 (for an aggregate scheduled principal payment of $3,750,000 under these clauses (i) and (ii)) on each Regularly Scheduled Payment Date occurring on and after March 31, 2027.

(e)    On the Thirteenth Amendment Effective Date, the 2026 Term Loan Lenders ~~shall~~ ma~~k~~de ~~the~~Prepetition 2026 Term Loans to the Borrower in ~~the amount of their~~an aggregate principal amount equal to $25,000,000, of which the outstanding aggregate principal balance is $20,000,000 as of the Fourteenth Amendment Effective Date.  Subject to the terms and conditions of this Agreement and the DIP Orders, the 2026 Term Loan Lenders, during the DIP Commitment Period to the extent hereinafter provided, shall make DIP Loans to the Borrower in such aggregate amount of Dollars as the Borrower, through an Authorized Officer, may from time to time request pursuant to the 2026 Term Loan Commitments during the DIP Commitment Period; provided that in no event shall (i) the aggregate principal amount of all DIP Loans funded under this Agreement exceed the aggregate amount of the 2026 Term Loan Commitments during the DIP Commitment Period, (ii) the aggregate outstanding principal amount of DIP Loans made by such Lender exceed the 2026 Term Loan Commitment for such Lender during the DIP Commitment Period, and (iii) the aggregate of such requested DIP Loans and all prior borrowings of DIP Loans exceed 110.0% of the aggregate amount of DIP Loans projected to be borrowed as set forth in the most recent DIP Budget (unless otherwise consented to in writing by the Administrative Agent, which may be via email by counsel to the Administrative Agent, as approved by the Administrative Agent and the Required DIP Lenders), measured on a cumulative basis beginning on the Petition Date through the proposed date of borrowing.  Each borrowing of DIP Loans from the 2026 Term Loan Lenders shall be made pro rata according to the respective 2026 Term Loan Commitments~~.  The 2026 Term~~ (for DIP Loans) of the Lenders during the DIP Commitment Period.  The Borrower shall have the option during the DIP Commitment Period, subject to the terms and conditions set forth herein and in the DIP Orders, to borrow DIP Loans by means of any combination of Base Rate Loans or Term SOFR Loans.  All DIP Loans shall be made in U.S. Dollars.  ~~The aggregate outstanding principal amount of the 2026 Term Loans, together with all accrued and unpaid interest, shall be due and payable on the 2026 Term Loan Maturity Date.~~  Once repaid, no 2026 Term Loan (whether funded on the Thirteenth Amendment Effective Date or during the DIP Commitment Period) may be reborrowed.  The Borrower shall make ~~(i) a scheduled principal payment in respect of the 2026 Term Loans equal to $5,000,000, which payment shall be due and payable in immediately available funds on June 1, 2026, and (ii) a final~~a payment of all ~~remaining~~ amounts outstanding in respect of the 2026 Term Loans, which payment shall be due and payable in full in immediately available funds on the applicable 2026 Term Loan Maturity Date, together with all accrued and unpaid interest, fees and other Obligations in respect of the 2026 Term Loans~~.~~ (it being understood that the Prepetition 2026 Term Loans funded prior to the Petition Date were automatically accelerated on the Petition Date, but payments on the principal thereof are stayed as of the Fourteenth Amendment Effective Date to the extent pursuant to the Chapter 11 Cases subject to the Bankruptcy Code).

(f)    Subject to the terms and conditions set forth herein and in the DIP Orders, concurrently and automatically with the making of each DIP Loan pursuant to Section 2.1(e)

above, Prepetition Obligations (including without limitation Prepetition Obligations owed to U.S. Bank in its capacity as Administrative Agent) in an amount equal to three (3) times the amount of such DIP Loans (for the avoidance of doubt, for a maximum potential aggregate principal amount of such Roll-Up Loans of $195,000,000 so long as the maximum potential aggregate principal amount of the DIP Loans is $65,000,000) shall be deemed converted into and exchanged for 2026 Term Loans under the DIP Facility (the Prepetition Obligations rolled-up pursuant to this Section 2.1(f), the “Rolled-Up Obligations”), and an equal amount of 2026 Term Loans under the DIP Facility shall be deemed funded on such date (such 2026 Term Loans under the DIP Facility deemed funded under this Section 2.1(f), the “Roll-Up Loans”), without constituting a novation, and shall convert and exchange (but without creation of duplicate Obligations) an equal amount of the Rolled-Up Obligations as follows:

(i)    first, all obligations (to the extent constituting Prepetition Obligations and not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 of this Agreement and to the payment of Related Expenses to the Administrative Agent;

(ii)    second, pro rata of (A) interest accrued and unpaid with respect to the Prepetition 2026 Term Loans, (B) any fees then accrued and unpaid to the Administrative Agent with respect to the Prepetition 2026 Term Loans, and (C) any commitment fees, amendment fees and similar fees shared pro rata among the 2026 Term Loan Lenders under the Loan Documents that are then accrued and unpaid with respect to the Prepetition 2026 Term Loans;

(iii)    third, principal outstanding on the Prepetition 2026 Term Loans, on a pro rata basis to the 2026 Term Loan Lenders, based upon the total of each such Lender’s ratable share of the exposure under such Prepetition 2026 Term Loans, and all other remaining Prepetition Obligations with respect to the Prepetition 2026 Term Loans;

(iv)    fourth, pro rata of (A) interest then accrued and unpaid on the outstanding Loans (other than 2026 Term Loans), (B) any fees then accrued and unpaid to the Administrative Agent with respect to such Loans, (C) any fees then accrued and unpaid to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under the Loan Documents that are then accrued and unpaid with respect to such Loans, and (E) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 of this Agreement, in each case to the extent constituting Prepetition Obligations;

(v)    fifth, (A) principal outstanding on the Revolving Loans and the Term Loans (other than the 2026 Term Loans) and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon the total of each such Lender’s (a) Revolving Commitment Percentage and (b) ratable share of the Term Loan Exposure (other than under the 2026 Term Loans), provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (v), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such roll-up to be pro rata among (A), (B) and (C) of this subpart (v), in each case to the extent constituting Prepetition Obligations; and

(vi)    and finally, any remaining Secured Obligations to the extent constituting Prepetition Obligations.

Each Roll-Up Loan shall bear interest on the outstanding principal amount thereof from (and after) the applicable date deemed made at a rate per annum equal to the interest rate applicable to 2026 Term Loans.

Section 2.2.    Revolving Credit Commitment.

(a)    Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure. The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans~~,~~ or Term SOFR Loans~~, EURIBOR Loans, RFR Loans or Other Interest Rate Loans~~. Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period. The aggregate outstanding amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period. ~~Subject to the terms of this Agreement, Loans made in Agreed Currencies other than Dollars shall be repaid in the applicable Agreed Currency. Interest on such Loans also shall be paid in the applicable Agreed Currency.~~

(b)    Letters of Credit.

(i)    Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Issuing Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request. All Letters of Credit shall be denominated in Dollars, and all reimbursement amounts in respect of Letters of Credit, as well as fees and expenses owing in respect of Letters of Credit, shall be paid in Dollars. The Borrower shall not request any Letter of Credit (and the Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Revolving Commitment Percentage. Notwithstanding the foregoing or anything to the contrary set forth herein, the letters of credit issued pursuant to the Existing Credit Agreement and identified on Schedule 2.2(b) (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” for all purposes of the Loan Documents.

(ii)    Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such request shall be in a form acceptable to the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby. Concurrently with each such request, the Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Issuing Lender an appropriate application and agreement, being in the standard form of the Issuing Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent. The Administrative Agent shall give the Issuing Lender and each Lender notice of each such request for a Letter of Credit.

(iii)    Commercial Documentary Letters of Credit Fees. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, a Letter of Credit fee, which shall be paid on the date that such Letter of Credit is issued, amended or renewed, at the rate of one-fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, facsimile, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv)    Standby Letters of Credit Fees. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative

Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, facsimile, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

Notwithstanding any of the foregoing or any other provision of this Section 2.2(b), except as otherwise ordered pursuant to the terms of the DIP Orders or permitted pursuant to the Bankruptcy Code or any other order of the Bankruptcy Court, no Letter of Credit fees shall be payable hereunder on or after the Petition Date with respect to any Prepetition Obligation to the extent such payments of fees are stayed pursuant to the Chapter 11 Cases and no failure to pay such fees during such time shall constitute or be deemed to constitute a Default or Event of Default with respect to the DIP Facility hereunder.

(v)    Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, the Borrower shall promptly reimburse the Issuing Lender for the amount drawn (with prompt notice of each such reimbursement to be provided by the applicable Issuing Lender to the Administrative Agent if the Issuing Lender is a Lender other than the Administrative Agent). In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan denominated in Dollars, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Issuing Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Issuing Lender’s pro rata share of such borrowing), the Issuing Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi)    Participation in Letters of Credit. If, for any reason, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Issuing Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Issuing Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Revolving Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s Revolving Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this Section 2.2(b)(vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(b)(vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vii)    Auto-Renewal Letters of Credit. If the Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit the Administrative Agent (or the applicable Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof at least thirty (30) days prior to the renewal date of such Letter of Credit (or such other period as agreed to by the Administrative Agent and the Issuing Lender). Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Administrative Agent (and the Issuing Lender) to permit at any time the renewal of such Letter of Credit to an expiry date not later than one year after the last day of the Commitment Period.

(viii)    Letters of Credit Outstanding Beyond the Commitment Period. If any Letter of Credit is outstanding upon the termination of the Commitment, then, upon such termination, the Borrower shall deposit with the Administrative Agent, for the benefit of the Issuing Lender, with respect to all outstanding Letters of Credit, cash denominated in Dollars in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, which cash shall be free and clear of all rights and claims of third parties. The cash shall be deposited in an escrow account at a financial institution designated by the Issuing Lender. The Issuing Lender shall be entitled to withdraw amounts necessary to reimburse the Issuing Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit. The Borrower shall also execute such documentation as the Administrative Agent or the Issuing Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement. After expiration of all undrawn Letters of Credit, the remainder of the cash, if any, shall promptly be returned to the Borrower.

(c)    Swing Loans.

(i)    Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender may, but shall not be required to, make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars. All amounts due and payable in respect of Swing Loans (including principal, interest and fees) shall be paid in Dollars.

(ii)    Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to the Borrower and the Lenders, the Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder. Upon receipt of such notice by the Borrower and the Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof). Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)    Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Revolving Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

Section 2.3.    Interest.

(a)    Loans.  Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being understood that there is no obligation of any Credit Party to seek permission to make current interest payments on any Prepetition Obligations):

(i)    Base Rate Loans. The Borrower shall pay interest on the unpaid principal amount of a Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable on each Interest Payment Date thereafter and at the maturity thereof.

(ii)    Term SOFR Loans~~, EURIBOR Loans and Certain Other Interest Rate Loans~~. The Borrower shall pay interest on the unpaid principal amount of each Loan that is a Term SOFR Loan, ~~a EURIBOR Loan, or an Other Interest Loan that accrues interest using Interest Period mechanics, in each case~~ as may be outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Term SOFR Rate~~, the EURIBOR Rate or the relevant Other Interest Rate, as applicable~~. Interest on such Loan shall be payable on each Interest Payment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

~~(iii) RFR Loans and certain Other Interest Rate Loans. The Borrower shall pay interest on the unpaid principal amount of a Loan that is an RFR Loan or an Other Interest~~

~~Rate Loan that accrues interest using Payment Date mechanics, in each case as may be outstanding from time to time from the date thereof until paid at the RFR Rate or the Other Interest Rate from time to time in effect. Interest on each RFR Loan and each Other Interest Rate Loan shall be payable on each Interest Payment Date applicable thereto and at the maturity thereof.~~

(b)    Swing Loans. ~~The~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being understood that there is no obligation of any Credit Party to seek permission to make current interest payments on any Prepetition Obligations), the Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at either (i) the Base Rate from time to time in effect or (ii) the Term SOFR Rate (using a one-month Interest Period, resetting daily), in each case as selected by the Borrower (with such election being made by the Borrower together with the request for such Swing Loan). ~~Interest~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being understood that there is no obligation of any Credit Party to seek permission to make current interest payments on any Prepetition Obligations), interest on each Swing Loan shall be payable on each Interest Payment Date and on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

(c)    Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur and be continuing, upon the election of the Administrative Agent or the Required DIP Lenders (with respect to DIP Loans and Roll-Up Loans) or the Required Lenders (with respect to Loans that are not DIP Loans or Roll-Up Loans) (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.1 or 8.11 hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender, and shall no longer apply when no Event of Default is continuing~~.~~; provided further, that with respect to Prepetition Obligations, the foregoing is subject to the Bankruptcy Code, the terms of the applicable Orders, and any required approval by the Bankruptcy Court (it being understood that there is no obligation of any Credit Party to seek permission to make current interest payments (including at the Default Rate) on any Prepetition Obligations).

(d)    Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

(e)    2026 Term Loans. Subject to the DIP Orders and the Bankruptcy Code, the Borrower shall pay interest on the Prepetition 2026 Term Loans in accordance with the terms as set forth in the Existing Credit Agreement prior to giving effect to the Fourteenth Amendment.  The Borrower shall pay interest to the Administrative Agent, for the benefit of the 2026 Term Loan Lenders, on the unpaid principal amount of each ~~2026 Term~~DIP Loan and Roll-Up Loan outstanding from time to time from the date of the making (or deemed making) thereof (as applicable) until paid at either (i) the Base Rate from time to time in effect or (ii) the applicable Term SOFR Rate for the relevant Interest Period, in each case as selected by the Borrower (with such election being made by the Borrower together with the request for such ~~2026 Term~~DIP Loan). Interest on each ~~2026 Term~~DIP Loan and each Roll-Up Loan shall be payable on each Interest Payment Date and on the 2026 Term Loan Maturity Date applicable thereto. For the avoidance of doubt, all ~~2026 Term~~Roll-Up Loans and all DIP Loans shall at all times be Term SOFR Loans or Base Rate Loans and no such Loans shall ~~not~~be funded as or converted to any other Type of Loan except to the extent required pursuant to Section 3.5.

Notwithstanding any of the foregoing in this Section 2.3, except as otherwise ordered pursuant to the terms of the DIP Orders or permitted pursuant to the Bankruptcy Code or any other order of the Bankruptcy Court, no interest shall be payable hereunder on or after the Petition Date with respect to any Prepetition Obligation to the extent such payments of interest are stayed pursuant to the Chapter 11 Cases and no failure to pay such interest during such time shall constitute or be deemed to constitute a Default or Event of Default with respect to the DIP Facility hereunder.

Section 2.4.    Noteless Agreement; Evidence of Indebtedness.

(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder~~, the Agreed Currency for such Loan~~  and, as applicable, the Interest Period or Interest Payment Date with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Letter of Credit and the amount of obligations in respect thereof outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be rebuttably presumptive evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)    Any Lender (including the Swing Line Lender) may request that its Loans be evidenced by a Note. Notes related to Revolving Loans shall be substantially in the form of Exhibit A-1 hereto, Notes related to Term Loans shall be substantially in the form of Exhibit A-2 hereto, and Notes related to Swing Loans shall be substantially in the form of Exhibit B hereto. The Borrower shall prepare, execute and deliver to such Lender such Note or Notes in favor of such Lender as supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes in favor of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.

Section 2.5.    Notice of Loans and Credit Events; Funding of Loans.

(a)    Notice of Loans and Credit Events. The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 12:00 P.M. (Eastern time) on the proposed date of borrowing of~~, or conversion of a Loan to, a~~ a Base Rate Loan, (ii) 12:00 P.M. (Eastern time) three (3) Business Days prior to the proposed date of borrowing of~~,~~ a Term SOFR Loan, (iii) 12:00 P.M. (Eastern time) on the proposed date of conversion of a Loan to a Base Rate Loan, (iv) 12:00 P.M. (Eastern time) three Business Days prior to the proposed date of continuation of, or conversion of a Loan to, a Term SOFR Loan ~~or a EURIBOR Loan, (iii) 12:00 P.M. (Eastern time) five Business Days prior to the proposed date of borrowing of, or conversion of a Loan to, an RFR Loan or an Other Interest Rate Loan~~, and (~~iv~~v) 4:30 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender).  The proposed date of borrowing of a DIP Loan shall be not less than two (2) Business Days after the date of funding of the most recent DIP Loan funded, unless the Administrative Agent agrees in writing to a shorter period with the consent of the Required DIP Lenders (provided that if any DIP Lender does not object in writing to the Administrative Agent prior to the end of the first Business Day following notice of such request for a shorter period to the DIP Lenders, such request shall be deemed acceptable to such DIP Lender).  An Authorized Officer of the Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect. The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b)    Funding of Loans. The Administrative Agent shall notify each Lender of the date, amount, ~~Agreed Currency,~~ and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount ~~in the applicable Agreed Currency,~~, in federal or other immediately available funds, required of it. If the

Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b). The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

(c)    Conversion and Continuation of Loans.

(i)    At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall convert a Base Rate Loan to another Type of Loan at any time, ~~shall convert an RFR Loan to another Type of Loan at any time,~~ and shall convert a Term SOFR Loan ~~or a EURIBOR Loan~~ to another Type of Loan on any Interest Adjustment Date applicable thereto; provided, that ~~(x) any Loan denominated in an Agreed Currency other than Dollars shall be converted into a Loan denominated in Dollars (using the then applicable Exchange Rate as determined by the Administrative Agent) prior to such Loan becoming a Base Rate Loan, (y) the currency of any Loan shall be converted, as necessary (using the then applicable Exchange Rate as determined by the Administrative Agent) to correspond with the requested Loan (by way of example, a Loan denominated in Euro would be converted to Sterling to the extent the Borrower desires an RFR Loan), and (z) 2026 Term~~DIP Loans and Roll-Up Loans may be converted only to Term SOFR Loans or Base Rate Loans denominated in Dollars. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii)    At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall continue one or more Term SOFR Loans~~, EURIBOR Loans, or, as the case may be, Other Interest Rate Loans~~  as of the end of the applicable Interest Period as a new Term SOFR Loan~~, EURIBOR Loan or Other Interest Rate Loan~~  with a new Interest Period~~; provided, that any such Loan shall be continued in the same Agreed Currency in which it was initially made. RFR Loans and Other Interest Rate Loans subject to Payment Date interest rate mechanics shall continue as RFR Loans or Other Interest Rate Loans unless and until such RFR Loans or Other Interest Rate Loans are converted into different Types of Loans or are repaid, in each case in accordance with the terms and conditions hereof.~~.

Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(d)    Minimum Amount for Loans. Each request for:

(i)    a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

(ii)    a Term SOFR Loan~~, a EURIBOR Loan or an RFR Loan~~  shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000) ~~(or the Approximate Equivalent Amount thereof, as applicable)~~; and

(iii)    a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), or such lower amount as may be agreed by the Swing Line Lender.

(e)    Interest Periods and Interest Payment Dates. The Borrower shall not request that Loans subject to Interest Periods be outstanding for more than fifteen (15) different Interest Periods ~~(and each outstanding RFR Loan and Other Interest Rate Loan using Payment Date interest mechanics shall constitute use of one Interest Period for purposes hereof)~~ at the same time.

(f)    Additional Provisions with Respect to Affected Lenders.

(i)    Advancing of Non Pro-Rata Revolving Loans. Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Affected Lenders, the Administrative Agent shall have the option, in its sole discretion, to require (and, at the request of the Borrower, shall require) the non-Affected Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower; provided that in no event shall the Lender Revolving Credit Exposure of any Lender exceed the Maximum Revolving Amount of such Lender after giving effect to the making of such Revolving Loan.

(ii)    Reallocation of Participations; Cash Collateralization and Repayment. Notwithstanding anything in this Agreement to the contrary, if any Lender becomes an Affected Lender, then, until such time as such Lender is no longer an Affected Lender, to the extent permitted by applicable law, (A) all or any part of such Affected Lender’s participation interest in Letters of Credit (pursuant to Section 2.2(b)(vi) hereof) and Swing Loans (pursuant to Section 2.2(c)(iii) hereof) shall be reallocated among the non-Affected Lenders in accordance with their respective Revolving Commitment Percentages (calculated as if such Affected Lender did not have a Revolving Commitment Percentage of the Commitment) but only to the extent that such reallocation does not cause the aggregate Lender Revolving Credit Exposure of any non-Affected Lender to exceed the Maximum Revolving Amount of such non-Affected Lender; provided that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against an Affected Lender arising from that Lender having become an Affected Lender, including any claim of a non-Affected Lender as a result of such non-Affected Lender’s increased exposure following such reallocation, and (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following the written request of the Administrative Agent (or the Swing Line Lender or Issuing Lender), and without prejudice to any right or remedy available to it hereunder or under law, (1) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s exposure with respect to such Affected Lender’s Revolving Commitment Percentage of outstanding Swing Loans (other than Swing Loans as to which such Affected Lender’s participation obligation has been reallocated to other Lenders) and (2) second, cash collateralize the Issuing Lender’s exposure with respect to issued Letters of Credit (other than those Letter of Credit obligations as to which such Affected Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof).

(iii)    New Swing Loans and Letters of Credit. So long as any Lender is an Affected Lender, (A) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no exposure with respect to such Affected Lender’s Revolving Commitment Percentage of outstanding Swing Loans (other than Swing Loans as to which such Affected Lender’s participation obligation has been reallocated to other Lenders) after giving effect to such Swing Loan, and (B) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no exposure with respect to issued Letters of Credit (other than those Letter of Credit obligations as to which such Affected Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof) after giving effect thereto.

~~(g) Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of: (a) each Loan as of the date three (3) Business Days prior to the date on which such Loan is to be made or, if applicable, date of conversion/continuation of such Loan, and (b) all outstanding Loans on and as of the last Business Day of each calendar month and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Loan for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of (i) the aggregate principal amount of outstanding Revolving Loans exceeds the Total Commitment Amount (excluding the Term Loans), (ii) the aggregate principal amount of all outstanding Loans exceeds the Total Commitment Amount, or (iii) the aggregate outstanding principal Dollar Amount of all Loans in Agreed Currencies other than Dollars exceeds the Maximum Foreign Currency Amount, the Borrower shall immediately make a payment on the Loans sufficient to eliminate such excess.~~

Section 2.6.    Payment on Loans and Other Obligations.

(a)    Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding (except as required or permitted under Section 3.2 hereof) or reduction whatsoever.

(b)    Payments from Borrower. All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars ~~unless otherwise specified herein~~. All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Issuing Lender or the Swing Line Lender, as appropriate) not later than 3:00 P.M. (Eastern time) on the due date thereof with respect to payments other than for application to Swing Loans, and not later than 4:30 P.M. (Eastern time) on the due date thereof with respect to payments for application to Swing Loans, in each case in immediately available funds. Any such payments received by the Administrative Agent (or the Issuing Lender or the Swing Line Lender) after the time required above shall be deemed to have been made and received on the next Business Day.

(c)    Payments to Lenders. Subject to the terms of the DIP Orders, ~~U~~upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Issuing Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender. Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods ~~and Agreed Currencies~~, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods, ~~Agreed Currencies,~~ and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d)    Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Term SOFR Loan, ~~a EURIBOR Loan, or an Other Interest Rate Loan using Interest Period interest mechanics,~~ if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(e)    Affected Lenders; Application of Certain Cash Collateral. ~~To the~~Subject to the terms of the DIP Orders, to the extent that the Administrative Agent receives any payments or other amounts for the account of an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans. Notwithstanding anything to the contrary contained in this Agreement, any cash collateral provided for in this Agreement in respect of Letters of Credit shall be applied to the satisfaction of the applicable Affected Lender’s obligation to fund participations in respect of Letters of Credit (including, as to cash collateral provided by a Affected Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(f)    Payment of Non Pro-Rata Loans and Letters of Credit. Notwithstanding anything in this Agreement to the contrary, at the sole discretion of the Administrative Agent, any payment of principal, interest, fees or other amounts hereunder may first be applied to such Loans, Letters of Credit and other obligations that were not advanced or participated pro rata hereunder.

~~(g) Currency Unavailability. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Loan was made (the “Original Currency”) no longer exists or would no longer be an Eligible Currency or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.~~

Section 2.7.    Prepayment.

(a)    Right to Prepay.

(i)    The Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of the ~~Revolving Loans or Term~~ Loans then outstanding, as applicable.  ~~Unless otherwise designated by the Borrower in writing, such~~Such prepayment shall be applied ~~first, on a pro rata basis for all of the 2026 Term Loan Lenders, to the 2026 Term Loans, and second, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), to the other Loans.~~in accordance with the terms of Section 9.8(b). Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment, any amount payable under any Administrative Agent Fee Letter with respect to the amount being prepaid (if any) and any amount payable under Article III hereof with respect to the amount being prepaid. Prepayments of Base Rate Loans shall be without any premium or penalty. ~~Notwithstanding the foregoing, any such prepayment designated by the Borrower for application in respect of any Term Loan shall be instead applied first, on a pro rata basis for all of the 2026 Term Loan Lenders, to the 2026 Term Loans, and second, on a pro rata basis for all of the 2021 Term Loan Lenders, to the 2021 Term Loans, and all~~All prepayments applied to any Term Loans shall be applied to scheduled installments thereof (if any) in inverse order of maturity.

(ii)    ~~The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus  interest accrued on the amount so prepaid to the date of such prepayment.~~[Reserved].

(iii)    Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Revolving Loans made to the Borrower that were not advanced pro rata by all of the Lenders, any prepayment of a Revolving Loan shall first be applied to Revolving Loans made by the Lenders during any period in which a Defaulting Lender shall exist.

(iv)    This Section 2.7(a) is subject to the terms and conditions of the other provisions of this Agreement and the other Loan Documents, including, without limitation, Sections 2.11 and 9.8 of this Agreement.

(b)    Notice of Prepayment. The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 11:00 A.M. (Eastern time) on the Business Day on which such prepayment is to be made~~,~~ or (ii) a Term SOFR ~~Loan or EURIBOR Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made or (iii) an RFR Loan or Other Interest Rate~~ Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

(c)    Minimum Amount for Term SOFR Loans~~, EURIBOR Loans, Other Interest Rate Loans and Swing Line Loans~~. Each prepayment of a Term SOFR ~~Loan, EURIBOR Loan, Other Interest Rate Loan or RFR~~ Loan shall be in the principal amount of not less than the lesser of Two Hundred Fifty Thousand Dollars ($250,000) ~~(or the Approximate Equivalent Amount thereof, if applicable)~~, or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory prepayment pursuant to Section 2.11 or Article III hereof.

Section 2.8.    Commitment and Other Fees.

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the Closing Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Maximum Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure (exclusive of the Swing Line Exposure) at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360). The commitment fee shall be payable quarterly in arrears, commencing on March 31, 2018 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.  For the avoidance of doubt, no commitment fee shall accrue on or after the Petition Date.

(b)    Other Fees. The Borrower shall pay the fees set forth in each Administrative Agent Fee Letter.

(c)    Authorization to Debit Account. The Borrower hereby agrees that the Administrative Agent has the right to debit from any Deposit Account of the Borrower held by the Administrative Agent, amounts owing and then due to the Administrative Agent and the Lenders by the Borrower ~~under this Agreement and the Loan Documents for payment of fees, expenses and other amounts incurred or owing, and in each case, then due, in connection therewith.~~with respect to the DIP Facility to the extent such payment is not prohibited under the DIP Order.

Section 2.9.    Modifications to Commitment.

(a)    Reduction of Revolving Credit Commitment.

(i)    The Maximum Revolving Amount shall be automatically (and without further notice to any Person) reduced pro rata by Ten Million Dollars ($10,000,000) effective as of 12:01 a.m. (Eastern time) on July 31, 2026. Notwithstanding Section 2.11(a), if, as of such date, the Revolving Credit Exposure shall exceed the Maximum Revolving Amount and corresponding Revolving Credit Commitment as so reduced as of such date, the Borrower shall, on such date, pay an aggregate principal amount of the Revolving Loans and/or the Swingline Loans, as applicable, sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment as so reduced as of such date. ~~Upon each decrease of the Maximum Revolving Amount, the Total Commitment Amount shall be decreased by the same amount.~~

(ii)    The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Maximum Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than three Business Days’ written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of One Million Dollars ($1,000,000). The Administrative Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof. After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Maximum Revolving Amount as so reduced. If the Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Revolving Credit Notes to the Borrower. Any partial reduction in the Maximum Revolving Amount shall be effective during the remainder of the Commitment Period. ~~Upon each decrease of the Maximum Revolving Amount, the Total Commitment Amount shall be decreased by the same amount.~~

(b)    [Reserved].

Section 2.10.    Computation of Interest and Fees. Interest on Loans (other than Base Rate Loans ~~and Loans denominated in Agreed Currencies other than Dollars where market convention does not follow a 360-day year~~), Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Interest on Base Rate Loans ~~and Loans denominated in Agreed Currencies other than Dollars where market convention is to follow a 365/366 day year~~ shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

Section 2.11.    Mandatory Payments.

(a)    Revolving Credit Exposure; Excess Cash and Cash Equivalents.

(i)    [Reserved].

(ii)    [Reserved].

~~(i) If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans or the Swingline Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment. Prepayments resulting from foreign currency exchange rate fluctuations shall be made as contemplated by Section 2.5(g).~~

~~(ii) Commencing on the Thirteenth Amendment Effective Date, after the application of the proceeds of the Credit Event requested to be funded on the Thirteenth Amendment Effective Date (which application shall occur promptly after the occurrence of such Credit Event), if the aggregate amount of the Borrower’s and its Subsidiaries’ cash and Cash Equivalents exceeds $10,000,000 at any time, the Borrower shall prepay Revolving Credit Exposure (or, if applicable, cash collateralize Letter of Credit Exposure on terms and in amounts reasonably acceptable to the Administrative Agent) within two Business Days after such excess first arises.~~

(iii)    Subject to the terms of the applicable DIP Order, ~~I~~immediately upon (A) any merger, sale, transfer or Disposition of any Company or any of its assets (other than Dispositions permitted under Section 5.12(c), (d) or (f) of this Agreement ~~as in effect on the Thirteenth Amendment Effective Date~~), (B) any recapitalization of the Borrower, (C) issuance by any Company of (1) any preferred equity interests by any Company on or after the Thirteenth Amendment Effective Date, and (2) any capital stock or other equity interests or the receipt by any Company of any capital contribution~~, in each case under this clause (2) to the extent not permitted under this Agreement as in effect on the Thirteenth Amendment Effective Date~~ (other than intercompany transactions among the Credit Parties), (D) incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (~~other than~~including any such Indebtedness incurred pursuant to section 363 or 364 of the Bankruptcy Code (or any equivalent provision of relevant applicable law)) other than the DIP Facility or Indebtedness permitted under Section 5.8 of this Agreement ~~as in effect on the Thirteenth Amendment Effective Date)~~, and (E) receipt by the Borrower or any of its Subsidiaries of any Proceeds constituting any insurance proceeds or a condemnation or similar payment (except to the extent such amounts (not to exceed $100,000 in the aggregate for all such Proceeds) will be promptly applied to repair or replace the assets that are the subject of such insurance or casualty loss), the Borrower shall prepay the DIP Facility Obligations in an aggregate amount equal to 100% of the ~~n~~Net Cash ~~p~~Proceeds (subject in all cases to the Reserve) received by any Company in connection with such transaction, which proceeds shall be applied ~~as follows:~~in accordance with the terms of Section 9.8(b). Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment, any amount payable under any Administrative Agent Fee Letter with respect to the amount being prepaid and any amount payable under Article III hereof with respect to the amount being prepaid (provided that the principal amount of such prepayment that would otherwise then be due shall be reduced to accommodate such fee (i.e., if $100 was due, but a 2% exit fee applied, $98 would instead be due)).

(b)    [Reserved].

~~(A) first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 of this Agreement and to the payment of Related Expenses to the Administrative Agent;~~

~~(B) second, to the payment pro rata of (1) interest accrued and unpaid with respect to the 2026 Term Loans, (2) any fees then accrued and unpaid to the Administrative Agent with respect to the 2026 Term Loans, and (3) any commitment fees, amendment fees and similar fees shared pro rata among the 2026 Term Loan Lenders under the Loan Documents that are then accrued and unpaid with respect to the 2026 Term Loans;~~

~~(C) third, to the payment of principal outstanding on the 2026 Term Loans, on a pro rata basis to the 2026 Term Loan Lenders, based upon the total of each such Lender’s ratable share of the exposure under the 2026 Term Loans, and all other remaining Obligations with respect to the 2026 Term Loans;~~

~~(D) fourth, to the payment pro rata of (1) interest then accrued and unpaid on the outstanding Loans (other than 2026 Term Loans), (2) any fees then accrued and unpaid to the Administrative Agent, (3) any fees then accrued and unpaid to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (4) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under the Loan Documents that are then accrued and unpaid, and (5) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 of this Agreement;~~

~~(E) fifth, for payment of (1) principal outstanding on the Revolving Loans and the Term Loans (other than the 2026 Term Loans) and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon the total of each such Lender’s (a) Commitment Percentage and (b) ratable share of the Term Loan Exposure (other than under the 2026 Term Loans), provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (E), (2) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (4) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (1), (2) and (3) of this subpart (E);~~

~~(F) sixth, to any remaining Secured Obligations (other than unasserted contingent indemnity obligations); and~~

~~(G) finally, any remaining surplus after all of the Secured Obligations (other than unasserted contingent indemnity obligations) have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.~~

~~For the avoidance of doubt, to the extent set forth in Section 9.8(a), any monies received by the Administrative Agent prior to the exercise by the Administrative Agent of remedies shall be applied to the Secured Obligations in accordance with the foregoing clauses (A) through (G).~~

~~(b) Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.~~

(c)    Application of Mandatory Payments. Without limiting the foregoing, and unless otherwise designated by the Borrower in accordance with Section 2.7(a), each prepayment pursuant to Section 2.11 hereof shall be applied in ~~the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, (ii) second, on a pro rata basis for the Lenders, to outstanding RFR Loans and Other Interest Rate Loans using Payment Date interest mechanics, and (iii) third, on a pro rata basis for the Lenders, to outstanding Term SOFR Loans, EURIBOR Loans, and Other Interest Rate Loans using Interest Period interest rate mechanics~~accordance with the terms of Section 9.8(b); provided that, if the outstanding principal amount of any Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

Section 2.12.    Swap Obligations Make-Well Provision. The Borrower, to the extent that it is an “eligible contract participant” as defined in the Commodity Exchange Act, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party in order for such Credit Party to honor its obligations under the Loan Documents in respect of the Swap Obligations. The obligations of the Borrower under this Section 2.12 shall remain in full force and effect until all Secured Obligations are paid in full. The Borrower intends that this Section 2.12 constitute, and this Section 2.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

~~Section 2.13. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Loan in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, or any other event, in each case, which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for such Loan to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loan shall not be denominated in such Agreed Currency but shall be made in Dollars on the requested date for such Loan to be extended, with such Loan being made in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for funding, continuation or conversion, as the case may be, as a Base Rate Loan, unless the Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the~~

~~denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for funding, continuation or conversion, as the case may be.~~

Section 2.13.    [Reserved].

Section 2.14.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under the requirements of this Agreement, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

Section 2.15.    Priority and Liens.

(a)    Each of the Credit Parties hereby covenants and agrees that subject to the Interim DIP Order (and when applicable, the Final DIP Order), the DIP Facility Obligations: (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed DIP Superpriority Claims in the Chapter 11 Cases, having the priority set forth in the DIP Orders and (ii) pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, shall at all times be secured by valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Liens on, and security interests in, the DIP Collateral (but, for the avoidance of doubt, not any Excluded DIP Collateral), in each case, having the priorities over the DIP Collateral set forth in the Interim DIP Order or the Final DIP Order, as applicable, and, with respect to clause (i) and (ii) above, the corresponding provisions of the DIP Orders are incorporated by reference herein as if such provisions appeared herein, mutatis mutandis.

(b)    In accordance with the Interim DIP Order (or, once entered, the Final DIP Order) and subject and subordinate to the Carve Out in all respects, all of the Liens described in this Section 2.15 shall be effective and perfected upon entry of the Interim DIP Order without the necessity of the execution, recordation of filings by the Companies of security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any DIP Collateral, as set forth in the Interim DIP Order.

Section 2.16.    Payment of Obligations. Subject to the DIP Orders and any Reserve, upon the maturity (whether by acceleration or otherwise) of any of the Secured Obligations (other than Prepetition Obligations that are not Rolled-Up Obligations) of the Credit Parties under this Agreement, the Lenders shall be entitled to immediate payment of such Secured Obligations without further application to or order of the Bankruptcy Court.

Article III

ADDITIONAL PROVISIONS RELATING TO
BENCHMARK REPLACEMENT; INCREASED CAPITAL; TAXES

Section 3.1.    Requirements of Law.

(a)    If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A)    shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(B)    shall impose, modify or hold applicable any reserve, special deposit, liquidity, insurance charge, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the interest rate for the applicable Loan; or

(C)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining the applicable Loan or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower in reasonable detail (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)    If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law or Risk-Based Capital Guidelines regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount and reasonable detail with respect to such calculation), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)    For purposes of this Section 3.1 and Section 3.5 hereof, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), and any rules, regulations, orders, requests, guidelines and directives adopted, issued, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)    A certificate as to any additional amounts payable pursuant to this Section 3.1 together with a reasonably detailed calculation and description of such amounts contemplated by this Section 3.1, submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs or reductions to the extent such Lender notifies the Borrower thereof more than one hundred eighty (180) days after such Lender becomes aware of such right to additional compensation (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2.    Taxes.

(a)    All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes. If any Taxes or Other Taxes are required by applicable law to be deducted or withheld from any amounts payable by the Credit Party to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary ~~to yield to~~so that after such deduction or withholding has been made

(including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or ~~such~~ Lender ~~(after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.~~, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Whenever any Taxes or Other Taxes are required by applicable law to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority ~~or~~, fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or a Lender or the Administrative Agent is otherwise subject to Other Taxes or to Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any ~~incremental Taxes or Other~~such Taxes paid or payable by the Administrative Agent or such Lender ~~as a result of any such failure~~.

(c)    If any Lender shall be so indemnified by a Credit Party, such Lender shall ~~use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall~~ reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party ~~or an effective~~, net ~~reduction in taxes or other governmental charges~~of all out-of-pocket expenses (including ~~any t~~Taxes ~~imposed on or measured by the total net income~~) of such Lender~~) of the United States or any state or subdivision or any other~~ and without interest (other than interest paid by a Governmental Authority ~~thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender’s income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid~~with respect to such refund). If a Lender is required to repay a refund with respect to which an amount has been paid over to a Credit Party under this paragraph (c), such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount ~~so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.~~paid over by the Lender to such Credit Party pursuant to this paragraph (c) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority). Notwithstanding anything to the contrary in this paragraph (c), in no event will any Lender be required to pay any amount to a Credit Party pursuant to this paragraph (c) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.

(d)    Each Lender that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

(e)    Any Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent, upon the reasonable written request of the Borrower or the Administrative Agent, executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(f)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that (i) such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not (A) subject such Lender to any material unreimbursed cost or expense, or (B) materially prejudice the legal position of such Lender, and (ii) to the extent that such Lender fails to comply with the requirements of this subpart (f), such Lender shall not be entitled to additional compensation otherwise payable under this Section 3.2 if such additional compensation would not have been required had such Lender so complied.

(g)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)    The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

(j)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Letters of Credit as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Notwithstanding any other provision in this Agreement, including this Section 3.2, solely with respect to any Prepetition Obligations that are not Rolled-Up Obligations, only amounts payable under this Section 3.2 prior to the Petition Date shall remain payable under this Section 3.2 from or after the Petition Date (subject to any applicable stay under the Bankruptcy Code pursuant to the Chapter 11 Cases).

Section 3.3.    Funding Losses. The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Loans (other than Base Rate Loans not using the Term SOFR component thereof) after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Loans other than Base Rate Loans (excluding those accruing interest based on the Term SOFR component thereof) after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of ~~(i)~~ a Term SOFR Loan~~, a EURIBOR Loan or an Other Interest Rate Loan using Interest Period interest rate mechanics~~  on a day that is not the last day of an Interest Period applicable thereto; provided, that no such indemnity payment shall be required in respect of a Swing Loan ~~or (ii) an RFR Loan or an Other Interest Rate Loan using Interest Payment Date interest rate mechanics on a day that is not the applicable Interest Payment Date therefor~~, (d) any conversion of a Term SOFR Loan ~~accruing interest using Interest Period~~

~~mechanics to~~ a Base Rate ~~Loan, an Other Interest Rate Loan using Interest Period interest rate mechanics or an RFR~~ Loan on a day that is not the last day of an Interest Period applicable thereto~~, or any conversion of an RFR Loan or an Other Interest Rate Loan using Interest Payment Date interest rate mechanics to a Base Rate Loan, a Term SOFR Loan, a EURIBOR Loan or an Other Interest Rate Loan using Interest Payment Date interest rate mechanics on a day that is not the applicable Interest Payment Date therefor~~; provided, that no such indemnity payment shall be required in respect of a Swing Loan, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement pursuant to Section 11.3(c) or 11.12 hereof. Such indemnification, in respect of a Term SOFR Loan, ~~EURIBOR Loan or applicable Other Interest Rate Loan,~~ shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate interbank market, along with any administration fee charged by such Lender. ~~With respect to RFR Loans or applicable Other Interest Rate Loans, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, if any.~~ A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender together with a reasonably detailed calculation and description of such amounts, shall be conclusive absent manifest error. The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) hereof with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office (or an affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.1 or 3.2(a) hereof.

Section 3.5.    Lending Unlawful; Inability to Determine Rate; Benchmark Replacement.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to the remainder of this Section 3.5, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:

(i)    for any reason in connection with any request for a Loan (other than a Base Rate Loan (excluding the Term SOFR component thereof)), or a conversion or continuation thereof, that the Adjusted Term SOFR Screen Rate~~, Adjusted EURIBOR Rate, Adjusted Daily Simple RFR or Adjusted Other Interest Rate, as applicable,~~  does not adequately and fairly reflect the cost to such Lenders of the funding such Loans; or

(ii)    the interest rate applicable to Loans (other than a Base Rate Loan) is not ascertainable or available (including, without limitation, because the applicable screen on which the rate for such Loan is published (including any successor or substitute page on such screen) is unavailable, and such inability to ascertain or unavailability is not expected to be permanent), then the Administrative Agent shall suspend the availability of the Type of Loan subject thereto and require any affected Loan to be repaid or converted (and redenominated into Dollars, if applicable) to Base Rate Loans at the end of the applicable Interest Period.

(b)    Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement evidencing Swap Obligations shall be deemed not to be a “Loan Document” for purposes of this Section 3.5), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement with respect to Dollars is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” ~~with respect to any Agreed Currency~~ for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.5.

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~Screen Rate and the EURIBOR~~ Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 11.4 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.5, the Borrower may revoke any request for a Loan (other than a Base Rate Loan (excluding the Term SOFR prong thereof, if unavailable)) impacted by the applicable interest rate being unavailable, or any request for the conversion or continuation of such a Loan (other than a Base Rate Loan (excluding the Term SOFR prong thereof, if unavailable)) to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Loan (excluding the Term SOFR prong thereof, if unavailable) or conversion to a Base Rate Loan (with a corresponding currency redenomination, if applicable). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(g)    Illegality. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Loan (other than a Base Rate Loan), the obligations of such

Lender to make, continue or convert into any such Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Loans payable to such Lender shall ~~(i) if denominated in Dollars,~~ automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan (excluding the Term SOFR component thereof, if unavailable), or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion~~, or (ii) if denominated in an Agreed Currency other than Dollars, shall be repaid at the end of the then current Interest Period or on the next scheduled Interest Payment Date~~.  The foregoing also shall apply to Swing Loans accruing interest at the Term SOFR Rate or any Base Rate Loan accruing interest using the Term SOFR component thereof.

Section 3.6.    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a) hereof, or asserts its inability to make a Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Specified Default, Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1 or 3.2(a) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrower shall be liable to such replaced Lender under Section 3.3 hereof if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (if applicable), (f) the replacement Lender, if not already a Lender, shall be satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.10 hereof (provided that the Borrower (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), (h) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.1 or 3.2(a) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to replace such Lender cease to apply, and (i) if more than one Lender shall request such reimbursement based on the same circumstances giving rise to such request, the Borrower shall not be permitted to replace only one of such Lenders.

Section 3.7.    Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Term SOFR Loan~~, EURIBOR Loan, or Other Interest Rate Loan using Interest Period interest rate mechanics~~  during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the applicable interest rate for such Interest Period.

Article IV

CONDITIONS PRECEDENT

Section 4.1.    Conditions to Each Credit Event. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in any Credit Event (other than DIP Loans which shall be governed by Section 4.4 below) shall be conditioned, in the case of each Credit Event, upon the following:

(a)    all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

(b)    the Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

(c)    no Specified Default, Default or Event of Default shall then exist or immediately after such Credit Event would exist;

(d)    each of the representations and warranties contained in Article VI hereof and in each other provision of any Loan Document, shall be true, correct and complete in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date; and

~~(e) in connection with each Credit Event after the Thirteenth Amendment Effective Date, after the application of the proceeds of the Credit Event requested to be funded on the Thirteenth Amendment Effective Date (which application shall occur promptly after the occurrence of such Credit Event), the Borrower shall have provided written evidence reasonably satisfactory to the Administrative Agent that the aggregate amount of the Borrower’s and its Subsidiaries’ cash and Cash Equivalents, prior to giving effect to the requested Credit Event, and immediately after the application of the proceeds of such Credit Event (which application shall occur promptly after the occurrence of such Credit Event), does not exceed $10,000,000.~~

(e)    [reserved].

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c), (d), and, if applicable, (e) above.

Section 4.2.    Conditions to the First Credit Event. The Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a)    Notes as Requested. The Borrower shall have executed and delivered to (i) each Lender requesting a Revolving Credit Note such Lender’s Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b)    Subsidiary Documents. Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Administrative Agent.

(c)    Pledge Agreements. The Borrower and each Guarantor of Payment that has a Subsidiary shall have (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated).

(d)    Intellectual Property Security Agreements. The Borrower and each Guarantor of Payment that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance satisfactory to the Administrative Agent.

(e)    Lien Searches. With respect to the property owned or leased by the Borrower and each Guarantor of Payment, and any other property securing the Obligations, the Borrower shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Administrative Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(f)    Officer’s Certificate, Resolutions, Organizational Documents. The Borrower shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

(g)    Good Standing and Full Force and Effect Certificates. The Borrower shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed.

(h)    Legal Opinion. The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party, in form and substance satisfactory to the Administrative Agent and the Lenders.

(i)    Borrower Investment Policy. The Borrower shall have delivered to the Administrative Agent a copy of the Borrower Investment Policy as in effect on the Closing Date.

(j)    Insurance Certificates. The Borrower shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form and satisfactory to the Administrative Agent and the Lenders, providing for adequate real property, personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, lender’s loss payee and additional insured, as appropriate.

(k)    Pro-Forma Projections. The Borrower shall have delivered to the Administrative Agent annual pro-forma projections of financial statements (which report shall include balance sheets and statements of income (loss) and cash-flow) of the Borrower through and including the Fiscal Year ending December 30, 2023, prepared on a Consolidated basis, in form and substance satisfactory to the Administrative Agent.

(l)    Fees. The Borrower shall have (i) paid all fees required to be paid to the Administrative Agent on the Closing Date, including as set forth in any Administrative Agent Fee Letter, and (ii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.

(m)    Mortgage Releases. The Administrative Agent shall have received evidence reasonably satisfactory to it that all mortgages securing obligations under the Existing Credit Agreement have been or contemporaneously with the effectiveness hereof shall be terminated.

(n)    Closing Certificate. The Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

(o)    Letter of Direction. The Borrower shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(p)    No Material Adverse Change. No material adverse change, in the opinion of the Administrative Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 31, 2016.

(q)    Miscellaneous. The Borrower shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.3.    Post-Closing Conditions. On or before the date specified in this Section 4.3 (unless a longer period is agreed to in writing by the Administrative Agent, in its reasonable discretion), the Borrower shall satisfy each of the following items specified in the subsections below:

(a)    Insurance Endorsements. No later than forty-five (45) days after the Closing Date, the Borrower shall deliver to the Administrative Agent proof of insurance endorsements satisfactory to the Administrative Agent, evidencing, with respect to the real property, personal property and liability insurance for each Company, the inclusion of the Administrative Agent, as lender’s loss payee and additional insured, as appropriate.

(b)    Control Agreements. No later than forty-five (45) days after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent an executed Control Agreement, in form and substance satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by a Credit Party; provided that the Borrower shall not be required to deliver a Control Agreement with respect to any Deposit Account or Securities Account if it would not be required to deliver a Control Agreement pursuant to Section 5.21(d) hereof.

(c)    Landlords’/Bailee’s/Processor’s Waivers. No later than sixty (60) days after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver a Landlord’s, Bailee’s or Processor’s Waiver, in form and substance satisfactory to the Administrative Agent, for each location of a Credit Party where any of the collateral securing any part of the Obligations is located, unless such location is owned by the Company that owns the collateral located there; provided that the Borrower shall not be required to deliver a Landlord’s, Bailee’s or Processor’s Waiver with respect to any such location if it would not be required to deliver a Landlord’s, Bailee’s or Processor’s Waiver pursuant to Section 5.21(e) hereof.

(d)    Further Assurances and Deliverables. Without limiting any other provision of this Agreement or any other Loan Document, no later than forty-five (45) days after the Twelfth Amendment Effective Date (or such later date as may be extended in writing in the sole discretion of the Administrative Agent), the Borrower shall take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may deem necessary or appropriate to provide the Administrative Agent with a first-priority perfected Lien on the Collateral or, to the extent provided in the DIP Orders, the DIP Collateral.

Section 4.4.    Conditions to DIP Loans. On and after the Fourteenth Amendment Effective Date, the obligation of each 2026 Term Loan Lender to fund DIP Loans is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event (or written waiver thereof by the Required DIP Lenders):

(a)    DIP Orders. The Administrative Agent shall have received a certification that the Interim DIP Order or the Final DIP Order (as applicable) has been entered by the Bankruptcy Court (which may be satisfied by providing the Administrative Agent with a copy of the signed Interim DIP Order or Final DIP Order). Such DIP Order shall not have been reversed, modified, amended, stayed or vacated (other than modifications or amendments that are (i) technical or purely administrative in nature and not adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion or (ii) consented to by the Required DIP Lenders), and the Credit Parties shall be in compliance in all respects with the applicable DIP Orders.

(b)    No Violation of Law. The making of such DIP Loans shall not violate any requirement of applicable law, the violation of which constitutes or is reasonably expected to constitute a Material Adverse Effect applicable to the Credit Parties and, after giving effect to the DIP Orders and any other order of the Bankruptcy Court entered on or prior to the date of the applicable borrowing, shall not be enjoined, temporarily, preliminary or permanently.

(c)    Conversion of Cases. None of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case. No trustee under chapter 7 or examiner with expanded powers under chapter 11 of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases.

(d)    DIP Funding. The funding of such DIP Loans shall not result in the aggregate outstanding amount with respect to all DIP Loans exceeding the amount authorized by the DIP Orders.

(e)    No Material Adverse Effect. Since the Petition Date, there shall not have occurred any circumstance or conditions, which individually or in the aggregate, constitutes or is reasonably expected to constitute, a Material Adverse Effect.

(f)    DIP Liens. All of the security interests with respect to the DIP Collateral (but not, for the avoidance of doubt, any Excluded DIP Collateral) shall be effective and perfected by the applicable DIP Orders on the terms set forth in the applicable DIP Orders and without the necessity of the execution of mortgages, security agreements, pledge agreements or other agreements (except to the extent so executed).

(g)    First Day Orders.  The Administrative Agent shall have received copies of all of the “first day orders” entered by the Bankruptcy Court on or about the Petition Date (and if any such orders shall have not been entered by the Bankruptcy Court, the form of such orders submitted to the Bankruptcy Court for approval) regarding, relating to or impacting (i) the Credit Parties’ cash management systems and arrangements, (ii) any rights or remedies of any Lender, (iii) this Agreement, (iv) the DIP Collateral, any Liens thereon or any DIP Superpriority Claims,

(v) the use of cash collateral, (vi) debtor-in-possession financing, (vii) adequate protection or otherwise relating to the Prepetition Obligations, and (viii) customer programs, warranties and sales facilitation programs, in each case in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that the forms filed on the Petition Date are satisfactory).

(h)    Other Orders. All orders entered by the Bankruptcy Court pertaining to any payment of the Credit Parties’ vendors, shippers, or other trade counterparties in compliance with the DIP Budget and all motions and other documents filed, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that any forms filed on the Petition Date (or any subsequent filings consistent with the DIP Budget) are satisfactory).

(i)    Notice of Loan. The Borrower shall have submitted a Notice of Loan and otherwise complied with Section 2.5 hereof, which Notice of Loan shall include a certification from an Authorized Officer of the Borrower that the aggregate of such requested DIP Loans and all prior borrowings of DIP Loans does not exceed 110.0% of the aggregate amount of DIP Loans projected to be borrowed as set forth in the most recent DIP Budget (unless otherwise consented to in writing, which may be via email by counsel to the Administrative Agent, by the Administrative Agent as approved by the Administrative Agent and the Required DIP Lenders), measured on a cumulative basis beginning on the Petition Date through the proposed date of borrowing.

(j)    Representations and Warranties. Each of the representations and warranties contained in Article VI hereof and in each other provision of any Loan Document, shall be true, correct and complete in all material respects as if made on and as of the date of such Credit Event, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date) (in each case, without duplication of any materiality qualifiers with respect to any such representation or warranty already qualified by materiality or Material Adverse Effect).

(k)    Defaults. Other than the Specified Defaults, no Default or Event of Default shall then exist or immediately after such Credit Event would exist.

Article V

COVENANTS

So long as any Obligations (other than unasserted contingent indemnity obligations) remain unpaid or the Commitment remains outstanding, the Borrower will (or, as applicable, cause each other Company to) comply with the following requirements, unless the Required Lenders (or the Administrative Agent, with the consent of the Required Lenders) shall otherwise consent in writing:

Section 5.1.    Insurance. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) in such form, written by such companies, in such amounts, for such periods, and against such risks as may be reasonably acceptable to the Administrative Agent, with provisions satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Company as their interests may appear (with lender’s loss payable and additional insured endorsements, as appropriate, in favor of the Administrative Agent, for the benefit of the Lenders), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders. ~~If any~~Subject to the DIP Orders and application of the automatic stay in the Chapter 11 Cases, if any Specified Default or Event of Default then exists, any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Administrative Agent or the Required Lenders, be applied upon the Secured Obligations whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property; provided that if ~~an~~no Specified Default or Event of Default ~~does not~~ then exists, any such sums received by the Administrative Agent shall be delivered to the Borrower. The Administrative Agent is hereby authorized to act as attorney-in-fact for the Companies, after the occurrence and during the continuance of ~~an~~a Specified Default or Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof. Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Companies as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer.

Section 5.2.    Money Obligations. Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court, ~~E~~each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3.    Financial Statements and Information.

(a)    Monthly Financials. Within (i) twenty-one (21) days after the end of the last fiscal month of a Quarterly Reporting Period and (ii) fifteen (15) days after the end of each other fiscal month occurring during the term of this Agreement, the Borrower shall deliver to the Administrative Agent and the Lenders its internally-prepared monthly income statement and balance sheet for the applicable month as certified by a Financial Officer, in each case in form and detail consistent with those sample monthly income statements and balance sheets provided to the Administrative Agent and Lenders prior to the Tenth Amendment Effective Date, and with the form and detail of such monthly income statements and balance sheets otherwise being satisfactory to the Administrative Agent. Such financials also shall include (x) the average daily aggregate amount of the Borrower’s and its Subsidiaries’ cash and Cash Equivalents for the applicable fiscal month, and (y) a certification as to cash~~,~~ and Cash Equivalents ~~and other Liquidity~~ as of the last Business Day of each week within such fiscal month (with such detail in respect thereof as reasonably requested by the Administrative Agent)~~, and (z) a report in form and detail satisfactory to the Administrative Agent setting forth all cost reductions implemented by the Borrower and its Subsidiaries and the corresponding impact thereof (including but not limited to the actual and proforma annualized impact thereof) and any additional cost reductions planned by the Borrower and its Subsidiaries.~~.

(b)    Quarterly Financials. The Borrower shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each of the first three Quarterly Reporting Periods of each Fiscal Year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its Form 10-Q), balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the Quarterly Reporting Period and Fiscal Year to date periods, all prepared on a Consolidated (in accordance with GAAP, except for the absence of footnotes and year-end adjustments) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer; provided that delivery pursuant to subsection (g) below of copies of the Form 10-Q quarterly report of the Borrower for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this subsection (b).

(c)    Annual Audit Report. The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each Fiscal Year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its Form 10-K), an annual audit report of the Companies for that year prepared on a Consolidated (in accordance with GAAP) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period; provided that delivery pursuant to subsection (g) below of copies of the Form 10-K annual report of the Borrower for such period filed with the SEC shall be deemed to satisfy the requirements of this subsection (c).

(d)    Compliance Certificate. The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (b) and (c) above, a Compliance Certificate (which Compliance Certificate shall include a list of (x) all patents, trademarks or copyrights that have been federally registered by the Credit Parties since delivery of the last Compliance Certificate, and (y) ~~detailed calculations regarding cost reductions implemented by the Borrower and its Subsidiaries and the corresponding impact thereof, including but not limited to the actual and proforma annualized impact thereof,~~

~~and (z)~~ such other detailed information as may be requested by the Administrative Agent regarding the financial covenants set forth in Section 5.7 ~~(including, but not limited to, any addbacks included in the calculation of Consolidated EBITDA)~~).

(e)    Management Reports. The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a), (b) and (c) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the systems, operations, financial condition or properties of the Companies.

(f)    ~~Pro-Forma Projections. The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each Fiscal Year of the Borrower, annual pro-forma projections of the Companies for the then current Fiscal Year, to be in form and detail acceptable to the Administrative Agent and presented on a quarterly year-to-date basis.~~Reserved.

(g)    Shareholder and SEC Documents. The Borrower shall deliver to the Administrative Agent and the Lenders (or give notice of the availability thereof on the SEC Edgar website), as soon as available, (i) copies of Form 10-Q quarterly reports, Form 10-K annual reports and Form 8-K current reports, (ii) notice of (and upon the request of the Administrative Agent, copies of) any other filings made by the Borrower with the SEC, and (iii) notice of (and, upon the request of the Administrative Agent, copies of) any other information that is provided by the Borrower to its shareholders generally.

(h)    Reporting Periods. If, at any time, the information set forth on Schedule 5.3 hereto becomes inaccurate, or does not set forth each Quarterly Reporting Period for the following Fiscal Year of the Borrower, the Borrower shall promptly deliver to the Administrative Agent a replacement Schedule 5.3 that includes such additional or corrected information, in form and substance satisfactory to the Administrative Agent.

(i)    Beneficial Ownership Certification. On or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Administrative Agent.

(j)    Financial Information of the Companies. The Borrower shall deliver to the Administrative Agent and the Lenders, within two Business Days (or such longer time as may be agreed by the Administrative Agent in its sole discretion) of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of any Company as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

(k)    Store-Level Reporting. Within forty-five (45) days after the end of each calendar quarter, the Borrower shall deliver to the Administrative Agent written financial reporting in respect of each of the Borrower’s and its Subsidiaries’ performance on an individual store-by-store basis (including, without limitation, sales and revenue reporting), with the form, substance and scope of such reporting being reasonably acceptable to the Administrative Agent.

(l)    ~~13-Week Cash Forecast~~DIP Budget; Weekly ~~Cash Flow~~ Variance Reports and other Weekly Reports; Lender Calls.

(i)    [Reserved].

(ii)    [Reserved].

(iii)    Commencing November 13, 2025, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the third Business Day of each week (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders), a certification by an Authorized Officer of the Borrower as to whether the Borrower is in compliance with the financial covenants set forth in Section 5.7(e) as of the last Business Day of the immediately preceding week (with such detail in respect thereof as reasonably requested by the Administrative Agent).

(iv)    Commencing June 16, 2026, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the third Business Day of each week (or such later date as the Administrative Agent in its sole discretion may agree to in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders), a weekly report of the Companies’ accounts payable aging reports (including vendors, dates and applicable payment terms) certified by an Authorized Officer of the Borrower, with each such report in form and detail reasonably acceptable to the Administrative Agent and, not later than three Business Days following distribution to the DIP Lenders, in form and detail reasonably acceptable to the Required DIP Lenders (provided that if any DIP Lender does not object in writing to the Administrative Agent prior to the end of such third Business Day, the applicable aging report shall be deemed reasonably acceptable to such DIP Lender).

(v)    ~~(i)~~ Commencing ~~November 7, 2025 and calculated as of the last day of the immediately preceding month~~the Wednesday of the fourth full calendar week occurring after the Petition Date and every fourth week thereafter, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time) on ~~the fifth Business Day~~Wednesday of each ~~fiscal month~~such week (or such later date as the Administrative Agent in its sole discretion may agree to in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders), ~~a rolling 13-week cash flow forecast (including the Borrower’s forecasted Revolving Loans, Swing Loans and issuances (or amendments or renewals) of Letters of Credit) for the Borrower and its Subsidiaries~~an update to the DIP Budget, in each case in form and detail similar to the previously approved DIP Budget and calculated with true, correct and complete data as of the last day of the immediately preceding ~~month~~week, as certified by an Authorized Officer of the Borrower (and reviewed by any consultant or other advisor of the Administrative Agent in its sole discretion), ~~together with such supporting documentation as may be reasonably requested by the Administrative Agent,~~ in each case in ~~form,~~ detail and substance acceptable to the Administrative Agent ~~and, not later than three Business Days following distribution to the Lenders, in form, detail and substance acceptable to the~~.  After such submission, the Administrative Agent and Required DIP Lenders will advise the Borrower as to whether the submitted budget is approved as the new “DIP Budget” for purposes of this Agreement (provided that ~~if~~ any Lender that does not object in writing to the Administrative Agent prior to the end of ~~such~~the third Business Day~~, the applicable cash flow forecast and supporting documentation shall be deemed acceptable to such Lender).~~  following distribution to the Lenders of such proposed budget, shall be deemed to have determined such budget to be acceptable as the new DIP Budget).  The Borrower will promptly provide supporting documentation as may be reasonably requested by the Administrative Agent with respect to each submitted budget, it being understood and agreed that (i) such supporting documentation may be provided later than such delivery of such proposed DIP Budget so long as such documentation is delivered promptly following request therefor, and (ii) it shall not be a Default or Event of Default with respect to the DIP Facility hereunder if the Administrative Agent and/or Required DIP Lenders do not approve any submitted budget; provided that (A) the previously approved DIP Budget shall remain in effect, and (B) for any period that is not included in such previously approved DIP Budget, the budgeted “Total Disbursements” of the Companies for such period shall be deemed to be $0.

~~(ii) Commencing November 13, 2025, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the third Business Day of each week, as any such date may be extended in writing in the Administrative Agent’s sole discretion, a weekly cash-flow-budget-to-actual comparison as against the last rolling 13-week cash flow forecast delivered to the Administrative Agent pursuant to the immediately preceding subclause (i), in each case calculated with true, correct and complete data as of the last day of the immediately preceding week, as certified by an Authorized Officer of the Borrower  (and reviewed by any consultant or other advisor of the Administrative Agent in its sole discretion), in each case in form, detail and substance acceptable to the Administrative Agent, together with such supporting documentation as may be reasonably requested by the Administrative Agent.~~

~~(iii) Commencing November 13, 2025, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the third Business Day of each week~~, ~~as any such date may be extended in writing in the Administrative Agent’s sole discretion, a certification by an Authorized Officer of the Borrower as to whether the Borrower is in compliance with the financial covenants set forth in Section 5.7(c) and (e) as of the last Business Day of the immediately preceding week (with such detail in respect thereof as reasonably requested by the Administrative Agent).~~

(vi)    ~~(iv)~~ Commencing ~~April 29, 2026~~the Wednesday after the Fourteenth Amendment Effective Date and every week thereafter, the Borrower shall deliver to the Administrative Agent, as soon as available and in any event not later than 5:00 p.m. (Eastern time)

on ~~the third Business Day~~Wednesday of each such week (or such later date as the Administrative Agent in its sole discretion may agree to in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders), a weekly ~~report of the Companies’ accounts payable aging reports (including vendors, dates and applicable payment terms)~~ budget-to-actual comparison as against the last DIP Budget delivered to and confirmed in writing by the Administrative Agent as approved (including the initial DIP Budget, as applicable), in each case calculated with true, correct and complete data as of the last day of the immediately preceding week, as certified by an Authorized Officer of the Borrower~~, with~~  (and reviewed by any consultant or other advisor of the Administrative Agent in its sole discretion), in each ~~such report~~case in form~~,~~ and detail ~~and substance~~ acceptable to the Administrative Agent and~~, not later than three Business Days following distribution to the Lenders, in form, detail and substance acceptable to~~  the Required DIP Lenders (provided that if any DIP Lender does not object in writing to the Administrative Agent prior to the end of ~~such~~the third Business Day~~, the applicable aging report~~ following distribution to the DIP Lenders, such comparison shall be deemed acceptable to such DIP Lender)~~.~~, together with such supporting documentation as may be reasonably requested by the Administrative Agent (it being understood that such supporting documentation may be provided later than such delivery date of such comparison so long as such documentation is delivered promptly following request therefor).

~~(m) Additional Reporting and Actions. The Borrower shall deliver to the Administrative Agent the additional reports, and shall take the additional actions and otherwise comply in all respects with the matters specified on Schedule 5.3(m) attached hereto by the corresponding dates set forth therein (as any such date may be extended in writing in the Administrative Agent’s sole discretion), in each case in form, detail and substance acceptable to the Administrative Agent.~~

(m)    Commencing the week of May 4, 2026, the Borrower shall host a call at least every other week among the Borrower, its investment bank, the Administrative Agent and the Lenders.

(n)    No later than the last Business Day of each week, the Borrower shall deliver to the Administrative Agent (unless extended or waived by the Administrative Agent in its sole discretion) confirmation of a call during such week among the Borrower, the Administrative Agent and/or a consultant or other advisor of the Administrative Agent of the Administrative Agent’s choosing (solely to the extent such a call is requested by the Administrative Agent and/or such consultant or other advisor of the Administrative Agent).

(o)    Promptly following filing with the Bankruptcy Court of any motion or other filing identifying (a) executory contracts and unexpired leases proposed to be rejected in connection with the sale, and (b) all other proposed cost reductions (including, without limitation, employee reductions), the Borrower shall deliver a copy thereof to the Administrative Agent.

Section 5.4.    Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon reasonable notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof.

Section 5.5.    Franchises; Change in Business.

(a)    Except as otherwise excused by Bankruptcy Law, ~~E~~each Company shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

(b)    No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6.    ERISA Pension and Benefit Plan Compliance. No Company shall fail to satisfy any minimum funding requirements under Code Section 412 or incur any liability to the PBGC (other than premiums payable in the ordinary course), in connection with any Pension Plan in either case which would result in a Material Adverse Effect. The Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company. The Borrower shall promptly notify the Administrative Agent of any taxes assessed, proposed to be assessed or that the Borrower has reason to believe are likely to be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan, if any such actual, proposed or possible assessment would result in a Material Adverse Effect. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred that could reasonably be expected to result in a Material Adverse Effect, such Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. The Borrower shall, at the reasonable request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

Section 5.7.    Financial Covenants.

(a)    [Reserved].

(b)    [Reserved].

(c)    [Reserved].

~~(a) Net Leverage Ratio. The Borrower shall not suffer or permit at any time the Net Leverage Ratio, as of the end of any Quarterly Reporting Period, to exceed (i) 5.00 to 1.00 for the Quarterly Reporting Periods ending December 30, 2023 and March 30, 2024, (ii) 5.50 to 1.00 for the Quarterly Reporting Period ending June 29, 2024, (iii) 5.00 to 1.00 for the Quarterly Reporting Period ending September 28, 2024, (iv) 4.80 to 1.00 for the Quarterly Reporting Period ending December 28, 2024, (v) 4.75 to 1.00 for the Quarterly Reporting Periods ending March 29, 2025 and June 28, 2025, (vi) 5.25 to 1.00 for the Quarterly Reporting Period ending September 27, 2025, (vii) 4.50 to 1.00 for the Quarterly Reporting Period ending January 3, 2026, (viii) 4.75 to 1.00 for the Quarterly Reporting Period ending April 4, 2026, (ix) 4.80 to 1.00 for the Quarterly Reporting Period ending July 4, 2026, and (x) 4.00 to 1.00 for each Quarterly Reporting Period occurring thereafter.~~

~~(b) Interest Coverage Ratio. The Borrower shall not suffer or permit at any time the Interest Coverage Ratio, as of the end of any Quarterly Reporting Period, to be less than (i) 1.50 to 1.00 for the Quarterly Reporting Periods ending December 30, 2023 and March 30, 2024, (ii) 1.25 to 1.00 for the Quarterly Reporting Period ending June 29, 2024, (iii) 1.50 to 1.00 for the Quarterly Reporting Periods ending September 28, 2024 and December 28, 2024, (iv) 1.90 to 1.00 for the Quarterly Reporting Periods ending March 29, 2025 and June 28, 2025, (v) 1.50 to 1.00 for the Quarterly Reporting Period ending September 27, 2025, (vi) 2.10 to 1.00 for the Quarterly Reporting Periods ending January 3, 2026 and April 4, 2026, (vii) 1.80 to 1.00 for the Quarterly Reporting Period ending July 4, 2026, (viii) 2.10 to 1.00 for the Quarterly Reporting Period ending October 3, 2026, and (ix) 2.20 to 1.00 for each Quarterly Reporting Period occurring thereafter.~~

~~(c) Liquidity. The Borrower shall (i) cause Liquidity to equal or exceed $40,000,000 as of the last day of each fiscal month from the Eleventh Amendment Effective Date until the Twelfth Amendment Effective Date, (ii) cause Liquidity to equal or exceed $30,000,000 as of the last Business Day of each week from the Twelfth Amendment Effective Date to the Thirteenth Amendment Effective Date, (iii) cause Liquidity to equal or exceed $30,000,000 as of the last Business Day of each week from July 1, 2026 through and including October 3, 2026, and (iv) cause Liquidity to equal or exceed $40,000,000 as of the last Business Day of each week from October 4, 2026 and the last Business Day of each week thereafter.~~

(d)    ~~Consolidated Adjusted EBITDA. The Borrower shall not suffer or permit at any time the Consolidated Adjusted EBITDA, as of the end of any Quarterly Reporting Period commencing April 4, 2026 and as of the end of each Quarterly Reporting Period thereafter (in each case for the most recently completed four Quarterly Reporting Periods of the Borrower then ended), to be less than 90% of the Borrower’s projected Consolidated Adjusted EBITDA for such period as set forth in the Consolidated Adjusted EBITDA Forecast attached hereto as Schedule 5.7(d).~~[Reserved].

(e)    Disbursements and ~~Draws~~Receipts.

(i)    As of ~~May 1~~June 13, 2026 and as of ~~the last Business Day of~~ each ~~week~~Saturday thereafter, the Borrower shall not suffer or permit the aggregate amount of disbursements and other Dispositions of cash, Cash Equivalents and other assets of the Companies during the consecutive four-week period then ending to exceed ~~112.5~~110.0% of the budgeted

“Total Disbursements” of the Companies for such consecutive four-week period as set forth in the most recent ~~13-week cash flow forecast~~DIP Budget delivered by the Borrower to the Administrative Agent ~~in accordance with Section 5.3(l)(i) above.~~(that is the initial DIP Budget or a DIP Budget that was confirmed in writing by the Administrative Agent as approved, as applicable); provided that (A) for the first three testing periods, Total Disbursements will be measured against the actual disbursements of the Companies for periods prior to the Fourteenth Amendment Effective Date and against amounts in the initial DIP Budget for disbursements after the Fourteenth Amendment Effective Date, and (B) for any testing period (or portion thereof) that is not included in the most recent DIP Budget delivered by the Borrower to the Administrative Agent (that is the initial DIP Budget or a DIP Budget that was confirmed in writing by the Administrative Agent as approved, as applicable), the budgeted “Total Disbursements” of the Companies for such period (or portion thereof) shall be deemed to be $0.

(ii)    As of ~~May 1~~June 13, 2026 and as ~~of the last Business Day of~~ each ~~week~~Saturday thereafter, the Borrower shall not at any time suffer or permit the aggregate amount of ~~new Revolving Loans, Swing Loans and issuance or renewals of (or increases to) Letters of Credit~~operating receipts during the consecutive four-week period then ending to ~~exceed 112.5~~be less than 90.0% of the aggregate budgeted “~~Revolver Draw~~Operating Receipts” of the Companies for such consecutive four-week period as set forth in the most recent ~~13-week cash flow forecast~~DIP Budget delivered by the Borrower to the Administrative Agent ~~pursuant to Section 5.3(l)(i) above.~~(that is the initial DIP Budget or a DIP Budget that was confirmed in writing by the Administrative Agent as approved, as applicable); provided for the first three testing periods, Operating Receipts will be measured against the actual receipts of the Companies for periods prior to the Fourteenth Amendment Effective Date and against amounts in the initial DIP Budget for disbursements after the Fourteenth Amendment Effective Date.

Section 5.8.    Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind~~; provided that this Section 5.8 shall not apply to~~, except the following (and, for clauses (b), (c), (f) and (h) hereof, only to the extent incurred or established prior to the Petition Date):

(a)    the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

(b)    any loans or other credit granted to, or Capitalized Lease Obligations entered into by, any Company for the purchase or lease of fixed assets (and refinancings of such loans, credit or Capitalized Lease Obligations), which loans, credit and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Thirty Million Dollars ($30,000,000) at any time outstanding;

(c)    the Indebtedness existing on the First Amendment Effective Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

(d)    loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;

(e)    [Intentionally Omitted];

(f)    Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(g)    [Intentionally Omitted]; and

(h)    other unsecured Indebtedness, in addition to the Indebtedness listed above, provided, that (i) if the aggregate principal amount of such Indebtedness (including any undrawn commitments in respect thereof) exceeds $1,000,000 on the initial date of incurrence thereof, the Administrative Agent shall have approved the terms and conditions of such Indebtedness prior to the applicable Company’s incurrence of such Indebtedness; and (ii) immediately after the incurrence of any such other unsecured Indebtedness, the Senior Secured Leverage Ratio (giving pro forma effect thereto) equals or is less than 2.00 to 1.00~~;~~.

Section 5.9.    Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or existing or hereafter acquired or arising~~; provided that this Section 5.9 shall not apply to~~, except (1) the DIP Liens and (2) the following (in each of clauses (d), (e) and (h), to the extent created or incurred prior to the Petition Date):

(a)    Liens in the ordinary course of business for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b)    other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, in the ordinary course of business and incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of Indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c)    any Lien granted to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof);

(d)    the Liens existing on the Fifth Amendment Effective Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;

(e)    purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired, and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;

(f)    easements or other minor defects or irregularities in title of real property in the ordinary course of business and not interfering in any material respect with the use of such property in the business of any Company;

(g)    ~~[Intentionally Omitted]~~liens securing obligations in respect of insurance and surety bond programs in accordance with the same practices and procedures as were in effect prior to the Petition Date;

(h)    other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed One Million Dollars ($1,000,000) at any time; ~~or~~

(i)    involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation on any Company’s property, either real or personal, whether now or hereafter owned, but only so long as (i) the aggregate amount of all such Liens under this Section 5.9(i) does not exceed $500,000 at any time and the aggregate amount of all Liens under Sections 5.9(h) and (i), collectively, does not exceed One Million Dollars ($1,000,000) at any time, and (ii) each such Lien under this Section 5.9(i) is released or otherwise terminated within sixty (60) days after any Credit Party obtains (or reasonably should have obtained) knowledge thereof (or such later date as the Administrative Agent may agree in writing in its sole discretion)~~.~~;

(j)    Liens granted to provide adequate protection pursuant to the Interim Order or the Final Order; or

(k)    Liens granted to Kroll Restructuring Administration LLC on advances permitted under Section 5.11(xvii).

No Company shall enter into any contract or agreement that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company, other than the following:

(i)    a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets;

(ii)    customary software license agreements that prohibit Liens on such agreement or the assets subject thereto; or

(iii)    other leases, licenses and other agreements:

(A)    entered into in the ordinary course of business;

(B)    with respect to which (1) the value of the assets subject thereto, (2) the consideration payable by the applicable Company thereunder, and/or (3) the value of the benefits to be received by the applicable Company in connection therewith, does not in the aggregate exceed $500,000; and

(C)    that contain a customary provision prohibiting Liens on such lease, license or other agreement or the assets subject thereto;

provided, that with respect to the foregoing clauses (i) through (iii), such prohibition is limited to the relevant lease, license, contract or other agreement and/or the assets subject thereto, as the case may be; provided, further, that with respect to the foregoing clause (iii), the applicable Company shall negotiate diligently in good faith prior to entering into any such lease, license or other agreement to remove any prohibition on Liens on such lease, license or other agreement or the assets subject thereto.

Section 5.10.    Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11.    Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

(i)    any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)    any investment in direct obligations of the United States or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iii)    any investment in (A) commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s, (B) other Cash Equivalents, or (C) any other investment made in accordance with the Borrower Investment Policy;

(iv)    the holding of each of the Subsidiaries listed on Schedule 6.1 hereto~~, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;~~;

(v)    loans to, investments in and guaranties of the Indebtedness (in each case only if permitted under Section 5.8(d) hereof) to the extent made prior to the Petition Date or otherwise in accordance with the DIP Budget;

(vi)    [Intentionally Omitted];

(vii)    investments by the Borrower and the other Companies in the capital stock of their Foreign Subsidiaries in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding to the extent made prior to the Petition Date;

(viii)    ~~[Intentionally Omitted]~~Investments from a Credit Party in another Credit Party, in each case solely to the extent in the ordinary course of business or otherwise in accordance with the DIP Budget;

(ix)    advances in the form of progress payments, prepaid rent or security deposits to the extent made prior to the Petition Date or otherwise in accordance with the DIP Budget;

(x)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(xi)    Investments in Hedge Agreements, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(xii)    loans by one or more Companies to Persons that are not owned or controlled by, or otherwise affiliated with, any Company, and guaranties by one or more Companies of Indebtedness owing by such unaffiliated Persons, not to exceed One Million Dollars ($1,000,000) in aggregate principal amount ~~at any time outstanding~~to the extent made prior to the Petition Date;

(xiii)    investments constituting Permitted Capital Distributions for Performance or Taxes to the extent made prior to the Petition Date; provided, that such investments must ~~be~~have been permitted to be made under Section 5.15;

(xiv)    ~~Acquisitions~~[Intentionally ~~per~~Omitted ~~pursuant to Section 5.13~~];

(xv)    other investments in an aggregate amount for all of the Companies not to exceed One Million Dollars ($1,000,000) to the extent made prior to the Petition Date; provided, however, that payments made in the ordinary course under any Company’s deferred compensation plans shall not constitute investments for purposes hereof; ~~and~~

(xvi)    investments existing or committed as of the Twelfth Amendment Effective Date listed on Schedule 5.11(xvi) hereto~~.~~; and

(xvii)    any retainer (or payments to replenish such retainer) in an amount not to exceed $50,000 at any time to Kroll Restructuring Administration LLC for services in connection with the Chapter 11 Cases.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment but shall take into account replacements, redemptions and return of capital.

Section 5.12.    Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or Dispose of any assets to any Person, and whether effected pursuant to a Division or otherwise, ~~other than in the ordinary course of business, except that, if no Default or Event of Default (other than, solely with respect to clauses (a), (b), (c), (d), (e) and (g), the Specified Defaults (as defined in the Thirteenth Amendment)) shall then exist or immediately thereafter shall begin to exist:~~except:

(a)    (i) a sale consummated in accordance with the terms and conditions of the Stalking Horse APA, or any superior bid (as determined in consultation with the Administrative Agent) resulting in an alternative transaction pursuant to the Bidding Procedures Order (in each case, provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.11), and (ii) asset sales or other Dispositions approved by an order of the Bankruptcy Court that is in form and substance acceptable to the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders of such proposed order, such order (when entered) shall be deemed acceptable to such Lender);

(b)    any Disposition that results in indefeasible payment in full in cash of the Secured Obligations (including the Prepetition Obligations);

(c)    (i) sales of inventory in the ordinary course of business and consistent with past practice and (ii) Dispositions from a Credit Party to another Credit Party, in each case solely to the extent in the ordinary course of business or otherwise in accordance with the DIP Budget;

~~(a) a Company (other than the Borrower) may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that at least one Guarantor of Payment shall be the continuing or surviving Person);~~

~~(b) a Company may Dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment; provided, however, that all of the intellectual property of the Companies identified on Schedule 6.17 (as such schedule shall be updated on a quarterly basis pursuant to the Compliance Certificates delivered by the Companies under Section 5.3), and necessary for one or more of the Companies to continue its or their current business operations shall at all times be owned or controlled by the Borrower or a Guarantor of Payment;~~

~~(c) a Company (other than a Credit Party) may merge with or otherwise Dispose of any of its assets to any other Company;~~

(d)    ~~a Company may Dispose of any assets that are obsolete or no longer useful in such Company’s business or the subject of a condemnation or, subject to the insurance payment provisions of Section 5.1 hereof, casualty loss;~~any sale, transfer or Disposition of de minimis assets with respect to any Credit Party (including immaterial equipment in connection with the closing of store locations) so long as the Net Cash Proceeds thereof are applied in accordance with the DIP Budget;

(e)    a Company may ~~transfer cash or other property or otherwise~~ make payments in connection with transactions permitted under Sections 5.8~~,~~ and 5.11~~, 5.13 and 5.15~~  under this Agreements; and

~~(f) other Dispositions consummated by one or more of the Companies in any Fiscal Year in an aggregate amount not to exceed One Million Dollars ($1,000,000); provided, that no intellectual property shall be Disposed of in contravention of Section 5.12(b); and~~

(f)    ~~(g)~~ the Tariff Sale; provided, that such sale must be consummated in compliance with applicable law and for fair market value prior to the Petition Date, solely to the extent (i) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing~~,~~  and (ii) the net proceeds of such Tariff Sale are used and applied by the Companies in accordance with the ~~most recent 13-week cash flow forecast delivered by the Borrower to the Administrative Agent in accordance with Section 5.3(l)(i) above~~DIP Budget.

Section 5.13.    Acquisitions. No Company shall effect an Acquisition~~; provided, however, that a Company may effect an Acquisition so long as:~~.

~~(a) [Intentionally Omitted]; or~~

~~(b) such Acquisition meets all of the following requirements:~~

~~(i) in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;~~

~~(ii) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;~~

~~(iii) the business to be acquired shall be similar, or related to, or incidental to the lines of business of the Companies;~~

~~(iv) the Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;~~

~~(v) no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;~~

~~(vi) the Borrower shall have provided to the Administrative Agent and the Lenders, at least five Business Days prior to such Acquisition, in form and substance satisfactory~~

~~to the Administrative Agent, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after giving effect to the proposed Acquisition;~~

~~(vii) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired; and~~

~~(viii) the aggregate Consideration paid by the Companies, when added to all other Acquisitions for all Companies, would not exceed the aggregate amount of One Million Dollars ($1,000,000) for the twelve month period ending with the month in which such Acquisition is consummated; provided, however, that (y) the Net Leverage Ratio for the most recently ended reporting period for which the Administrative Agent has received a Compliance Certificate, immediately before and after giving pro forma effect to such Acquisition, shall be less than 2.00 to 1.00, and (z) each such pro forma determination shall be made as if such Acquisition (and related transactions, including the incurrence of any Indebtedness in connection therewith) was consummated on the first day of the applicable four-quarter period for which the Net Leverage Ratio is being determined.~~

Section 5.14.    Notice. The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall occur:

(a)    a Default or Event of Default has occurred hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing is determined for any reason to have not been true and complete cease in any material respect when made;

(b)    the Borrower learns of a litigation or proceeding against the Borrower before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect; ~~or~~

(c)    the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect~~.~~; or

(d)    copies of all materials required to be delivered to the Administrative Agent pursuant to the DIP Orders.

Section 5.15.    Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time~~, except, that so long as no Default or Event of Default exists or would result therefrom, the Companies may consummate Permitted Capital Distributions for Performance or Taxes in an aggregate amount not to exceed $5,000,000 during any Fiscal Year.~~.

Section 5.16.    Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to comply would not result in a material expenditure or loss to such Company. The Borrower shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any material notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

Section 5.17.    Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit the payment of customary and reasonable employment and severance arrangements with its employees and directors’ fees to directors who are not employees of a Company or an Affiliate, in each case made after the Petition Date, in accordance with the DIP Budget and to the extent set forth in any order of the Bankruptcy Court.

Section 5.18.    Use of Proceeds. Subject to the provisions of the DIP Orders, and in accordance with the DIP Budget and the Loan Documents, in each case as applicable, proceeds of the DIP Loans may be used by the Borrower to (a) finance the Credit Parties’ working capital needs and for other general corporate purposes, including funding the Carve Out, (b) pay related transaction costs, fees, liabilities and expenses (including professional fees and expenses), adequate protection payments, and other administration costs incurred in connection with and for the benefit of the Chapter 11 Cases, and (c) pay fees, liabilities and expenses (including professional fees and expenses incurred by the Administrative Agent and the 2026 Term Loan Lenders) under the DIP Facility, including those incurred in connection with the preparation, negotiation, documentation, and court approval of the DIP Facility. The Borrower’s use of the proceeds of the other Loans and its use of Letters of Credit shall be for working capital and other general corporate purposes of the Companies and for the refinancing of existing Indebtedness. The Borrower will not request any Loan or Letter of Credit, and will not use, and the Borrower will ensure that the other Companies, and its or their respective directors, officers, employees and agents, shall not use, the proceeds of any Loan or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise). No proceeds of the DIP Facility shall be used to pay any fees or expenses incurred at any time in connection with any action that seeks to invalidate, avoid, subordinate or otherwise impair the claims of the Administrative Agent or any Lender under any of the Loan Documents or in connection with the DIP Facility, or any Liens or priorities created under the Loan Documents or in connection with the DIP Facility, or that seeks to recover on any claims against or transfers made to the Administrative Agent or any Lender.

Section 5.19.    Corporate Names and Locations of Collateral. No Company shall (a) change its corporate name, (b) consummate a Division or (c) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least ten (10) Business Days prior written notice thereof. The Borrower shall also:

(i)    provide written notice to the Administrative Agent within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower and within ninety (90) days after the end of each Fiscal Year of the Borrower, of any interest (including but not limited to any fee simple or leasehold interest) in any real property (including the name of any landlord (other than a retail store landlord) and the address of any such real property and whether such location will have or could reasonably be expected to have at any time Inventory and Equipment (excluding leasehold improvements) of the Credit Parties having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000)) not previously disclosed on Schedule 6.9 hereto or previously disclosed in writing by the Borrower to the Administrative Agent pursuant to this Section 5.19, and upon the Administrative Agent’s receipt of such written notice from the Borrower, such interest in real property so disclosed in such written notice shall be deemed to be included on Schedule 6.9 hereto;

(ii)    promptly notify the Administrative Agent of any change in the location of the office where any Company’s records pertaining to its Accounts are kept; and

(iii)    promptly notify the Administrative Agent any change in the location of any Company’s chief executive office.

In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral. The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

Section 5.20.    Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a)    Guaranties and Security Documents. Each Subsidiary created, acquired or held subsequent to the Closing Date (including as a result of a Division, with respect to each applicable Division Successor), shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Secured Obligations and a Security Agreement (or a Security Agreement Joinder) such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.

(b)    Pledge of Stock or Other Ownership Interest. With respect to the creation or acquisition of a Domestic Subsidiary or first-tier Foreign Subsidiary of the Borrower or a Domestic Subsidiary (including as a result of a Division, with respect to each applicable Division Successor), the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and executed by the appropriate Credit Party; provided that no such pledge shall include (i) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (ii) solely to the extent the Lien thereon would result in material adverse tax consequences, shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.

(c)    Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction. Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.

Notwithstanding the foregoing, if the Administrative Agent, in its reasonable discretion, after consultation with the Borrower, determines that the cost of perfecting in a foreign jurisdiction, the security interest of the Administrative Agent, for the benefit of the Lenders, in the Pledged Securities relating to any Foreign Subsidiary, (i) is impractical or cost-prohibitive or (ii) the benefits obtained by such action are outweighed by the burdens of obtaining the same, then the Administrative Agent may agree to forego (until such time as the Administrative Agent determines it is practical to so perfect such interest) the foreign perfection of such security interest.

Notwithstanding the foregoing, no actions shall be required to be taken after the Petition Date under this Section 5.20 with respect to any of the Prepetition Obligations.

Section 5.21.    Collateral. Each Credit Party shall:

(a)    at all reasonable times and, except after the occurrence and during the continuance of an Event of Default, upon reasonable notice, allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party, (ii) arrange for verification of such Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect such Credit Party’s Inventory, Equipment and other assets, wherever located;

(b)    promptly furnish to the Administrative Agent or any Lender upon request (i) additional statements and information with respect to the Collateral or DIP Collateral, and all writings and information relating to or evidencing any of such Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Administrative Agent or such Lender may request;

(c)    promptly notify the Administrative Agent in writing upon the acquisition or creation of any Account (other than any tax refund), in excess of Five Hundred Thousand Dollars ($500,000) with respect to which the Account Debtor is the United States or any other Governmental Authority, or any business that is located in a foreign country;

(d)    promptly notify the Administrative Agent in writing upon the acquisition or creation by any Credit Party of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 hereof, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Administrative Agent or the Required Lenders; ~~provided that a Control Agreement shall not be required for a Deposit Account or Securities Account (i) that constitutes Excluded Collateral, (ii) so long as no Event of Default has occurred and is continuing, that is a retail store Deposit Account provided that the aggregate amount maintained in all such retail store Deposit Accounts does not exceed One Million Dollars ($1,000,000) for any two consecutive Business Days during the ninety (90) day period immediately preceding such time of~~

~~determination, or (iii) that is a disbursement account that automatically has a zero balance at the end of each day;~~

(e)    subject to Section 4.3(c), with respect to any Equipment, Inventory or other assets of a Credit Party located at a location of a third party (other than another Credit Party), use commercially reasonable efforts to cause to be executed any Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver, Consignee’s Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders; provided that a Credit Party shall not be required to deliver a Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver, Consignee’s Waiver or similar document for any Equipment or Inventory located at such location to the extent that the aggregate value of all Equipment (excluding leasehold improvements) and Inventory of all Companies maintained at such location does not exceed Five Hundred Thousand Dollars ($500,000);

(f)    promptly notify the Administrative Agent and the Lenders in writing of any information that such Credit Party has or may receive with respect to the Collateral or DIP Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(g)    maintain such Credit Party’s Equipment used in its business in good operating condition and repair, ordinary wear and tear and obsolescence excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(h)    deliver to the Administrative Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by such Credit Party, to the extent not otherwise excluded from such requirements hereunder, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, to the extent not otherwise excluded from such requirements hereunder, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent;

(i)    provide to the Administrative Agent, when each Compliance Certificate is due (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by such Credit Party since delivery of the last Compliance Certificate, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(j)    upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral or DIP Collateral.

Each Credit Party hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral. Such U.C.C. Financing Statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of any Credit Party with an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), such Credit Party shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon. Each Credit Party hereby authorizes the Administrative Agent or the Administrative Agent’s designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrower shall promptly repay, reimburse, and indemnify the Administrative Agent and the Lenders for any and all Related Expenses. If any Credit Party fails to keep and maintain its Equipment (other than Equipment that is obsolete or no longer useful in such Credit Party’s business) in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of such Credit Party’s Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Company located at the Administrative Agent or draw Revolving Loans.

~~Section 5.22. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral~~. ~~Except as notice therefor is otherwise provided for herein or in any Security Document, the Borrower shall provide the Administrative Agent with prompt written notice with respect to any personal property constituting Collateral (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business) acquired by any Credit Party subsequent to the Closing Date. In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any personal property of the Borrower and each Guarantor of Payment constituting Collateral (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien. The Borrower agrees that, within twenty (20) days after the date of such written request, to secure all of the Secured Obligations by delivering to the~~

~~Administrative Agent security agreements, intellectual property security agreements and pledge agreements with respect to any of the Credit Parties and relating to the Collateral. In addition, the Borrower agrees that, within thirty (30) days after the date of such written request, it will use commercially reasonable efforts to deliver to the Administrative Agent such documents, instruments or agreements or such thereof as the Administrative Agent may require with respect to any of the Credit Parties and relating to perfection of the security interest of the Administrative Agent in the Collateral. The Borrower shall pay all recordation, legal and other expenses in connection therewith.~~

Notwithstanding the foregoing, no actions shall be required to be taken after the Petition Date under this Section 5.21 with respect to any of the Prepetition Obligations.

Section 5.22.    [Reserved].

Section 5.23.    Restrictive Agreements. Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in license agreements, leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in license agreements, security agreements securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such license agreement, security agreement, mortgage or lease.

Section 5.24.    [Reserved].

Section 5.25.    [Reserved].

~~Section 5.24. Other Covenants and Provisions. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants, representations and agreements contained therein shall be more restrictive than the covenants, representations and agreements set forth herein, then the Companies shall immediately be bound hereunder (without further action) by such more restrictive covenants, representations and agreements with the same force and effect as if such covenants, representations and agreements were written herein for as long as such more restrictive provisions are applicable to such Company with respect to such Material Indebtedness Agreement. In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive provisions for as long as such more restrictive provisions are applicable to such Company with respect to such Material Indebtedness Agreement, with such amendment to be in form and substance satisfactory to the Administrative Agent.~~

~~Section 5.25. Guaranty Under Material Indebtedness Agreement. No Company (other than the Borrower) shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.~~

Section 5.26.    Amendment of Organizational Documents. Without the prior written consent of the Administrative Agent and the Required DIP Lenders (provided that if any DIP Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such amendment shall be deemed acceptable to such DIP Lender), no Company shall (a) amend its Organizational Documents in any manner adverse to the DIP Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.

Section 5.27.    Fiscal Year of Borrower. The Borrower shall not change the date of its Fiscal Year-ends listed on Schedule 5.3 hereto without the prior written consent of the Administrative Agent~~.~~ and the Required DIP Lenders (provided that if any DIP Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the DIP Lenders, such change shall be deemed acceptable to such DIP Lender).

Section 5.28.    Further Assurances. ~~The~~Subject to the DIP Orders and the terms thereof, the Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

Section 5.29.    Contributions to the Sleep Number Executive Investment Plan Trust. The Borrower will not, and will not permit any Subsidiary to, make any contribution or other deposit of cash or other property to the Sleep Number Executive Investment Plan Trust other than the deposit of actual deferrals of compensation made by or on behalf of employees of the Borrower and the Subsidiaries who are participants in the Sleep Number Executive Investment Plan, pursuant to the terms of the Sleep Number Executive Investment Plan.

Section 5.30.    Compliance with Laws. ~~The~~Subject to the DIP Orders and the terms thereof, the Borrower will, and will cause each Company to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti- Corruption Laws and applicable Sanctions and (ii) perform its obligations under material agreements to which it is a party, in each case under clause (i) and (ii) above to the extent a failure to do so would reasonably be expected to have a Material Adverse Effect.

Section 5.31.    Cash and Cash Equivalents. The Borrower and its Subsidiaries will not maintain or otherwise hold more than $1,000,000 in the aggregate of cash and Cash Equivalents with Persons other than Lenders or in accounts not subject to a Control Agreement.

Section 5.32.    Material Intellectual Property. Notwithstanding anything in this Agreement to the contrary, including Sections 5.11, 5.12 and 5.15, all intellectual property material to the business of the Credit Parties shall at all times be owned, without exclusive license, by the Credit Parties.

~~Section 5.33. Material Agreements. No Company shall, nor will it permit any other Company to, without the prior written consent of the Administrative Agent, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Credit Party or Subsidiary under, any such Material Agreement, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver is not materially adverse to the Lenders (as determined by the Administrative Agent in its reasonable discretion).~~

Section 5.33.    Reserved.

Section 5.34.    Bankruptcy Matters.

(a)    The Credit Parties shall cause all proposed (i) orders related to or affecting the Loans and other Secured Obligations, the Prepetition Obligations and the Loan Documents, any other financing or use of Cash Collateral, any sale or other disposition of DIP Collateral outside the ordinary course, cash management, adequate protection, any plan of reorganization or liquidation and/or any disclosure statement related thereto, (ii) orders concerning the financial condition or assets of the Borrower or any of its Subsidiaries or other Indebtedness of the Credit Parties or seeking relief under section 363, 364, 365, 1113 or 1114 of the Bankruptcy Code or Rule 9019 of the Federal Rules of Bankruptcy Procedure, (iii) orders authorizing additional payments to critical vendors (outside of the relief approved in the First Day Orders and “second day” orders), (iv) other orders establishing procedures for administration of the Chapter 11 Cases or approving significant transactions submitted to the Bankruptcy Court, (v) orders retaining a qualified investment banker or financial advisor pursuant to section 327(a) of the Bankruptcy Code, and (vi) any other material Bankruptcy Court orders, motions and other filings, in each case, proposed by the Credit Parties or their Subsidiaries, and on a best efforts in good faith basis, to be provided in draft form to counsel to the Administrative Agent within two calendar days prior to the proposed filing (or such shorter prior period as may be necessary in light of exigent circumstances) and to be consistent with and permitted by the terms of this Agreement or otherwise reasonably acceptable to the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the first calendar day following distribution to the Lenders, such motions, orders and other filings shall be deemed acceptable to such Lender).

(b)    The Credit Parties will not permit, and will not permit any of their respective Subsidiaries to, without the Required DIP Lenders’ prior written consent (which consent may be communicated through e-mail) (unless otherwise specified), do any of the following:

(i)    seek any debtor-in-possession financing (other than the DIP Facility) unless (a) such financing is sufficient in amount and is actually used to fully repay all Prepetition Obligations, all DIP Loans and all other Secured Obligations in full in cash, and (b) all commitments of the Lender under the Loan Documents (including but not limited to the 2026 Term Loan Commitments) have been terminated;

(ii)    subject to the terms of the DIP Orders, assert, join, investigate, support or prosecute any claim or cause of action against any of the Lenders (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Loan;

(iii)    file or propose any plan of reorganization or liquidation that is not an Acceptable Plan;

(iv)    subject to the terms of the DIP Orders, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Administrative Agent or the Lenders with respect to the DIP Collateral following the occurrence of an Event of Default, including without limitation a motion or petition by any Lender to lift an applicable stay of proceedings to do the foregoing (provided that any Credit Party may contest or dispute whether an Event of Default has occurred in accordance with the terms of the DIP Orders and the Loan Documents);

(v)    except (i) as expressly provided or permitted hereunder (including to the extent provided under any “first day” or “second day” orders complying with the terms of this Agreement, it being agreed that the forms filed on the Petition Date are satisfactory), (ii) with the prior consent of the Administrative Agent or (iii) as provided pursuant to any other order of the Bankruptcy Court reasonably acceptable to the Administrative Agent and the Required DIP Lenders, make any payment or distribution on account of any Prepetition Debt or any other Indebtedness arising prior to the Petition Date;

(vi)    use Cash Collateral of any Lender or the Administrative Agent under section 363 of the Bankruptcy Code other than as expressly provided for in the DIP Budget, the Interim DIP Order or Final DIP Order or as may be otherwise expressly permitted pursuant to the Loan Documents;

(vii)    obtain post-petition loans or other financial accommodations pursuant to section 364(c) or 364(d) of the Bankruptcy Code, other than as expressly provided for in the DIP Orders or as may be otherwise expressly permitted pursuant to the Loan Documents;

(viii)    challenge the application of any payments authorized by the Interim DIP Order as pursuant to section 506(b) of the Bankruptcy Code, or, other than under an Acceptable Plan, to assert that the value of the Collateral is less than the Prepetition Obligations;

(ix)    propose, support or have a plan of reorganization or liquidation (other than an Acceptable Plan) that does not provide for the indefeasible payment in full in cash in full satisfaction of all Secured Obligations on the effective date of such plan in accordance with the terms and conditions set forth in the Loan Documents; or

(x)    challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of Administrative Agent’s post-petition liens and claims or the validity, extent, enforceability or priority of the Lenders’ pre-petition liens and claims;

(xi)    make or permit to be made any change to the DIP Orders (other than changes that are technical or purely administrative in nature and not adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion) without the prior written consent of the Administrative Agent and, with respect to any material changes, the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second Business Day following distribution to the Lenders, such changes shall be deemed acceptable to such Lender); and

(xii)    make or permit to be made any change to the Bidding Procedure Order that is not reasonably acceptable to the Administrative Agent.

Section 5.35.    Cash Management Order. Each Credit Party shall maintain its cash management system in accordance with the Cash Management Order (subject to any approval or consent rights of the Lenders provided therein).

Section 5.36.    Assumption or Rejection. Other than as consistent with the Stalking Horse APA or any superior bid resulting in an alternative transaction pursuant to the Bidding Procedures Order, the Credit Parties shall not assume or reject any executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code without the prior written consent of the Administrative Agent.

Notwithstanding anything to the contrary herein, nothing in this Article V shall prohibit, and no Default or Event of Default shall arise from, the existence of any Lien, investment, loan or guaranty, merger, consolidation or amalgamation, Acquisition, Indebtedness, Disposition, Restricted Payment, transaction with any Affiliate, or any other action or transaction, in each case, that was incurred or consummated on or prior to, or in existence on, the Fourteenth Amendment Effective Date and that was permitted pursuant to the terms of this Agreement immediately prior to the Fourteenth Amendment; provided, however, that the foregoing shall not constitute a waiver of any Specified Default, notwithstanding that the enforcement of remedies with respect to such Specified Defaults shall have been stayed to the extent pursuant to the Chapter 11 Cases subject to the Bankruptcy Code.

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.1.    Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions as of the Thirteenth Amendment Effective Date where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Thirteenth Amendment Effective Date, each Subsidiary of the Borrower, its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, its tax identification number, the location of its chief executive office and its principal place of business. Except as set forth on Schedule 6.1 hereto, as of the Thirteenth Amendment Effective Date, the Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.

Section 6.2.    Corporate Authority. Subject to the entry of the DIP Orders and the terms thereof, ~~E~~each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. ~~The~~Subject to the entry of the DIP Orders and the terms thereof, the Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except to the extent that enforcement thereof may be limited by an applicable bankruptcy (including the Chapter 11 Cases), insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity. The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3.    Compliance with Laws and Contracts. Subject to the entry of the DIP Orders and the terms thereof, ~~E~~each Company:

(a)    holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority (other than entry of the DIP Orders) necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b)    is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c)    is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect; and

(d)    is in compliance, in all material respects, with the Patriot Act.

Section 6.4.    Litigation and Administrative Proceedings. Except for the Chapter 11 Cases, ~~T~~there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect not fully covered by insurance and which is likely to result in any material adverse change in the Borrower’s or any Subsidiary’s business, operations, properties or assets or its condition, financial or otherwise.

Section 6.5.    Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof. As of the Thirteenth Amendment Effective Date, the Companies own the real estate listed on Schedule 6.5 hereto.

Section 6.6.    Liens and Security Interests; Priority of Liens and Claims. The relative priorities of the Liens described in Section 5.21 with respect to the Collateral shall be as set forth in the DIP Orders.  All of the Liens on the DIP Collateral described in Section 5.21 shall be effective and perfected upon entry of the Interim DIP Order, subject (with respect to the Roll-Up Loans) to any Challenge (as defined in the applicable DIP Order) in accordance with the terms thereof, without the necessity of the execution or recordation of filings by the Credit Parties of security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any DIP Collateral, as set forth in the DIP Orders. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company, except for any such U.C.C. Financing Statement as to which the referenced secured party has provided written authorization to be terminated; (b) there is and will be no mortgage or charge outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind. The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder, will have a valid and enforceable first Lien on the collateral securing the Secured Obligations (other than (x) with respect to Commercial Tort Claims, (y) as otherwise specifically provided pursuant to Section 5.9 hereof and (z) as enforceability may be limited by Section 9-408 of the UCC with respect to commercially available software license agreements or certain other general intangibles subject to such Section 9-408). No Company has entered into any contract or agreement (other than (a) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets, (b) customary software license agreements that prohibit Liens on such agreement or the assets subject thereto or (c) other leases, licenses and other agreements (i) entered into in the ordinary course of business, (ii) with respect to which (x) the value of the assets subject thereto, (y) the consideration payable by the applicable Company thereunder, and/or (z) the value of the benefits to be received by the applicable Company in connection therewith, does not in the aggregate exceed One Million Dollars ($1,000,000) and (iii) that contain a customary provision prohibiting Liens on such lease, license or other agreement or the assets subject thereto; provided, that with respect to the foregoing clauses (a)-(c), such prohibition is limited to the relevant lease, license, contract or other agreement and/or the assets subject thereto, as the case may be; provided, further, that with respect to the foregoing clause (c), the applicable Company shall negotiate diligently in good faith prior to entering into any such lease, license or other agreement to remove any prohibition on Liens on such lease, license or other agreement or the assets subject thereto) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

Section 6.7.    Tax Returns. All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current Fiscal Year.

Section 6.8.    Environmental Laws. Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9.    Locations. Schedule 6.9 sets forth, as of the Thirteenth Amendment Effective Date, (x) the address of each location (including third party locations) where assets of the Companies exceed Five Hundred Thousand Dollars ($500,000) and (y) each Company’s chief executive office. Schedule 6.9 hereto further specifies, as of the Thirteenth Amendment Effective Date, whether each location (a) is owned by the Companies, (b) is leased by a Company from a third party or (c) is the location of a bailee, processor or consignee of a Company, and, in the case of the foregoing clauses (b) and (c), if a Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver or Consignee’s Waiver has been requested.

Section 6.10.    ~~Continued Business. There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.~~[Reserved].

Section 6.11.    Employee Benefits Plans. Schedule 6.11 hereto identifies each ERISA Plan as of the Thirteenth Amendment Effective Date. No ERISA Event has occurred with respect to an ERISA Plan that could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, (a) full payment has been made of all amounts that each Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan; (b) the liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements, and (c) no changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), except as could not reasonably be expected to have a Material Adverse Effect, (i) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the Internal Revenue Service, unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired and subject to changes the Internal Revenue Service makes to the determination letter process; (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b); and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation”

of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”, as amended) does not exceed the fair market value of Pension Plan assets by an amount that would reasonably be expected to have a Material Adverse Effect. The Borrower represents that, as of the date hereof and throughout the term of this Agreement, no Credit Party is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Section 6.12.    Consents or Approvals. ~~No~~Other than entry of the applicable DIP Order, no consent, approval or authorization of, or filing (other than any filing or recording necessary to perfect any Lien granted to the Lenders hereunder) registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

Section 6.13.    ~~Solvency~~Equivalent Value. The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. ~~The Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Each Company is Solvent.~~

Section 6.14.    Financial Statements. The audited Consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2016, and the unaudited Consolidated financial statements of the Borrower for the Quarterly Reporting Period ended September 30, 2017, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or, except as required by GAAP, any change in any Company’s accounting procedures.

Section 6.15.    Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

Section 6.16.    Material Agreements. Except as disclosed on Schedule 6.16 hereto, as of the Thirteenth Amendment Effective Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subparts (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17.    Intellectual Property. Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known material infringement of valid rights of others to any of the foregoing. Schedule 6.17 hereto sets forth all patents, trademarks, copyrights and service marks owned by each Company which are federally registered as of the Thirteenth Amendment Effective Date and all material license agreements of any the foregoing by any Company to another party, as of the Thirteenth Amendment Effective Date.

Section 6.18.    Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies. Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19.    Deposit Accounts and Securities Accounts. Schedule 6.19 hereto sets forth the list of all banks, other financial institutions and Securities Intermediaries at which any Credit Party maintains Deposit Accounts or Securities Accounts as of the Thirteenth Amendment Effective Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20.    Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21.    Investment Company; Other Restrictions. No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.22.    Defaults. ~~No~~Other than the Specified Defaults, no Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.

Section 6.23.    Anti-Corruption Laws; Sanctions. Each of the Companies and its respective officers and employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, except where the failure to be in compliance would not have a Material Adverse Effect. The Borrower has implemented and maintains in effect for itself, and the other Companies policies and procedures designed to promote compliance by the Borrower, and the other Companies, and their respective officers, employees, directors, and agents, with Anti-Corruption Laws and applicable Sanctions. None of the Companies, or to the knowledge of the Borrower, any directors, officer, employee, agent, or affiliate of a Company is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (which include, as of the Tenth Amendment Effective Date, the so- called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria).

Section 6.24.    Anti-Money Laundering Compliance. The Borrower shall, and shall cause each other Company to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.

Section 6.25.    Affected Financial Institution. No Credit Party is an Affected Financial Institution.

Section 6.26.    Chapter 11 Cases; Orders; Certain Bankruptcy Matters.

(a)    The Chapter 11 Cases were commenced on the Petition Date, duly authorized in accordance with applicable law, and proper notice thereof has been or will be given, as will proper notice of (i) the motion seeking approval of the entry into the Fourteenth Amendment and the DIP Orders and (ii) the hearing for the entry of the DIP Orders. Proper notices of the motion for entry of the DIP Orders and the hearing thereon have been given. The Credit Parties shall give, on a timely basis as specified in the DIP Orders, as applicable, all notices required to be given to all parties specified in the DIP Orders, as applicable.

(b)    From and after the entry of the DIP Orders, the Credit Parties are in compliance in all material respects with the terms and conditions of the DIP Orders. The DIP Orders are in full force and effect and have not been vacated or reversed, are not subject to a stay and have not been modified or amended other than with (i) the consent of the Required DIP Lenders and (ii) solely with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the consent of the Administrative Agent (not to be unreasonably withheld or delayed).

(c)    From and after the entry of the DIP Order, pursuant to and to the extent permitted in the DIP Orders, the DIP Facility Obligations (i) will be secured by a valid, binding, continuing, enforceable, fully perfected Lien on all of the Collateral pursuant to and in accordance with Sections 364(c)(2), (c)(3) and (d) of the Bankruptcy Code, and (ii) will constitute allowed joint and several DIP Superpriority Claims against each of the Credit Parties and with respect to all of the DIP Collateral, subject only to (i) the Carve Out, (ii) the prepetition and postpetition Liens of the Administrative Agent on the Collateral with respect to the Prepetition Obligations and (iii) certain Liens senior by operation of law, but solely to the extent such permitted Liens were valid, properly perfected and non-avoidable as of the Petition Date or valid, non-avoidable, senior priority Liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

(d)    In the event of a conflict between, or inconsistency among, the DIP Orders, on the one hand, and any Loan Document, on the other hand, the DIP Orders shall control.

(e)    Notwithstanding anything to the contrary contained herein or elsewhere (except as specifically described below):

(i)    the parties hereto agree, and the DIP Orders shall provide, that the Credit Parties shall not be required to prepare, file, register or publish any financing statements, mortgages, account control agreements, notices of Lien or similar instruments in any jurisdiction or filing or registration office, or to take possession of any DIP Collateral or to take any other action in order to validate, render enforceable or perfect the Liens on the DIP Collateral granted by or pursuant to this Agreement, the DIP Orders or any other Loan Document. Each Credit Party hereby authorizes the Administrative Agent to prepare, file, register or publish any such financing statements, mortgages, account control agreements, notices of Lien or similar instruments, take possession of any DIP Collateral, or take any other action to validate, render enforceable or perfect all or any portion of the Administrative Agent’s Liens on the DIP Collateral. If the Administrative Agent, from time to time elects to prepare, file, register or publish any such financing statements, mortgages, account control agreements, notices of Lien or similar instruments, take possession of any DIP Collateral, or take any other action to validate, render enforceable or perfect all or any portion of the Administrative Agent’s Liens on the DIP Collateral, (A) all such documents and actions shall be deemed to have been filed, registered, published or recorded or taken at the time and on the date that the Interim DIP Order is entered, and (B) shall not negate or impair the validity or effectiveness of this Section 6.26(e) or of the perfection of any other Liens in favor of the Administrative Agent, for the benefit of the Lenders and the other Credit Parties, on the DIP Collateral; and

(f)    except as otherwise agreed to by the Lenders or as otherwise permitted or contemplated by this Agreement, the DIP Orders or the other Loan Documents, the Liens, Lien priorities, DIP Superpriority Claims and other rights and remedies granted to the Credit Parties pursuant to this Agreement, the DIP Orders or the other Loan Documents (specifically including, but not limited to, the existence, perfection, enforceability and priority of the Liens provided for herein and therein, and the DIP Superpriority Claims provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by the Borrower or any other Credit Party (pursuant to section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of the Chapter 11 Cases, or by any other act or omission whatsoever.

Article VII

SECURITY

Section 7.1.    Security Interest in Collateral. In consideration of and as security for the full and complete payment of all of the Secured Obligations (other than the DIP Facility Obligations), the Borrower ~~hereby~~reaffirms that it has grant~~s~~ed to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral~~.~~ pursuant to the Existing Credit Agreement and the other Loan Documents (the “Prepetition Security Interest”).  The Prepetition Security Interest shall be governed by the provisions of Article VII of the Existing Credit Agreement, prior to giving effect to the Fourteenth Amendment, and the other Loan Documents, in each case subject to the DIP Orders and, to the extent applicable, the automatic stay in the Chapter 11 Cases.  On the Fourteenth Amendment Effective Date, the Credit Parties hereby grant to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold DIP Facility Obligations), solely with respect to the DIP Facility Obligations, a security interest in the DIP Collateral.

Section 7.2.    Collections and Receipt of Proceeds by Borrower.  Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being agreed that no Bankruptcy Court approvals are required to be sought by the Credit Parties with respect to the Prepetition Obligations under this Section 7.2, other than in the DIP Orders),

(a)    Prior to the exercise by the Administrative Agent and the Required Lenders or the Required DIP Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of the Borrower’s Accounts, and (ii) the lawful receipt and retention by the Borrower of all Proceeds of all of the Borrower’s Accounts and Inventory shall be as the agent of the Administrative Agent and the Lenders.

(b)    Subject to the DIP Orders and the terms thereof, ~~U~~upon written notice to the Borrower from the Administrative Agent after the occurrence and during the continuance of an Event of Default occurring after the Fourteenth Amendment Effective Date, a Cash Collateral Account shall be opened by the Borrower at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Borrower’s Accounts and such Proceeds of the Borrower’s Accounts and Inventory shall be remitted daily by the Borrower to the Administrative Agent in the form in which they are received by the Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to the Borrower from the Administrative Agent, the Borrower shall not commingle such collections or Proceeds with any of the Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders in respect of the DIP Facility. In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default occurring after the Fourteenth Amendment Effective Date, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest ~~of the Loans~~with respect to the DIP Facility Obligations, or (ii) any other ~~Secured~~DIP Facility Obligations in accordance with this Agreement. ~~If~~Subject to the DIP Orders and the terms thereof, if any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by the Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and the Borrower’s interest therein as additional security for the ~~Secured~~DIP Facility Obligations. The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrower for use in the Borrower’s business. The balance in the Cash Collateral Account may be withdrawn by the Borrower upon termination of this Agreement and payment in full of all of the ~~Secured~~DIP Facility Obligations (other than unasserted contingent indemnity obligations).

(c)    After the occurrence and during the continuance of an Event of Default after giving effect to the last sentence of Section 9.6, at the Administrative Agent’s written request, the Borrower shall cause all remittances representing collections and Proceeds of DIP Collateral to be mailed to a lockbox at a location acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

(d)    The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for the Borrower with authority and power to endorse, after the occurrence and during the continuance of an Event of Default (occurring after the Fourteenth Amendment Effective Date), any and all instruments, documents, and chattel paper upon the failure of the Borrower to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the ~~Secured~~DIP Facility Obligations (other than unasserted contingent indemnity obligations) are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon the Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or the Borrower. The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3.    Collections and Receipt of Proceeds by Administrative Agent. ~~The~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being agreed that no Bankruptcy Court approvals are required to be sought by the Credit Parties with respect to the Prepetition Obligations under this Section 7.3, other than in the DIP Orders), the Borrower hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as the Borrower’s attorney-in-fact to exercise, at any time, after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the ~~Secured~~DIP Facility Obligations (other than unasserted contingent indemnity obligations):

(a)    to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or the Borrower, any and all of the Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the DIP Collateral. The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)    to transmit to Account Debtors, on any or all of the Borrower’s Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Accounts and the amounts owing thereon;

(c)    to transmit to purchasers of any or all of the Borrower’s Inventory (other than with respect to individual consumers), notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Inventory and the amounts owing thereon by such purchasers;

(d)    to notify and require Account Debtors on the Borrower’s Accounts and purchasers of the Borrower’s Inventory on credit granted by the Borrower to make payment of their obligations to the Borrower directly to the Administrative Agent;

(e)    to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be advisable;

(f)    to enforce the Accounts or any thereof, or any other DIP Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or the Borrower, and to withdraw any such suit or other proceeding. The Borrower agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account. The Borrower agrees to reimburse the Administrative Agent in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Borrower shall constitute DIP Facility Obligations, shall be secured by the DIP Collateral and shall bear interest, until paid, at the Default Rate;

(g)    to take or bring, in the name of the Administrative Agent or the Borrower, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the DIP Collateral; and

(h)    to accept all collections in any form relating to the DIP Collateral, including remittances that may reflect deductions, and to deposit the same into the Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other ~~Secured~~DIP Facility Obligations in accordance with this Agreement.

Section 7.4.    Administrative Agent’s Authority Under Pledged Notes. For the better protection of the Administrative Agent and the Lenders hereunder, the Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will promptly deposit, but in any event within 5 days after the date of receipt thereof) such Pledged Note with the Administrative Agent, for the benefit of the Lenders. ~~The~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being agreed that no Bankruptcy Court approvals are required to be sought by the Credit Parties with respect to the Prepetition Obligations under this Section 7.4, other than in the DIP Orders), the Borrower irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to, after the occurrence and during the continuance of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse the Borrower’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5.    Commercial Tort Claims. The Borrower has provided to the Administrative Agent a list of all Commercial Tort Claims of the Companies in existence as of the Thirteenth Amendment Effective Date. If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall, no later than the date the next Compliance Certificate is due, notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.6.    Use of Inventory and Equipment. Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, and subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court, the Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Borrower’s business.

Notwithstanding any provisions of this Article VII to the contrary, and except as otherwise required by the Bankruptcy Code, the terms of the applicable Orders, or any order entered by the Bankruptcy Court, the Credit Parties shall not be required to take any actions pursuant to this Article VII (or the Existing Credit Agreement or other Loan Document) on or after the Fourteenth Amendment Effective Date with respect to any Prepetition Obligations.

Article VIII

EVENTS OF DEFAULT

Any of the following specified events occurring after the Fourteenth Amendment Effective Date shall constitute an Event of Default (solely with respect to the DIP Facility) (each an “Event of Default”):

Section 8.1.    Payments. If (a) the interest on any DIP Loan or Roll-Up Loan, any commitment or other fee with respect to the DIP Facility, or any other DIP Facility Obligations not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any ~~Loan, any reimbursement obligation under any Letter of Credit that has been drawn,~~DIP Loan or Roll-Up Loan, or any amount owing pursuant to Section 2.11(a) or (b) hereof shall not be paid in full when due and payable.

Section 8.2.    Special Covenants. If any Company shall fail or omit to perform and observe Section 5.3, 5.5 (with respect to the Borrower) 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 5.27, 5.28, 5.30, 5.31, 5.32 ~~or~~, 5.33, 5.34, 5.35 or 5.36 hereof.

Section 8.3.    Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any other Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4.    Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous.

Section 8.5.    Cross Default. If (a) any Company shall voluntarily or involuntarily allow any Material Agreement to be terminated in violation of Section 5.33, or (ii) default in the payment of principal or interest due and owing under any Material Indebtedness Agreement (other than Indebtedness hereunder or any Indebtedness of any Credit Party that was incurred prior to the Petition Date and the enforcement of remedies with respect to which shall have been stayed by the commencement of the Chapter 11 Cases) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (b) any Company shall default, past any applicable grace and cure period, under any Material Agreement (other than a Material Indebtedness Agreement) and such default could reasonably be expected to result in a Material Adverse Effect.

Section 8.6.    ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

Section 8.7.    Change in Control. If any Change in Control shall occur.

Section 8.8.    Judgments. There is entered against any Company following the Petition Date a final judgment or order for the payment of money by a court of competent jurisdiction (excluding any First Day Order or any order fixing the amount of any claim in the Chapter 11 Cases), that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed Ten Million Dollars ($10,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider).

Section 8.9.    Security. If any Lien granted in this Agreement ~~or~~, any other Loan Document or the DIP Orders or any other orders of any court in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral or DIP Collateral (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

Section 8.10.    Validity of Loan Documents. If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.

~~Section 8.11. Solvency. If any Company shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (k) have assets, the value of which is less than its liabilities; or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.~~

Section 8.11.    Solvency. Any insolvency proceeding in any applicable jurisdiction (other than the Chapter 11 Cases) shall be commenced against any Credit Party or any recognition, administrative, and substantive order shall be entered against any Credit Party by the applicable court and such proceeding or order shall not have been dismissed, vacated, discharged or stayed for a period of thirty (30) consecutive days after the commencement or entry thereof, as the case may be, in each case without prior consent of the Required DIP Lenders or on terms not satisfactory to the Required DIP Lenders.

Section 8.12.    Bankruptcy. Any of the following shall occur:

(a)    the entry of an order dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases of the Credit Parties to a case under chapter 7 of the Bankruptcy Code, or any Credit Party files a motion or other pleading seeking entry of such an order or supports or fails to promptly oppose such dismissal or conversion;

(b)    a trustee under Chapter 11 of the Bankruptcy Code or an examiner with enlarged powers under section 1104(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases of the Credit Parties and the order appointing such trustee or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof (or the Credit Parties or their Affiliates shall have acquiesced to the entry of such order) unless consented to by the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such Lender shall be deemed to have consented);

(c)    the entry of an order in any of the Chapter 11 Cases denying or terminating use of Cash Collateral by the Credit Parties;

(d)    (A) any Credit Party or any of its Subsidiaries shall file any plan of reorganization or liquidation or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, that does not propose to indefeasibly repay in full in cash the Secured Obligations on the effective date of such plan, in each case of the foregoing, other than an Acceptable Plan or any disclosure statement related thereto, or (B) any Credit Party or any of its Subsidiaries shall seek, support, or fail to contest in good faith the filing or confirmation of any such plan of reorganization or liquidation or entry of any such order, in each case other than with respect to an Acceptable Plan or order related thereto;

(e)    any Credit Party or any of its Subsidiaries, or any person claiming by or through any Credit Party or any of its Subsidiaries, with any Credit Party’s or any Subsidiary’s consent, shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders relating to the Secured Obligations or the DIP Facility;

(f)    the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing (i) any claims or charges, other than in respect of the DIP Facility and the Carve Out or as otherwise permitted under the applicable Loan Documents or the Orders, entitled to superpriority administrative expense claim status in any chapter 11 case pursuant to Section 364(c)(1) of the Bankruptcy Code that are pari passu with or senior to the claims of the Administrative Agent and the Lenders under the DIP Facility, or there shall arise or be granted by the Bankruptcy Court any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Carve Out), or (ii) any Lien on the DIP Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the Order then in effect (but only in the event specifically consented to by the Administrative Agent), whichever is in effect;

(g)    [reserved];

(h)    Certain Orders:

(i)    the entry of an order of the Bankruptcy Court staying, reversing or vacating the Interim DIP Order or the Final DIP Order or modifying or amending the Interim DIP Order or the Final DIP Order other than in a form and substance reasonably satisfactory to the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such order shall be deemed acceptable to such Lender), or any Credit Party files an application, motion or other pleading seeking such entry of such an order or supports or fails to promptly oppose entry of such an order, in each case without the prior written consent of the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such pleading shall be deemed acceptable to such Lender);

(ii)    the Interim DIP Order (prior to the entry of the Final DIP Order) or the Final DIP Order shall cease to create a valid and perfected Lien on DIP Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second day following distribution to the Lenders, such modification or amendment shall be deemed acceptable to such Lender);

(iii)    any of the Credit Parties shall fail to comply with a provision of the Interim DIP Order (prior to the entry of the Final DIP Order) or the Final DIP Order in any material respects;

(iv)    other than with respect to the Carve Out, an order in the Chapter 11 Cases shall be entered charging any of the DIP Collateral under Section 506(c) of the Bankruptcy Code against the Lenders, without the consent of the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second day following distribution to the Lenders, such order shall be deemed acceptable to such Lender), in each case unless such order was entered as a result of a request by, or received support from, the Administrative Agent and the Required DIP Lenders;

(i)    any Credit Party or any Subsidiary thereof shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding seeking, or otherwise consenting to the invalidation, subordination or other challenging of the DIP Superpriority Claims and Liens granted to secure the Secured Obligations or any other rights granted to the Administrative Agent and the Lenders in the DIP Orders or this Agreement;

(j)    without the consent of the Administrative Agent and, if materially inconsistent with the Orders, the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second Business Day following distribution to the Lenders, such payment shall be deemed acceptable to such Lender), the payment of or granting adequate protection with respect to the Prepetition Obligations, other than to the extent permitted, and in a manner consistent with, the Orders, as approved by the Bankruptcy Court;

(k)    without the written consent of the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second Business Day following distribution to the Lenders, such motion or order shall be deemed acceptable to such Lender), the entry of any order by the Bankruptcy Court granting, or the filing by any Credit Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Orders and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the DIP Collateral or to obtain any financing under section 364 of the Bankruptcy Code other than the facility hereunder unless such motion or order contemplates payment in full in cash of the Secured Obligations immediately upon consummation of the transactions contemplated thereby;

(l)    if any Credit Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of the Credit Parties and their Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided that the Credit Parties shall have five Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order;

(m)    the payment by any Credit Party of any prepetition obligations other than as permitted by any order of the Bankruptcy Court in amounts reasonably satisfactory to the Administrative Agent, in each case consistent with the DIP Budget.

Section 8.13.    [Reserved].

Section 8.14.    Superpriority Claims; Liens. Other than as permitted by the DIP Orders, an application shall be filed by any Credit Party for the approval of (i) any superpriority claim or Lien, other than the DIP Superpriority Claims or the DIP Liens, or an order of the Bankruptcy Court shall be entered granting any superpriority claim or Lien other than the DIP Superpriority Claims or the DIP Liens, in any of the Chapter 11 Cases of the Credit Parties that is pari passu with or senior to the DIP Superpriority Claims or the DIP Liens of the Administrative Agent or the DIP Lenders against the Borrower or any other Credit Party hereunder or under any of the other Loan Documents (including the adequate protection Liens and claims provided for in the DIP Orders) or (ii) any Liens senior or pari passu to (A) the Liens securing the Prepetition Obligations or (B) the adequate protection Liens granted to the Lenders.

Section 8.15.    Stay Relief. Other than with the prior written consent of the Required DIP Lenders, the Bankruptcy Court shall enter a final non-appealable order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to (i) the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Credit Parties which have a value in excess of $50,000 in the aggregate or (ii) permit other actions that would have a Material Adverse Effect on the Credit Parties or their estates (taken as a whole).

Section 8.16.    Orders; Actions; Other Milestones. Other than with the prior written consent of the Required DIP Lenders:

(a)    the Interim DIP Order shall not have been entered by the Bankruptcy Court within three (3) days following the Petition Date (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(b)    the Final DIP Order shall not have been entered by the Bankruptcy Court within thirty (30) days following the Petition Date (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(c)    the Final DIP Order does not include a waiver, in form and substance satisfactory to the Required DIP Lenders, of (x) the right to surcharge the Collateral under section 506(c) of the Bankruptcy Code, (y) the “equities of the case” exception under section 552(b) of the Bankruptcy Code, and (z) marshalling;

(d)    the Debtors shall not have filed a motion seeking to approve the retention of the Company’s investment bank under section 327(a) of the Bankruptcy Code in form and substance reasonably acceptable to the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the third Business Day following distribution to the Lenders, such order shall be deemed acceptable to such Lender) within twenty-one (21) days following the Petition Date (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(e)    the Bankruptcy Court shall not have entered a Bidding Procedures Order in form and substance reasonably acceptable to the Administrative Agent, within twenty-eight (28) days following the Petition Date (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(f)    the deadline for submission of qualified bids (as defined in the Bidding Procedures Order) shall not have occurred within twenty-eight (28) days following the Petition Date (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(g)    if one or more qualified bids were received by the qualified bid deadline, an auction shall not have been conducted for the sale of all or substantially all of the Credit Parties’ assets satisfying the requirements of the Bidding Procedures Order and reserving, in all respects, the Administrative Agent’s right to credit bid as required by 11 U.S.C. 363(k), by July 13, 2026 (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(h)    the Bankruptcy Court shall not have entered an order in form and substance reasonably acceptable to the Administrative Agent authorizing and approving the sale of all or substantially all of the assets of the Credit Parties to the successful bidder pursuant to section 363 of the Bankruptcy Code, free and clear of all Liens, claims, encumbrances, and interests (other than permitted Liens and assumed liabilities) by July 15, 2026 (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following the scheduled delivery date without the prior written consent of the Required DIP Lenders);

(i)    the Borrower and the applicable potential purchasers (and all respective Affiliates of each of the foregoing, to the extent applicable) shall not have made all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all other applicable antitrust or regulatory filings (if any) necessary to consummate such sale, in each case which filings have not been fully made by the earliest of (x) the date required under applicable law to obtain all applicable regulatory and other approvals needed to consummate such sale by July 31, 2026, (y) July 15, 2026 and (z) the date required therefor under the applicable purchase agreement or other documentation with respect to such contemplated sale (or such later date as the Administrative Agent may agree in writing, which extension may be granted via email by counsel to the Administrative Agent, not to extend beyond five (5) Business Days following such filing date without the prior written consent of the Required DIP Lenders);

(j)    [reserved];

(k)    a sale of all or substantially all of the assets of the Credit Parties subject to terms and conditions acceptable to the Administrative Agent and the Required DIP Lenders shall not be consummated by July 31, 2026;

(l)    an order of the Bankruptcy Court in any of the Chapter 11 Cases shall be entered confirming a plan of reorganization or liquidation that is not an Acceptable Plan;

(m)    an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise amending, supplementing or modifying any DIP Order (other than changes that are technical or purely administrative in nature and not adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion) without the prior written consent of the Administrative Agent and, with respect to material modifications, the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative

Agent prior to the end of the third Business Day following distribution to the Lenders, such updates shall be deemed acceptable to such Lender);

(n)    the DIP Orders (at all times thereafter) shall cease to create a valid and perfected Lien on the DIP Collateral described therein or the DIP Orders shall cease to be in full force and effect;

(o)    any of the Credit Parties or any Subsidiary of the Borrower shall fail to comply with the Orders in any material respect;

(p)    other than with respect to the Carve Out (as provided for in the DIP Orders), an order in the Chapter 11 Cases shall be entered (without the consent of the Administrative Agent and the Required DIP Lenders (provided that if any Lender does not object in writing to the Administrative Agent prior to the end of the second day following distribution to the Lenders, such order shall be deemed acceptable to such Lender)) charging any of the DIP Collateral under section 506(c) of the Bankruptcy Code against the Administrative Agent or the Lenders;

(q)    other than the DIP Orders, the entry of an order in the Chapter 11 Cases authorizing the use of Cash Collateral or obtaining of financing pursuant to section 364 of the Bankruptcy Code (other than the DIP Facility); or

(r)    any Credit Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (1) to grant or impose, under section 364 of the Bankruptcy Code or otherwise, Liens in any DIP Collateral, whether senior, equal or subordinate to the Administrative Agent’s Liens; or (2) to modify or affect any of the rights of the Administrative Agent or the Lenders under the DIP Orders or the Loan Documents and related documents by any plan of reorganization confirmed in the Chapter 11 Cases or other pleading or subsequent order entered in the Chapter 11 Cases.

For purposes of this Section 8.16, the parties agree to negotiate in good faith regarding any extensions requested solely to accommodate the schedule of the Bankruptcy Court.

Section 8.17.    Chapter 11 Plan. Filing of any motion or other pleading by any Credit Party seeking, supporting, or otherwise consenting to, entry of any of the orders that would constitute an Event of Default under this Article VIII, or the Debtors’ failure to timely contest any such motion or pleading filed by another party, including but not limited to the filing by any Credit Party of, or any motion or other pleading in support of, a plan of reorganization that is not an Acceptable Plan.

Section 8.18.    Sale Motions. Other than as otherwise permitted in this Agreement, without the consent of the Required DIP Lenders, any Credit Party shall file (or fail to oppose) any motion seeking an order authorizing the sale of all or substantially all of the assets of the Credit Parties.

Section 8.19.    Adverse Claims.

(a)    Any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) claiming by or through any Credit Party or any of its Subsidiaries, shall obtain Bankruptcy Court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against any of the Administrative Agent or the Lenders (in their capacities as such) and their respective rights and remedies or claims under or related to the DIP Facility in any of the Chapter 11 Cases or the applicable Prepetition Obligations or inconsistent with the Loan Documents and the DIP Orders, including with respect to the Credit Parties’ stipulations, admissions, agreements and releases contained in the applicable DIP Order; or

(b)    any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) with requisite standing claiming by or through any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) otherwise with requisite standing, directly or indirectly, shall contest, delay, impede or take any other action (including the commencement by or on behalf of the Credit Parties of an Avoidance Action or other legal proceeding seeking any of the following relief or seeking the entry of any order by the Bankruptcy Court or any other court with appropriate jurisdiction) objecting, challenging, invalidating, avoiding, subordinating, disallowing, recharacterizing or limiting in any respect, as applicable, either (i) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Liens securing the Prepetition Obligations or (ii) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Prepetition Obligations.

For the avoidance of doubt, the Specified Defaults (i) have occurred with respect to the Prepetition Obligations, and (ii) are continuing and have not been waived by the Administrative Agent or the Lenders (provided that their continued existence shall not constitute a Default or Event of Default solely for purposes of the DIP Facility under this Agreement on or after the Fourteenth Amendment Effective Date).  The Prepetition Obligations were automatically accelerated as of the Petition Date and the Default Rate was automatically imposed with respect to the Prepetition Obligations as of the Petition Date.  Subject to any rights that have been stayed as of the Fourteenth Amendment Effective Date to the extent pursuant to the Chapter 11 Cases under the Bankruptcy Code, the Administrative Agent and each of the Lenders reserves all of their rights, powers, privileges and remedies under the Loan Documents and applicable law.

Article IX

REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere (but subject in all respects to the DIP Orders):

Section 9.1.    Optional Defaults. If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur, subject to the DIP Orders in all respects, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

(a)    terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan,

and the obligation of the Issuing Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b)    accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2.    Automatic Defaults. If any Event of Default referred to in Section 8.11 hereof shall occur:

(a)    all of the Commitments (other than, solely on the Petition Date as a result of the filing of the Chapter 11 Cases, the 2026 Term Loan Commitments to fund DIP Loans during the DIP Commitment Period) shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Issuing Lender be obligated to issue any Letter of Credit; and

(b)    the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

Section 9.3.    Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit, cash in Dollars equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. The Administrative Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit.

Section 9.4.    Offsets.  Subject to the DIP Orders:

(a)    If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of

Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

(b)    Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of the Administrative Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).

Section 9.5.    Equalization Provisions. Each Lender agrees with the other Lenders that, if it at any time shall obtain any Advantage over the other Lenders or any thereof, in respect of any Class of Obligations (except as to Swing Loans and Letters of Credit prior to the Administrative Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in such Class of Obligations as shall be necessary to nullify such Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving such Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving such Advantage is required to pay interest on such Advantage to the Person recovering such Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that (a) if it at any time shall receive any payment for or on behalf of the Borrower (or through any Guarantor of Payment) on any Indebtedness owing by the Borrower pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), or (b) if any Lender (or affiliate of a Lender) (i) maintains Deposit Accounts or Securities Accounts of the Borrower or any Subsidiary, and (ii) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts; then such Lender will apply such payment (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all Obligations owing by the Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 9.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6.    Collateral. ~~The~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being agreed that no Bankruptcy Court approvals are required to be sought by the Credit Parties with respect to the Prepetition Obligations under this Section 9.6, other than in the DIP Orders), the Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may require the Borrower to assemble the collateral securing the Secured Obligations, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent. The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where such collateral, or any thereof, may be found and to take possession thereof (including anything found in or on such collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of such collateral) and for that purpose may pursue such collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower. ~~After~~Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court (it being agreed that no Bankruptcy Court approvals are required to be sought by the Credit Parties with respect to the Prepetition Obligations under this Section 9.6, other than in the DIP Orders), after any delivery or taking of possession of the collateral securing the Secured Obligations, or any thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of such collateral at any time, or from time to time. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. No prior notice need be given to the Borrower or to any other Person in the case of any sale of such collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days’ prior notice of either the time and place of any public sale of such collateral or of the time after which any private sale or other intended disposition thereof is to be made. The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Administrative Agent or the Lenders may purchase such collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency. In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or any collateral securing the Secured Obligations, the cost of which shall be paid by the Borrower.

Notwithstanding anything to the contrary herein, the enforcement of Liens or other remedies with respect to the Collateral and the DIP Collateral shall be subject in all respects to the DIP Orders and the Remedies Notice Period (as defined in the applicable Order).

Section 9.7.    Other Remedies. The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise,

to which the Lenders may be entitled. The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

In addition, the Administrative Agent shall be entitled to exercise remedies, pursuant to the Loan Documents, against collateral securing the Secured Obligations, on behalf of any Affiliate of a Lender that holds Secured Obligations, and no Affiliate of a Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8.    Application of Proceeds.

(a)    [Reserved].

(b)    ~~(a)~~ Payments ~~Prior to Exercise of Remedies. Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents~~Subsequent to Petition Date. After the Petition Date, all monies received by the Administrative Agent ~~in connection with the Obligations~~ shall be applied ~~in accordance with Section 2.11(a)(iii) unless the application of such monies is~~, unless otherwise ~~set forth in this Agreement (such as~~ required by the terms of the other Loan Documents (including regularly scheduled payments of ~~principal,~~ interest and fees)~~; provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower~~  or by applicable law, as follows:

(i)    first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 ~~hereof~~of this Agreement and to the payment of Related Expenses~~.~~ to the Administrative Agent;

~~(b) Payments Subsequent to Exercise of Remedies. After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:~~

(ii)    second, to the payment pro rata of (A) interest accrued and unpaid with respect to the DIP Loans, (B) any fees then accrued and unpaid to the Administrative Agent with respect to the DIP Loans, and (C) any commitment fees, amendment fees and similar fees shared pro rata among the 2026 Term Loan Lenders under the Loan Documents that are then accrued and unpaid with respect to the DIP Loans;

(iii)    ~~(i) first~~third, to the payment of ~~all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 of this Agreement and to the payment of Related Expenses to the Administrative Agent;~~principal outstanding on the DIP Loans, on a pro rata basis to the 2026 Term Loan Lenders, based upon the total of each such Lender’s ratable share of the exposure under the DIP Loans, and all other remaining Obligations with respect to the DIP Loans;

(iv)    fourth, to the payment pro rata of (A) interest accrued and unpaid with respect to the Roll-Up Loans, (B) any fees then accrued and unpaid to the Administrative Agent with respect to the Roll-Up Loans, and (C) any commitment fees, amendment fees and similar fees shared pro rata among the 2026 Term Loan Lenders under the Loan Documents that are then accrued and unpaid with respect to the Roll-Up Loans;

(v)    fifth, to the payment of principal outstanding on the Roll-Up Loans, on a pro rata basis to the 2026 Term Loan Lenders, based upon the total of each such Lender’s ratable share of the exposure under the Roll-Up Loans, and all other remaining Obligations with respect to the Roll-Up Loans;

(vi)    ~~(ii) second~~sixth, to the payment pro rata of (A) interest accrued and unpaid with respect to the Prepetition 2026 Term Loans, (B) any fees then accrued and unpaid to the Administrative Agent with respect to the Prepetition 2026 Term Loans, and (C) any commitment fees, amendment fees and similar fees shared pro rata among the 2026 Term Loan Lenders under the Loan Documents that are then accrued and unpaid with respect to the Prepetition 2026 Term Loans;

(vii)    ~~(iii) third~~seventh, to the payment of principal outstanding on the Prepetition 2026 Term Loans, on a pro rata basis to the 2026 Term Loan Lenders, based upon the total of each such Lender’s ratable share of the exposure under the Prepetition 2026 Term Loans, and all other remaining Obligations with respect to the Prepetition 2026 Term Loans;

(viii)    ~~(iv) fourth~~eighth, to the payment pro rata of (A) interest then accrued and unpaid on the outstanding Loans (other than 2026 Term Loans), (B) any fees then accrued and unpaid to the Administrative Agent, (C) any fees then accrued and unpaid to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under the Loan Documents that are then accrued and unpaid, and (E) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 of this Agreement;

(ix)    ~~(v) fifth~~ninth, for payment of (A) principal outstanding on the Revolving Loans and the Term Loans (other than the 2026 Term Loans) and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon the total of each such Lender’s (a) Revolving Commitment Percentage and (b) ratable share of the Term Loan Exposure (other than under the 2026 Term Loans), provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (v), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subpart (v);

(x)    ~~(vi) sixth~~tenth, to any remaining Secured Obligations (other than unasserted contingent indemnity obligations); and

(xi)    ~~(vii)~~ finally, any remaining surplus after all of the Secured Obligations (other than unasserted contingent indemnity obligations) have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

Each Lender hereby agrees to promptly provide all information reasonably requested by the Administrative Agent regarding any Bank Product Obligations owing to such Lender (or affiliate of such Lender) or any Hedge Agreement entered into by a Company with such Lender (or affiliate of such Lender), and each such Lender, on behalf of itself and any of its affiliates, hereby agrees to promptly provide notice to the Administrative Agent upon such Lender (or any of its affiliates) entering into any such Hedge Agreement or cash management services agreement.

Notwithstanding any provision of this Article IX to the contrary, all parties hereto agree that on the Petition Date all Prepetition Obligations were accelerated and all Commitments (other than 2026 Term Loan Commitments during the DIP Commitment Period) were terminated and all exercises of remedies with respect to Loans and Obligations other than DIP Facility Obligations were stayed  to the extent pursuant to the Chapter 11 Cases and the Bankruptcy Code.

Article X

THE ADMINISTRATIVE AGENT

KeyBank National Association acted as administrative agent under the Existing Credit Agreement. Pursuant to Section 11.23 hereof, KeyBank National Association has resigned as administrative agent and U.S. Bank has agreed to act as administrative agent. The Lenders authorize U.S. Bank and U.S. Bank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 10.1.    Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.

Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2.    ERISA Matters. Each Lender as of the date hereof represents and warrants as of the date hereof to the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Credit Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Section 10.3.    Consultation With Counsel. The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

Section 10.4.    Documents. The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 10.5.    Administrative Agent and Affiliates. U.S. Bank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though U.S. Bank were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, U.S. Bank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), U.S. Bank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though U.S. Bank were not the Administrative Agent, and the terms “Lender” and “Lenders” include U.S. Bank and its affiliates, to the extent applicable, in their individual capacities.

Section 10.6.    Knowledge or Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 10.7.    Action by Administrative Agent. Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 10.8.    Release of Collateral or Guarantor of Payment; Lien Subordination. In the event of a merger, transfer of assets or other transaction permitted pursuant to Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) as in effect on the Thirteenth Amendment Effective Date where the proceeds of such merger, transfer or other transaction are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral (and any other collateral securing the Obligations) from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral (and any other collateral securing the Obligations) as is then (or has been) so transferred or released and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement. In addition, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) subordinate its Lien hereunder on any Collateral to the holder of any Lien on such Collateral to the extent such Lien is permitted under Section 5.9(a), (b), (e), or (f) as in effect on the Thirteenth Amendment Effective Date, and (ii) execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral or Guarantor authorized pursuant to the foregoing provisions of this

Section 10.8, without the need for further consent of any Lender ~~or any other Secured Party~~ (including in connection with the Tariff Sale).

Section 10.9.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent may engage such consultants, advisors and other agents or attorneys-in-fact in its sole discretion. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

Section 10.10.  Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to the total of their respective Commitment Percentages and ratable share of Term Loan Exposure, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10. The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

Section 10.11.  Successor Administrative Agent. The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders ~~(with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld)~~, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the

Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 10.12.  Issuing Lender. The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

Section 10.13.  Swing Line Lender. The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 10.14.  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.15.  No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 10.16.  Other Agents. The Administrative Agent shall have the continuing right, in consultation with the Borrower, from time to time to designate one or more Lenders (or its or their affiliates) as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “joint lead arranger”, “arrangers” or other designations for purposes hereof. Any such designation referenced in the previous sentence or listed on the cover of this Agreement shall have no substantive effect, and any such Lender and its affiliates so referenced or listed shall have no additional powers, duties, responsibilities or liabilities as a result thereof, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.

Article XI

MISCELLANEOUS

Section 11.1.    Lenders’ Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

Section 11.2.    No Waiver; Cumulative Remedies. No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3.    Amendments, Waivers and Consents.

(a)    General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders or the Required DIP Lenders, as applicable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    Exceptions to the General Rule. Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i)    Consent of Affected Lenders Required. No amendment, modification, waiver or consent shall (A) extend or increase the Commitment of any Lender without the written consent of such Lender, (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or Letter of Credit reimbursement obligations or commitment fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3) or the stated rate of commitment fees payable hereunder, without the consent of each Lender directly affected thereby, (D) change the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, without the consent of each Lender directly affected thereby, (E) without the unanimous consent of the applicable Lenders, change any percentage voting requirement, voting rights, or the Required Lenders or Required DIP Lenders definition in this Agreement, (F) other than in connection with the DIP Facility (including any increase thereof), without the unanimous consent of the Lenders, release the Borrower or any Guarantor of Payment or of any material amount of collateral securing the Secured Obligations, or subordinate the priority of the Administrative Agent’s Lien on all or any part of the Collateral, except in connection with a transaction specifically permitted hereunder as provided in Section 10.8 hereof as in effect on the Thirteenth Amendment Effective Date, or subordinate the payment of the Obligations, or amend, modify or waive Section 5.32 ~~or~~, (G) without the unanimous consent of the Lenders, amend ~~the definition of “Agreed Currency”,~~ this Section 11.3, or Section ~~2.13,~~ 9.5 or 9.8 hereof, or (H) amend or modify the DIP Superpriority Claim status of the Lenders under the Orders or under any Loan Document without the written consent of each 2026 Term Loan Lender directly and adversely affected thereby.

(ii)    Provisions Relating to Special Rights and Duties. No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. Each Administrative Agent Fee Letter may be amended or modified by the Administrative Agent and the Borrower without the consent of any other Lender. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(iii)    Technical and Conforming Modifications. Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (A) if such modifications are not adverse to the Lenders and are requested by Governmental Authorities, (B) to cure any ambiguity, defect or inconsistency or (C) if such modifications are not adverse to the Lenders and are updates to disclosure Schedules previously delivered by the Borrower, including without limitation updates to Schedules 6.1, 6.5, 6.9, 6.11, 6.16, 6.17 or 6.19.

(c)    Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders is required, but only the consent of Required Lenders or Required DIP Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may (and shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d)    Generally. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders. Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4.    Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and:

(a)    if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement;

(b)    if to the Administrative Agent, mailed or delivered to it at U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03L, Minneapolis, MN 55402, Attention: Beth Correll, Agent Deal Administrator, Facsimile: 612-303-3851, Email: ~~elizabeth.correll@usbank.com,~~elizabeth.correll@usbank.com, with a copy to ~~agencyserviceslcmshared@usbank.com,~~agencyserviceslcmshared@usbank.com, and with a copy to U.S. Bank National Association, ~~800 Nicollet Mall, BC-MN-H03N~~200 S 6th Street, Minneapolis, MN 55402, Attention: ~~Conan Schleicher~~Mark Hattling, Senior Vice President, ~~Portfolio~~Relationship Manager, Email: ~~conan.schleicher@usbank.com;~~mark.hattling1@usbank.com;

(c)    if to U.S. Bank National Association, in its capacity as Issuing Lender, mailed or delivered to it at U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03L, Minneapolis, MN 55402, Attention: Julie M. Seaton, International Banking Officer, Facsimile: 612.303.5226, Email: julie.seaton@usbank.com;

(d)    if to a Lender, mailed or delivered to it at its address (or facsimile number) set forth in its Administrative Questionnaire;

or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.

All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received. For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5.    Costs, Expenses and Documentary Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) out-of-pocket expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including attorneys’ fees and expenses, in connection with the restructuring, workout or enforcement of the Secured Obligations, this Agreement or any other Related Writing. The Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees. In addition to, and not in limitation of the foregoing or any other provision of this Agreement or any other Loan Document, the Borrower (a) acknowledges that the Administrative Agent may from time to time engage advisors, consultants and other agents on terms and conditions acceptable to the Administrative Agent, in each case at the Borrower’s expense, (b) agrees to, and shall cause the other Credit Parties and its and their respective officers, employees, agents and advisors to, cooperate at all times with such advisors, consultants and other agents and to provide all information reasonably requested by such advisors, consultants and other agents, and (c) agrees to promptly (and in any event within the timeframe and in accordance with the payment instructions set forth in any invoice) pay, or reimburse the Administrative Agent for, all costs, fees and expenses of such advisors, consultants and other agents of the Administrative Agent. All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6.    Indemnification. The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document (including the execution of any Loan Document using an electronic signature platform not provided by the Administrative Agent) or any actual or proposed use of proceeds of the Loans or any of the Secured Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent or any other party shall have the right to be indemnified under this Section 11.6 for (a) its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, (b) such party’s material breach of its obligations under this Agreement or any other Loan Document or Related Writing or (c) disputes solely among such parties not arising from or in connection with any action or omission of any Company or any of their Affiliates. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

Section 11.7.    Obligations Several; No Advisory or Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, any arranger and any book runner and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, any arranger and any book runner and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, any arranger and any book runner and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any arranger and any book runner nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, any arranger and any book runner and each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any arranger and any book runner nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any arranger and any book runner and each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.8.    Execution in Counterparts; Electronic Execution of Assignments; Electronic Records.

(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(b)    The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including E-SIGN or any other state laws based on the Uniform Electronic Transactions Act.

(c)    The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.

Section 11.9.    Binding Effect; Borrower’s Assignment. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.

Section 11.10.  Lender Assignments.

(a)    Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Defaulting Lender), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv) such Lender’s interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or (c) or Section 9.5 hereof.

(b)    Prior Consent. No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the ~~Borrower and the~~ Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender)~~, which consent of the Borrower shall not be unreasonably withheld; provided that (i) the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist and (ii) the Borrower shall be deemed to have granted its consent unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof~~. Anything herein to the contrary notwithstanding, any Lender may at any time make a pledge or collateral assignment of all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, as applicable, provided that no such pledge or assignment shall release such assigning Lender from its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

(c)    Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor’s Commitment or Term Loans, as applicable, and interest herein, or the entire amount of the assignor’s Commitment or Term Loans, as applicable, and interest herein.

(d)    Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

(e)    Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.

~~(f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY, Form W-8BEN, or Form W-8BEN-E, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W-8ECI, Form W-8IMY, Form W-8BEN, or Form W-8BEN-E, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.~~

(f)    [Reserved].

(g)    Deliveries by Borrower. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.

(h)    Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10,

(i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

(i)    Administrative Agent to Maintain Register. Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.11.  Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:

(a)    any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)    the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d)    such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

(e)    no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:

(i)    increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period or the DIP Commitment Period, without the written consent of each Participant affected thereby; or

(ii)    reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

Section 11.12.  Replacement of Affected Lenders. Each Lender agrees that, during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the ~~Borrower (unless an Event of Default shall exist) and the~~ Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13.  Patriot Act Notice. Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.

Section 11.14.  Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.15.  Investment Purpose. Each of the Lenders represents and warrants to the Borrower that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.16.  Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to any provisions of any Administrative Agent Fee Letter, that by their terms survive the termination thereof, in each case, which shall remain in full force and effect after the Closing Date).  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control. To the extent that any specific provision hereof is inconsistent with any of the Orders, the Interim Order or the Final Order (as applicable) shall control.

Section 11.17.  Limitations on Liability of the Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Issuing Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or

(ii) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.18.  General Limitation of Liability. No claim may be made by any Credit Party or any other Person against any Company, the Administrative Agent, the Issuing Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Issuing Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor and regardless of whether any Company, any Lender, Issuing Lender, or the Administrative Agent has been advised of the likelihood of such loss of damage.

Section 11.19.  No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.20.  Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.21.  Governing Law; Submission to Jurisdiction.

(a)    GOVERNING LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)    SUBMISSION TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR TO ENFORCE RIGHTS AND REMEDIES IN RESPECT OF COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ISSUING LENDER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

(c)    WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 11.22.  Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (i) clause (i) of Section 11.22(a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of Section 11.22(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.23.  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 11.24.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

Section 11.25.  Erroneous Payments.

(a)    If the Administrative Agent notifies a Lender, Issuing Lender or other holder of any Obligations (each, a “Lender Party”) or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.25(b).

(c)    Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 11.25(a) or under the indemnification provisions of this Agreement.

(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Credit Party for the purpose of making such Erroneous Payment.

(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.

(f)    Each party’s agreements under this Section 11.25 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

Section 11.26.  Amendment and Restatement; Agency Transfer; New Lenders.

(a)    The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.2, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents~~,~~ and (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s credit exposure and outstanding Loans hereunder reflects such Lender’s ratable share of the outstanding aggregate credit exposure on the Closing Date ~~and (d) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any “Eurocurrency Loans” as defined herein prior to the Eighth Amendment Effective Date (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above~~, in each case on the terms and in the manner set forth in Section 3.3 hereof.

(b)    Each of the parties hereto agrees that, notwithstanding the requirements of Article X of this Agreement, effective as of the Closing Date, but subject to the satisfaction of the conditions precedent set forth in Section 4.2, (a) KeyBank National Association has resigned as Administrative Agent under this Agreement and the other Loan Documents, and (b) U.S. Bank is hereby appointed (and U.S. Bank accepts such appointment) as Administrative Agent under this Agreement and the other Loan Documents. KeyBank National Association is discharged from its duties and obligations under this Agreement and under the other Loan Documents as Administrative Agent; provided that, notwithstanding the effectiveness of such resignation, the provisions of Article X of this Agreement and similar provisions in the other Loan Documents shall continue in effect for KeyBank National Association in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under the Existing Credit Agreement. U.S. Bank, acting as Administrative Agent, shall bear no responsibility for any actions taken or omitted to be taken by KeyBank National Association while it served as Administrative Agent under or in connection with the Existing Credit Agreement, and KeyBank National Association shall bear no responsibility for any actions taken or omitted to be taken by U.S. Bank acting as Administrative Agent on and after the Closing Date. The parties hereto agree that all Liens in favor of the Administrative Agent run in favor of U.S. Bank acting in such capacity upon the effectiveness hereof.

(c)    By its execution hereof, each of the following is becoming a party to this Agreement as a Lender: Bank of America, N.A. and Fifth Third Bank (each a “New Lender”). Each New Lender agrees that it constitutes a Lender under this Agreement and the other Loan Documents and shall be bound by the provisions of this Agreement and the other Loan Documents. Each New Lender’s Revolving Credit Commitment appears in Schedule 1 hereto. Each New Lender acknowledges and agrees that it has received a copy of this Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Administrative Agent or any other Lender. Each New Lender confirms it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Signature Pages on file with the Administrative Agent]

EXHIBIT D

List of Additional Closing Deliverables

Attached

LIST OF CLOSING DOCUMENTS

SLEEP NUMBER CORPORATION

FOURTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

1.	The Amendment.

2.	Certificate of the Secretary or Authorized Officer of each Credit Party, attesting to, attaching or certifying, as the case may be, (i) a copy of the corporate (or equivalent) resolution of such Credit Party authorizing the execution, delivery and performance of the Amendment and the other Loan Documents to which it is a party, (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers such Credit Party authorized to execute the Amendment and the other Loan Documents to which it is a party, (iii) a certificate of good standing (or the equivalent thereof) certified by the Secretary of State or equivalent body in the applicable jurisdiction of organization, (iv) the Organizational Documents of such Credit Party certified by the Secretary of State or equivalent body in the applicable jurisdiction of organization and (v) that the representations and warranties contained in Article VI of the Amended Credit Agreement and in each other provision of any Loan Document shall be true, correct and complete in all material respects as if made on and as of the Amendment Effective Date except to the extent that any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date) (without duplication of any materiality qualifiers with respect to any such representation or warranty already qualified by materiality or Material Adverse Effect).

3.	Copies of all orders to be entered by the Bankruptcy Court in the Chapter 11 Cases pertaining to cash management, adequate protection, and all other “first day” relief, and all motions and other documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent.

4.	A copy of the Interim DIP Order entered by the Bankruptcy Court in the Chapter 11 Cases, in form and substance reasonably satisfactory to the Administrative Agent, authorizing and approving the DIP Facility and granting continued use of cash collateral and the transactions contemplated thereby, which Interim DIP Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed, or subject to a stay pending appeal or otherwise challenged and the Credit Parties shall be in compliance with the Interim DIP Order.

5.	A copy of a duly executed and delivered Stalking Horse Asset Purchase Agreement attached to the Bidding Procedures Motion as Exhibit B (the “Stalking Horse APA”) by and between the Borrower (and/or one or more of its Credit Party affiliates, as applicable) and a stalking horse purchaser, in form and substance reasonably acceptable to the Administrative Agent, and which Stalking Horse APA shall be in full force and effect (subject to Bankruptcy Court approval).

6.	A copy of the DIP Budget for the 8-week period beginning June 15, 2026.

7.       A copy of a motion to be filed with the Bankruptcy Court in the Chapter 11 Cases seeking entry of an order approving the bidding procedures and all bid protections related thereto in form and substance reasonably acceptable to the Administrative Agent.

8.       A Notice of Loan received at least one (1) Business Day prior to proposed date of borrowing in form and substance reasonably satisfactory to the Administrative Agent.

9.	The Credit Parties and the transactions contemplated by this Amendment and the DIP Orders shall be in compliance in all material respects with all applicable laws and regulations.

10.	The Administrative Agent shall have received all documentation and other information that the Administrative Agent reasonably requests in order to comply with the 2026 Term Loan Lenders’ ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case to the extent requested in writing to the Credit Parties on or prior to June 12, 2026.

11.	The Administrative Agent shall have received copies of all necessary and material governmental and third-party consents and approvals (if any) necessary in connection with this Amendment and the transactions contemplated hereby, after giving effect to the entry of the Interim DIP Order and any other order of the Bankruptcy Court.

For the avoidance of doubt, and notwithstanding any other provision of this Amendment, with respect to conditions 3, 4, 5, 6, 7 and 8, the draft motions, orders and budgets, executed Stalking Horse APA and Notice of Loan delivered to the Administrative Agent prior to the Petition Date are satisfactory to the Administrative Agent.